Exhibit 10.2
Portions of this exhibit that have been marked by [***] have been omitted because the Registrant has determined they are not material and would likely cause competitive harm to the Registrant if publicly disclosed.
EXECUTION VERSION

AMENDED AND RESTATED MASTER LEASE AND SECURITY AGREEMENT
Between
The Entities That Are Signatories Hereto As “Landlord”,
as Landlord
and
The Entities That Are Signatories Hereto As “Tenant”,
as Tenant
July 26, 2020

Table of Contents
Section    Page

1. Defined Terms	1
2. Premises; Single Lease; Lease Combination and Amendment and Restatement	1
2.1. Premises	1
2.2. Single Lease	2
2.3. Amendment and Restatement	2
3. Term	3
3.1. Initial Term	3
3.2. Renewal Terms	3
3.3. Term Defined	3
4. Rent	4
4.1. Minimum Rent, Adjustments	4
4.2. Additional Rent	5
4.3. [Reserved]	6
4.4. Tax and Insurance Escrow	6
4.5. Absolute Net Lease	9
4.6. Payment Method	9
5. Operating Covenants	9
5.1 Insurance	9
5.2. Permitted Use	13
5.3. Tenant Property	14
5.4. Authorizations	14
5.5. Compliance with Requirements, Third Party Payor Programs and Permitted Encumbrances	15
5.6. Preservation of Business	17
5.7. Hazardous Materials	17
5.8. Financial, Management and Regulatory Reports	18
5.9. Intentionally Deleted	18
5.10. Negative Covenants	18
5.11. Furnish Information	19
5.12. Further Assurances	20
5.13. No Impairment	20
5.14. Permitted AR Financing	20
5.15. No Liens	20
6. Condition and Maintenance of the Premises	20
6.1. Acceptance “AS IS”	20
6.2. Tenant’s Maintenance Obligations	21
6.3. Upgrade Expenditures	21

1

6.4. Alterations	25
6.5. Minimum Rent Increases	26
6.6. Granting of Easements and Licenses	27
7. Events of Default; Remedies	28
7.1. Master Lease Events of Default	28
7.2. Facility Defaults	30
7.3. Landlord Termination Right	31
7.4. Remedies	32
8. Obligations of Tenant on Expiration or Early Termination of the Lease	35
8.1. Surrender of Possession	35
8.2. Transition of Operations	36
8.3. Facility Termination	38
8.4. Tenant Property	39
8.5. Holding Over	39
8.6. Survival	39
9. Certain Landlord Rights	39
9.1. Landlord’s Security Interest and Financing Statements	39
9.2. Entry and Examination of Records	40
9.3. Estoppel Certificates	40
9.4. Conveyance Release	40
9.5. Landlord’s Financing	41
10. Assignment and Subletting	41
10.1. Prohibition on Transfer	41
10.2. Effect of any Unapproved Transfer	41
10.3. Permitted Transfers	41
10.4. Rights of Landlord	42
10.5. Transfer Defined	42
10.6. Subleases	42
11. Damage and Destruction	43
11.1. Notice of Property Loss	43
11.2. Substantial Destruction	43
11.3. Partial Destruction	44
11.4. Restoration	44
11.5. Disbursement of Insurance Proceeds	45
11.6. Insufficient Proceeds/Risk of Loss	45
11.7. Landlord’s Inspection	46
11.8. Not Trust Funds	46
11.9. Waiver	46
11.10. Facility Mortgagee	46
12. Condemnation	46

2

12.1. Total Taking	46
12.2. Partial Taking	47
12.3. Restoration	47
12.4. Temporary Taking	47
12.5. Waiver	47
13. Indemnification by Tenant	47
13.1. Indemnity	47
13.2. Indemnity Claims Process	48
13.3. Survival of Indemnity	48
13.4. Waiver of Subrogation	49
14. Combination of Leases and New Leases	49
14.1. Combination of Leases	49
14.2. New Lease	49
15. Miscellaneous	49
15.1. Attorneys’ Fees	49
15.2. Non-Recourse	49
15.3. General REIT Provisions	49
15.4. Prohibited Transactions	50
15.5. Personal Property REIT Requirements	50
15.6. Impermissible Services REIT Requirements	50
15.7. Waiver of Jury Trial	51
15.8. Notices	51
15.9. Interpretation	52
15.10. Time of the Essence	52
15.11. Severability	52
15.12. General Terms	52
15.13. Governing Law	52
15.14. Anti-Terrorism Representations	53
15.15. Notice to the Department of Health	53
15.16. Confidentiality	53
15.17. Permitted Contests	54
15.18. Landlord Restructuring Right	55
15.19. State Specific Provisions	55

3

EXHIBITS AND SCHEDULES

Defined Terms.....................................................................................................................Exhibit A

Real Property Legal Description..........................................................................................Exhibit B

Landlord Personal Property..................................................................................................Exhibit C

Fair Market Rental...............................................................................................................Exhibit D

Form OTA............................................................................................................................Exhibit E

Financial, Management and Regulatory Reports..................................................................Exhibit F

Restrictive Covenants..........................................................................................................Exhibit G

Combination of Leases and New Leases; Proportionate Shares..........................................Exhibit H

Request Form........................................................................................................................Exhibit I

[Reserved]............................................................................................................................Exhibit J

Form of Subordination of Management Agreement.............................................................Exhibit K

Sale Facilities.......................................................................................................................Exhibit L

Facility Information...........................................................................................................Schedule 1

Authorizations and Licensed Units/Beds.......................................................................Schedule 1A

[Reserved]..................................................................................................................Schedule 2.3.1

Site Specific Provisions...............................................................................................Schedule 2.3.5

[Reserved]..................................................................................................................Schedule 4.1.5

[Reserved]..................................................................................................................Schedule 4.1.6

[Reserved].....................................................................................................................Schedule 4.6

4

Facilities Previously Under Existing Lease with no Vehicle Conveyance.......................Schedule 5.3

Affiliate Management Agreements............................................................................Schedule 5.10.1

Illustrative Example of Upgrade Expenditures Provisions...........................................Schedule 6.3.5

Upgrade Expenditures..............................................................................................Schedule 6.3.5.2

[Reserved]...............................................................................................................Schedule 6.5.5.9

Form of Guaranty Reaffirmation................................................................................Schedule 7.2.7

5

AMENDED AND RESTATED MASTER LEASE AND SECURITY AGREEMENT
This AMENDED AND RESTATED MASTER LEASE AND SECURITY AGREEMENT (this “Lease”) is entered into as of July 26, 2020 (the “Effective Date”) by and among each of the entities identified on Schedule 1 as a Landlord (individually and collectively, “Landlord”), and each of the entities identified on Schedule 1 as a Tenant (individually and collectively, “Tenant”).
WHEREAS, Landlord and Tenant entered into that certain Master Lease and Security Agreement dated as of April 26, 2018, as amended by that certain Amendment No. 1 to Master Lease and Security Agreement effective as of September 1, 2018, that certain Amendment No. 2 to Master Lease and Security Agreement dated as of April 22, 2019, that certain Amendment No. 3 to Master Lease and Security Agreement dated as of May 1, 2019, that certain Amendment No. 4 to Master Lease and Security Agreement dated as of September 26, 2019, that certain Amendment No. 5 to Master Lease and Security Agreement dated as of December 9, 2019, that certain Amendment No. 6 to Master Lease and Security Agreement dated as of March 4, 2020 and that certain Amendment No. 7 to Master Lease and Security Agreement dated as of July 1, 2020 (the “Original Master Lease”);
NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements set forth in this Lease, Landlord and Tenant do hereby amend and restate the Original Master Lease as follows:
1.Defined Terms. For all purposes of this Lease, (a) except as otherwise expressly provided, all accounting terms not otherwise defined in this Lease have the meanings assigned to them under GAAP and (b) words whose initial letters are capitalized are defined terms. When used in this Lease, defined terms shall have the meaning set forth on Exhibit A to this Lease or as defined elsewhere in this Lease and include the plural as well as the singular.
2.Premises; Single Lease; Lease Combination and Amendment and Restatement.
2.1. Premises. Subject to the Permitted Encumbrances and the terms and conditions of this Lease, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the real property legally described on Exhibit B, the improvements located thereon (each a “Facility”, and collectively, the “Facilities”) and the personal property owned by Landlord and located therein (and specifically excluding the Excluded Property and the Excluded Vehicles, which shall at all times be and remain the sole property of Tenant, subject to the other terms of this Lease ) (the “Landlord Personal Property”) as described on Exhibit C, with each such Facility to be used in accordance with and for the purposes set forth in Section 5.2. All of the real property, Facilities and Landlord Personal Property is hereinafter collectively referred to as the “Premises” and business conducted at the Premises is hereinafter referred to as the “Business”. Landlord and Tenant acknowledge that Tenant may elect to require Landlord to market for sale the Sale Facilities, and that, upon any such sale, this Lease shall terminate as to the applicable Sale Facility(ies), in each case pursuant to the terms of Exhibit L.
2.2. Single Lease. Tenant and Landlord acknowledge and agree that this Lease constitutes a single, indivisible lease of all of the Premises, and together the Premises constitute a single economic unit. Landlord has agreed to all the provisions of this Lease, including Minimum Rent, Additional Rent and other amounts payable hereunder, based on the intent to lease all of the Premises as a single and inseparable transaction, and such provisions would have been materially different had the parties intended to enter into separate leases or a divisible lease. Tenant hereby knowingly waives and relinquishes all of its rights (a) under Section 365 (11 U.S.C. § 365) of the Federal Bankruptcy Code or any successor or replacement thereof or any analogous state or federal law, to assume, reject or assign, selectively or individually, the right to lease any of the Facilities covered by this Lease separately from the other Facilities covered by this Lease and (b) to assert that this Lease is anything other than a single, indivisible lease of all of the Premises or anything other than a single and inseparable transaction. Tenant further acknowledges and agrees that the existence of multiple landlords, and multiple tenants, under this Lease, and the existence of provisions within this Lease that allocate shares of the Minimum Rent among the Facilities included in the Premises, do not supersede or affect the parties’ clear, fundamental and material intention that this Lease is and constitutes a single, indivisible lease of all of the Premises and a single and inseparable transaction; provided, however, the terms of the foregoing Section 2.2 are subject to Landlord’s obligation to sell the Sale Facilities as provided herein and pursuant to Exhibit L, and each and every other provision of this Lease that permits or provides for the removal of a Facility and partial termination of this Lease with respect to any Facility.
2.3. Amendment and Restatement.
2.3.1 Amendment and Restatement. Each of the Persons that is included within the terms “Landlord” and “Tenant” under this Lease acknowledges and agrees that, as of immediately prior to the Effective Date, it is a landlord or a tenant under the Original Master Lease.
2.3.2 Assumption by Landlord. Each Person that is included within the term “Landlord” hereby joins in and agrees to be bound by this Lease as a Landlord hereunder and hereby assumes all of the liabilities and obligations of a Landlord under this Lease arising from and after the Effective Date.
2.3.3. Assumption by Tenant. Each Person that is included within the term “Tenant” hereby joins in and agrees to be bound by this Lease as a Tenant hereunder, hereby assumes all of the liabilities and obligations of a Tenant under this Lease arising from and after the Effective Date and, as further provided in Section 15.11 hereof, hereby agrees that it is and shall be jointly and severally liable for all liabilities and obligations of Tenant under this Lease.

2.3.4. Certain Effects of the Lease Combination under the Original Master Lease. Effective as of the Effective Date of the Original Master Lease and without limitation of the other provisions of this Lease, Landlord and Tenant hereby re-confirm that:
2.3.4.1 Notwithstanding anything to the contrary contained in this Lease, (i) those certain Facilities commonly known as Brookdale Santa Fe in Santa Fe, New Mexico, Brookdale Allenmore in Tacoma, Washington, and Brookdale Mt. Hood in Gresham, Oregon, remain subject to Ground Leases, and (ii) Landlord and Tenant acknowledge and agree that, with respect to each such Facility and for so long as the Ground Lease pertaining to such Facility remains in effect, (a) the lessee under the Ground Lease applicable to such Facility (all such Ground Lease lessees collectively, the “Ground Lease Facility Landlords”) is and shall remain, until the applicable ground lessor shall otherwise agree, the sole ground lessee under such Ground Lease notwithstanding the master lease nature of this Lease, and no other Person constituting “Landlord” hereunder shall be deemed a ground lessee under such Ground Lease or be deemed to have assumed any rights or obligations under such Ground Lease, (b) the Person listed on Schedule 1 as the “Tenant” with respect to such Facility (all such Persons, collectively, the “Ground Lease Facility Tenants”) is and shall remain the sole ground sublessee of such Facility, until the ground lessor shall otherwise agree (other than residents or patients of such Facility and sub-sublessees permitted by the terms of such Ground Lease), and no other Person constituting “Tenant” hereunder shall be deemed a ground sublessee under such Ground Lease or be deemed to have assumed any rights or obligations under this Lease with respect to such Ground Lease; provided, however, that the terms of this clause (b) shall not be deemed to limit the obligations of Guarantor under the Guaranty with respect to any such Facility or Tenant, and (c) this Lease, as it relates to each such Facility, constitutes a continuation of the Existing Lease (as defined in the Original Master Lease) and respective Existing ARLs/Documents (as defined in the Original Master Lease) that relate to such Facility.
2.3.5 Site Specific Provisions. Tenant and Landlord shall continue to be bound by the provisions set forth in Schedule 2.3.5 attached hereto as to the Facilities to which they relate, as specified in such Schedule 2.3.5.
3.Term.
3.1. Initial Term. The initial term (the “Initial Term”) of this Lease shall be deemed to have commenced, with respect to each Facility, on the commencement date that is applicable to such Facility as provided in the Existing Lease that applied to such Facility prior to the Effective Date of the Original Master Lease and shall end at 11:59:59 p.m. on December 31, 2025.
3.2. Renewal Terms. Provided there is not an existing and continuing Master Lease Event of Default under this Lease as of the date of delivery of the Renewal Notice or on the first day of the Renewal Term, and subject to the terms of Exhibit H, Tenant shall have the option to extend this Lease for 2 renewal terms (each, a “Renewal Term" and collectively, the “Renewal Terms”) of 10 years each, commencing upon the expiration of the Initial Term or the then applicable Renewal Term, upon the terms and conditions of this Lease. To exercise the option as to any Renewal Term, subject to the terms of Exhibit H, Tenant shall deliver to Landlord notice (each, a “Renewal Notice”) of Tenant’s intention to exercise such extension no earlier than 18 months, and no later than 13 months, before the end of the Initial Term or the then current Renewal Term.
3.3. Term Defined. When used in this Lease, the “Term” includes the Initial Term and all Renewal Terms for which Tenant has extended this Lease pursuant to this Section 3 and any extension by Landlord pursuant to Section 8.2.5 and any extension pursuant to Section 5.7 with respect to the applicable Facility(ies) subject to such extension pursuant to Section 5.7 (unless Landlord otherwise so elects).
4.Rent.
4.1. Minimum Rent, Adjustments. During the Term, Tenant shall pay to Landlord as minimum rent (“Minimum Rent”) the amounts set forth in this Section 4.1.
4.1.1. Minimum Rent. Commencing on July 1, 2020 the Minimum Rent shall be at the rate of $85,367,193.71 per annum (with Minimum Rent for the period between July 1, 2020 and December 31, 2020 prorated accordingly). Minimum Rent shall be increased during the Term pursuant to Section 4.1.2. Minimum Rent shall be payable in 12 equal monthly installments on the 21st day of each month during the Term with each such payment being attributable to the month in which such payment is made (i.e., in arrears for the first 20 days of the month and in advance for the remainder of such month), and shall be in addition to all other amounts payable by Tenant to Landlord under this Lease. As of the Effective Date, Schedule 1 includes, with respect to each Facility, the proportionate share of Minimum Rent allocated to such Facility (the “Proportionate Share”), which Proportionate Share is expressed as a percentage (to two decimal places). For each Lease Year, subject to adjustment as otherwise provided in this Lease, the respective Proportionate Share of such Minimum Rent applicable to each Facility shall be as set forth on a revised Schedule 1 to be attached hereto and made a part hereof.
4.1.2. Adjustments to Minimum Rent. On January 1, 2022 and on January 1 of each Lease Year thereafter (subject to Section 4.1.3 below), the Minimum Rent for such Lease Year shall be an amount equal to the sum of:
4.1.2.1. the annual Minimum Rent that was in effect with respect to the Premises as of the end of the immediately preceding Lease Year, plus
4.1.2.2. the product of the annual Minimum Rent referenced in Section 4.1.2.1 above multiplied by 3%.
4.1.3. Minimum Rent for First Lease Year of Each Renewal Term. Notwithstanding anything in Section 4.1.2 to the contrary, Minimum Rent for the first Lease Year of each Renewal Term, if any, shall be the greater of (a) the Fair Market Rental of the

Premises as established pursuant to the terms of Exhibit D or (b) the increased Minimum Rent for such Lease Year as determined pursuant to Section 4.1.2, and such Minimum Rent shall be allocated to the Facilities as jointly determined by Landlord and Tenant in their commercially reasonable discretion and Schedule 1 shall be amended accordingly to reflect the revised Proportionate Share applicable to each Facility. In the event that Landlord and Tenant are unable to agree on an allocation of Minimum Rent in such first Lease Year of any Renewal Term, the Proportionate Share allocable to each Facility then subject to this Lease shall remain unchanged from the Proportionate Share allocated to such Facility immediately prior to such Renewal Term.
4.1.4. Additional Adjustment of Minimum Rent. If the Premises are owned by a real estate investment trust or an entity owned directly or indirectly by a real estate investment trust (other than a taxable real estate investment trust subsidiary), then Landlord and Tenant agree that all Minimum Rent paid to Landlord under this Lease are intended to qualify as “rents from real property” within the meaning of Section 856(d) of the Internal Revenue Code of 1986, as amended (the “Code”) and any regulations promulgated thereunder. Should the Code or such regulations, or interpretations of them by the Internal Revenue Service, be changed in a manner which causes the Landlord to have reasonable doubt that any or all of the Minimum Rent qualifies as “rent from real property” for the purposes of Section 856(d) of the Code and such regulations, other than by reason of the application of Section 856(d)(2)(B) of the Code, then Landlord may adjust Minimum Rent so that it will qualify, provided, however, that any adjustments required pursuant to this Section shall be made so as to produce the equivalent (in economic terms) Minimum Rent as payable prior to the adjustment, and for the avoidance of doubt, no such changes will have the effect of increasing, in the aggregate or in present value terms, Tenant’s payment obligations under this Lease.
4.2. Additional Rent. In addition to Minimum Rent, Tenant shall pay and discharge as and when due and payable the following and other amounts payable by Tenant to Landlord under this Lease other than Minimum Rent (collectively, “Additional Rent”):
4.2.1. Taxes; Other Charges. Subject to Section 4.4, Tenant shall pay and discharge all Taxes and Other Charges assessed against the Premises and/or the Business prior to delinquency or imposition of any fine or penalty (“Penalty”). Tenant may pay the Taxes and Other Charges in permitted installments (whether or not interest accrues on the unpaid balance) when due and before any Penalty. Each party has the right, but not the obligation, in good faith to protest or contest (a “Protest”) in whole or in part (a) the amount or payment of any Taxes or Other Charges and (b) the existence, amount or validity of any Lien by appropriate proceedings sufficient to prevent its collection or other realization and the sale, forfeiture or loss of any portion of the Premises or Rent to satisfy it (as long as Tenant provides Landlord with reasonable security to assure the foregoing (which shall include a posting a bond)). Tenant shall diligently prosecute any such Protest instituted by Tenant at its sole cost and expense and pay such Taxes, Other Charges or Liens before the imposition of any Penalty. Landlord will cooperate fully in any Protest, subject to Tenant’s obligations under Section 4.2.3.

4.2.2. Insurance Premiums. Subject to the provisions of Section 4.4, Tenant shall pay all premiums for the insurance coverage required by Section 5.1.
4.2.3. Other Landlord Expenses. Tenant shall pay, on behalf of Landlord, or reimburse Landlord for, all out-of-pocket costs or expenses paid or incurred by Landlord, including reasonable attorneys’ fees (collectively, such expenses, “Other Landlord Expenses”), in connection with any of the following activities undertaken by, or on behalf of, Landlord under this Lease:
4.2.3.1. The review, execution, negotiation or delivery of any consent, waiver, or approval requested of Landlord by Tenant under this Lease (other than as excluded in this Section 4.2.3.1), including any request for consent to a Transfer (including in connection with a Transfer permitted by Section 10.3.3) or any so-called “landlord’s waiver”; provided, however, notwithstanding the foregoing, Tenant is not required to pay any such costs or expenses (a) arising out of or in connection with any Change of Control or (b) for consent or approval of or review by Landlord or its representatives of any Alterations or other improvements including any plans and specifications in connection therewith and including any Restoration Plans and Specifications.
4.2.3.2. (i) Any assistance provided by Landlord at Tenant’s request in connection with a Protest pursuant to Section 4.2.1, and (ii) any Protest pursued solely by Landlord but only to the extent such costs and expenses are less than or equal to the amount of any tax reduction obtained by Landlord as a result of such Protest; and
4.2.3.3. The review, execution, negotiation or delivery of any intercreditor agreement (or any amendment or supplement thereto) permitted pursuant to Section 5.14.
4.2.4. Late Charges. The late payment of Rent or other amounts due under this Lease will cause Landlord to lose the use of such money and incur administrative and other expenses not contemplated under this Lease. While the exact amount of the foregoing is extremely difficult to ascertain, the parties agree that, as a reasonable estimate of fair compensation to Landlord, if any Rent or other amount is not paid within (a) five days after the due date for such payment, then Tenant shall thereafter pay to Landlord on demand a late charge equal to 5% of such delinquent amounts and (b) 10 days after the due date for such payment, such unpaid amount shall accrue interest from such due date at the Agreed Rate until paid.
4.2.5. Reimbursement. Any costs or expenses paid or incurred by Landlord on behalf of Tenant that constitute Additional Rent shall be reimbursed by Tenant to Landlord within 10 days after the presentation by Landlord to Tenant of invoices for such Additional Rent.
4.3. [Reserved.]

4.4. Tax and Insurance Escrow.
4.4.1. Suspension of Obligation. Notwithstanding anything to the contrary contained in this Section 4.4, Tenant shall not be required to make or maintain any Escrow Deposits, and Tenant’s obligation to make Escrow Deposits (as defined below) pursuant to the provisions of this Section 4.4 shall be suspended if and for so long as no Key Provisions Event of Default has occurred. Subject to the terms of Section 4.4.2, upon the occurrence of Key Provision Event of Default, Tenant shall, within 10 Business Days after notice from Landlord, deposit such amounts as Landlord reasonably determines to be required to cause the Escrow Deposits (defined below) to be funded at levels that ensure that such Escrow Deposits, taking account of the monthly Escrow Deposits required by the below provisions of this Section 4.4, are adequate to pay 100% of the anticipated expenses to which such Escrow Deposits relate for the 12-month period from and after such deposit date.
4.4.2. Impound. Following the occurrence of a Key Provision Event of Default, on or before the first day of each month during the Term, commencing, in the case of each Facility, with the first day of the month immediately following the Effective Date, Tenant shall deposit (“Escrow Deposits”) (a) 1/12th of 100% of the amount required to discharge, when due, the annual amount of real property Taxes that are attributable, on an accrual basis, to the then-current Lease Year (as reasonably estimated or determined by Landlord) (“Real Property Taxes”) and (b) 1/12th of 100% of the annual premiums for all of the insurance policies required by Section 5.1 (excluding workers’ compensation and motor vehicle liability insurance) with respect to the then-current Lease Year (as reasonably estimated or determined by Landlord). Notwithstanding anything to the contrary contained in this Lease (but except as set forth in the definition of Insurance Premium Impound Account Trigger Event, which shall govern Escrow Deposits for insurance premiums), in the event that Escrow Deposits are commenced pursuant to this Section 4.4.2 and thereafter Tenant cures the Key Provision Event of Default that triggered the requirement for such Escrow Deposits and, following such cure, no Key Provision Event of Default occurs in the one (1) year period following such cure, Tenant’s obligation to continue to make Escrow Deposits shall again be suspended pursuant to Section 4.4.1. Such suspension shall continue unless a new Key Provision Event of Default occurs, whereupon this Section 4.4.2 shall again become operative in its entirety.
4.4.3. Initial Deposits. Subject to Section 6 below, if the requirement to post Escrow Deposits shall commence on any day other than the first day of any month, on such date, Tenant shall make (a) an Escrow Deposit with respect to Real Property Taxes equal to a pro-rata portion (based on the number of days remaining in the month) of 1/12th of 100% of the amount required to discharge, when due, the annual amount of Real Property Taxes that are attributable, on an accrual basis, to the then-current Lease Year (as estimated or determined by Landlord) and (b) an Escrow Deposit with respect to insurance premiums equal to a pro-rata portion (based on the number of days remaining) of 1/12th of 100% of the amount required to discharge, when due, the annual premiums for all of the insurance policies required by Section 5.1 (excluding workers’ compensation and motor vehicle liability insurance).

4.4.4. Adjustments to Deposits. If Landlord determines, at any time, with respect to a particular calendar year, that (a) the sum of (1) the current Escrow Deposits held by Landlord for Real Property Taxes or insurance premiums (as applicable) attributable (on an accrual basis), to such calendar year, plus (2) the amount of the Escrow Deposits that are expected to be paid by Tenant for such Real Property Taxes or insurance premiums (as applicable) attributable (on an accrual basis) to such calendar year on or prior to the date that is 30 days prior to the due date of the next installment or payment of such Real Property Taxes or insurance premiums (as applicable), will be less than (b) 100% of the estimated amount of the portion of such next installment or payment (as reasonably estimated or determined by Landlord) that is attributable (on an accrual basis) to the Term, Tenant shall remit the amount of the deficiency to Landlord within 10 days after demand from Landlord (any such required payment, a “Required Escrow Deficiency Payment”). Landlord may commingle the Escrow Deposits with other assets of Landlord or its Affiliates, and Tenant shall not be entitled to any interest on the Escrow Deposits.
4.4.4.1. If Landlord transfers this Lease to any transferee, it shall transfer all such Escrow Deposits to such transferee, and Landlord shall thereafter have no liability of any kind with respect to any amounts so transferred to such transferee.
4.4.4.2. Notwithstanding any provision to the contrary in this Section 4.4.4, if in connection with the expiration or earlier termination of this Lease as it relates to a particular Facility, Landlord reasonably determines that any of the then current Escrow Deposits relating to such Facility will be less than 100% of the amount of the actual obligation of Tenant for which such Escrow Deposits relating to such Facility are being held (as reasonably estimated or determined by Landlord), on an accrual basis and taking into account such termination date then within 10 days of Landlord’s request, Tenant shall remit the amount of the deficiency to Landlord; provided that if the Escrow Deposits relating to such Facility that are held by Landlord, based on actual bills and invoices, exceed 100% of the amount of the actual obligation to which they relate, then, provided no Master Lease Event of Default is in existence and, as to the applicable Facility, that no Facility Default is in existence, Landlord will refund such excess amount to Tenant on or prior to the date that is 30 days after the final determination by Landlord of the amount of such obligations (and in no event later than 60 days after such expiration or termination). Other than as expressly set forth in the immediately preceding sentence, upon the expiration or earlier termination of this Lease as it relates to a particular Facility, all Escrow Deposits held by Landlord with respect to such Facility in accordance with this Section 4.4 shall remain the property of Landlord, without any obligation on Landlord’s part to credit Tenant in any manner therefor, it being the intent of the parties’ that because Escrow Deposits are being made by Tenant on an accrual basis, there should be no need for prorationing of Taxes (or Escrow Deposits related thereto) upon termination of this Lease as to one (1) or more Facilities; provided, however, if following such termination, any Real Property Taxes are refunded or credited as a result of any Protest filed during the Term with respect to such Facility(ies), within thirty (30) days after receipt of such refund or credit Landlord shall refund to Tenant any proportionate share thereof attributable on a pro rata basis to the period prior to termination except for amounts owed to Landlord relating to an Event of Default.
4.4.5. Survival. The rights and obligations of Landlord and Tenant under this Section 4.4 shall survive the expiration or earlier termination of this Lease.
4.4.5. Use of Escrows.
4.4.6.1. The Escrow Deposits shall be the property of Landlord, subject to the Landlord’s obligations to return all or a portion of such Escrow Deposits to Tenant in accordance with the terms of this Lease, and shall not bear interest nor be held by Landlord in trust or as an agent of Tenant and may be commingled with other assets of Landlord or its Affiliates.
4.4.6.2. As long as no Master Lease Event of Default or, with respect to the applicable Facility, any Facility Default has occurred and remains outstanding and Tenant has delivered to Landlord any bills or premium notices that it has received, Landlord shall remit, to either (a) the applicable Governmental Authority, insurance carrier or other payee or (b) Tenant, out of Escrow Deposits deposited with Landlord pursuant to this Section 4.4, the Real Property Taxes and Tenant’s insurance premiums (excluding insurance premiums for workers’ compensation or motor vehicle liability insurance). Notwithstanding anything to the contrary in the immediately preceding sentence, Landlord shall have no obligation to pay, or any liability to Tenant for failing to pay, any Real Property Taxes or such insurance premiums to the extent that (1) any Master Lease Event of Default has occurred and is continuing or, with respect to a Facility, a Facility Default has occurred and is continuing with respect to such Facility, (2) insufficient Escrow Deposits are held by Landlord at the time Real Property Taxes or such insurance premiums become due and payable, or (3) Tenant has failed to provide Landlord with bills and premium notices.
4.4.6.3. Following the occurrence of any Master Lease Event of Default, Landlord may apply the Escrow Deposits to cure the Master Lease Event of Default, on account of any damages suffered or incurred by Landlord in connection with any Master Lease Event of Default or to any other obligations of Tenant arising under this Lease, in such order as Landlord may determine in its discretion.
4.4.6.4. Following the occurrence and during the continuance of any Facility Event of Default, Landlord may apply the Escrow Deposits posted with respect to the Facility where such Facility Default exists or occurred to cure such Facility Default or on account of any damages suffered or incurred by Landlord in connection with such Facility Default in such order as Landlord may determine in its discretion.
4.5. Absolute Net Lease. All Rent payments shall be absolutely net to Landlord, free of any and all Taxes, Other Charges, and operating or other expenses of Tenant of any kind whatsoever relating to the Premises, all of which shall be paid by Tenant. Tenant shall continue to perform its obligations under this Lease even if Tenant claims that it has been damaged by Landlord or Landlord has defaulted hereunder. Thus, Tenant shall at all times remain obligated under this Lease without any right of set-off, counterclaim, abatement, deduction, reduction or defense of any kind. Tenant’s sole right to recover damages against Landlord under this Lease shall be to prove such damages in a separate action.
4.6. Payment Method. All payments of Rent shall be made to Landlord (or to such Person as Landlord may designate in writing) by wire transfer of immediately available federal funds pursuant to wiring instructions provided by Landlord.
5.Operating Covenants.
5.1. Insurance.
5.1.1. General Requirements.
5.1.1.1. All insurance provided for in this Lease shall (A) be maintained under valid and enforceable policies issued by insurers approved to do business in the state or states where the Premises are located and having general policyholders and financial ratings of not less than “A-” and “VII”, respectively, in the then current A.M. Best’s Insurance Report, or Tenant may insure various risks in Tenant’s, Guarantor’s or Guarantor’s Affiliate’s captive insurance company, as referenced in Section 5.1.4, (B) name Landlord, any Facility Mortgagee and any ground lessor under a Ground Lease and their respective Affiliates, shareholders, directors, officers, employees, property managers, agents, representatives and assigns (“Landlord Insured Parties”) as additional insureds (with the exception of Tenant’s workers’ compensation/employer’s liability insurance, crime and employment practices liability insurance), and for the property insurance referenced in Section 5.1.2.1, Section 5.1.2.2, Section 5.1.2.3 and Section 5.1.2.4, name the Landlord as the owner and name the Landlord and any Facility Mortgagee, if applicable, as loss payable beneficiaries, (C) cover Tenant’s operations at the applicable Facility or Facilities, (D) in the event any insurance policy is cancelled or materially changed provide not less than 30 days’ prior written notice to Landlord (10 days in the event of non-payment of premium) as agreed to by insurers, (E) be primary and provide that any insurance maintained by Landlord Insured Parties for the Premises is excess and noncontributing with Tenant’s insurance or captive insurance policy, (F) be written on an “occurrence based” policy, unless otherwise provided in this Section 5.1; and (G) include a waiver of subrogation and all rights of recovery limited to any deductible or self-insured retention (1) that is in favor and for the benefit of Landlord Insured Parties (2) for any claim or liability arising from Tenant’s operations at, or occupation and use of, the Premises or other actions covered by any such captive insurance policy.
5.1.1.2. Tenant shall provide Landlord: (A) for any policy described in Section 5.1.2.1-5.1.2.4; an ACORD 28 Evidence of Commercial Property Insurance Certificate of Insurance, or equivalent form; (B) evidence of any National Flood Insurance Policy(ies) (C) an annual statement of the total insured property values for the Facility or Facilities covered under Section 5.1.2.1-5.1.2.4, as well as, an annual statement of total insured property values for Tenant’s entire portfolio grouped by zip code, and (D) for any policy other than those described in Section 5.1.2.1-5.1.2.4, a satisfactory ACORD 25 (05/2010) edition Certificate of Liability Insurance, or equivalent form, in each case evidencing the existence of the insurance required by this Lease and showing the interest of Landlord Insured Parties prior to the commencement of the Term and, for any renewal policy, delivered prior to the expiration date of the policy being renewed. In addition, Landlord may require that Tenant provide a complete copy of the related policy at the later of (a) 15 Business Days or (b) three Business Days after the policy becomes available to Tenant.
5.1.1.3. Tenant may satisfy the requirements for insurance coverage under this Lease through coverage under a so-called blanket policy or policies of insurance carried and maintained by Tenant; provided, however, that the coverage afforded Landlord will not be reduced or diminished or otherwise be different from that which would exist under a separate policy meeting all other requirements of this Lease.
5.1.2. Required Policies. During the Term, Tenant shall maintain the following insurance at its sole cost and expense, including any policy deductibles or self-insured retentions, and any claims thereunder shall be defended by and adjudicated by and at the expense of its insurance carrier, or by Tenant within any deductible or self-insured retention:
5.1.2.1. Property insurance coverage with respect to each Facility or Facilities against loss or damage from all causes under standard “all risk” or “special perils” property insurance coverage with an agreed amount endorsement (such that the insurance carrier(s) has accepted the amount of coverage and has agreed that there will be no co-insurance penalty), without exclusion for fire, lightning, windstorm, hail, water damage, explosion, smoke damage, vehicle damage, sprinkler leakage, flood, mold (only as a result of a covered peril), vandalism and malicious mischief, named storm, earthquake, terrorism or any other risks normally covered under an extended coverage endorsement, in amounts that are not less than 100% of the full replacement cost of such Facility, including all Alterations, and all Landlord Personal Property and Tenant Personal Property associated therewith (including the cost of compliance with changes in Legal Requirements, demolition, debris removal and increased cost of construction) and such property insurance policy shall cover mold as a result of a covered peril at a sublimit of $[***];
5.1.2.2. If any Facility contains steam boilers, steam pipes, steam engines, steam turbines or other high pressure vessels, machinery and equipment breakdown insurance with an agreed amount endorsement (such that the insurance carrier(s) has/have accepted the amount of coverage and has agreed that there will be no co-insurance penalty), covering the major components of the central heating, air conditioning and ventilating systems, boilers, other pressure vessels, high pressure piping, and machinery, elevators, and escalators, if any, and other similar equipment installed in such Facility, in an amount equal to 100% of the full replacement cost of such Facility, which policies shall insure against physical damage to and loss of occupancy and use of such Facility arising out of an accident, explosion, or breakdown covered thereunder;

5.1.2.3. Business interruption and extra expense coverage (A) with respect to each Facility for loss of time element on an actual loss sustained basis or, but no less than 12 months, covering perils consistent with the requirements of Section 5.1.2.1 (B) with an agreed amount endorsement (such that the insurance carrier(s) has accepted the amount of coverage and has agreed that there will be no co-insurance penalty), (C) providing that any covered loss thereunder shall be payable to Tenant and Landlord as joint loss payees, and (D) containing an extended period indemnity endorsement that provides that the continued loss of income will be insured until such income returns to the same level it was prior to the loss or the expiration of not fewer than six months after the date of the completed repairs;
5.1.2.4. Builder’s risk insurance coverage, at all times during which Alterations or structural construction or repairs are being made with respect to any Facility, and only if the coverage under Section 5.1.2.1 above does not otherwise apply, secured and written on a completed value form, (a) covering all risks insured against pursuant to Section 5.1.2.1 above, (b) including permission for early occupancy of the Facilities, (c) with an agreed amount endorsement (such that the insurance carrier(s) has accepted the amount of coverage and has agreed that there will be no co-insurance penalty) and (d) covering the interests of Landlord and Tenant and their respective architects, engineers, contractors and subcontractors;
5.1.2.5. Commercial general liability insurance coverage with respect to each Facility including, but not limited to, premises operations, products and completed operations liability, liquor liability, broad form property damage, blanket contractual liability for insured contracts, personal injury and advertising injury coverage and medical payments coverage against claims for bodily injury, death, personal and advertising injury, medical expenses, and property damage occurring on, in or about such Facility, affording the Landlord Insured Parties defense and indemnity protection, including healthcare professional liability coverage, occurrence or claims-made form with respect to all Facilities for damages for bodily injury, death, loss of service, or otherwise on account of professional services rendered or which should have been rendered, with no exclusion for [***], in a minimum amount of not less than $[***] each occurrence or claim and $[***] annual aggregate;
5.1.2.6. Workers’ compensation insurance coverage with respect to each Facility for injuries or occupational illness sustained by Tenant’s employees in the course of their employment and otherwise consistent with all applicable statutory and Legal Requirements and employer’s liability insurance coverage with limits of not less than $[***] each accident, $[***] bodily injury due to disease each employee and $[***] bodily injury due to disease policy limit and excess workers’ compensation with a limit not less than $[***] and excess workers’ compensation with limits not less than $[***] each accident dedicated to the Ohio locations only. In states where permissible, Tenant can provide similar coverage on a nonsubscriber basis;

5.1.2.7. Motor vehicle liability insurance for all owned and non-owned vehicles, including any rented, hired, and/or leased vehicles, covering bodily injury, including death, and property damage with limits not less than $[***] each accident;
5.1.2.8. Umbrella/excess liability insurance in addition to primary coverage in an amount not less than $[***] each occurrence or claim and $[***] annual aggregate, on terms consistent with the commercial general liability insurance and healthcare professional liability policy, motor vehicle liability policies and employer’s liability policies required under this Section 5.1.2 and covering all claims typically covered by an umbrella/excess liability policy;
5.1.2.9. Crime insurance against employee dishonesty, with limits not less than $[***] per incident, including coverage for third parties;
5.1.2.10. Employment practices liability insurance on a claims made basis, with limits not less than $[***] per claim, including coverage for third parties;
5.1.2.11. Liquor liability insurance which may be on a claims made or occurrence basis covering dram shop liability if liquor is sold on the Premises, with limits not less than $[***] each incident and $[***] annual aggregate; and
5.1.2.12. Deductibles/self-insured retentions for the above policies shall not be greater than a $[***] deductible/self-insured retention for property insurance with a maximum [***]% of total insured values deductible/self-insured retention for high hazard wind, a maximum $[***] deductible/self-insured retention for flood and a maximum [***]% of total insured values deductible/self-insured retention for earthquake coverage; a $[***] deductible/self-insured retention for workers’ compensation/employer’s liability under nonsubscriber programs and under the Ohio excess workers’ compensation policy; a $[***] deductible/self-insured retention for motor vehicle liability; a $[***] deductible/self-insured retention for crime; a $[***] deductible/self-insured retention for employment practices liability; and a $[***] deductible/self-insured retention each claim for commercial general liability and a $[***] deductible/self-insured retention each claim for healthcare professional liability.
5.1.3. Claims Made Policies’ Requirements. With respect to the commercial general liability and healthcare professional liability insurance coverage required by this Section 5.1, Tenant may obtain and maintain commercial general liability and healthcare professional liability insurance on a claims-made basis, provided, however, that (1) the retroactive date must precede the Effective Date, (2) upon the expiration or termination of this Lease as it relates to, or with respect to any closed and discontinued operation at any Facility, Tenant shall keep in force the commercial general liability and healthcare professional liability insurance policies required under this Lease that relate to any such Facility for, or shall secure an extended reporting period on such policies that has a term of, at least the lesser of (i) statute of limitations in the state in which such Facility is located or (ii) 2 years after such expiration or termination of this Lease or closing and discontinuation of operations, as applicable, which shall name Landlord Insured Parties as additional insureds, (3) if the retroactive date is advanced or the policy is cancelled or not renewed and not replaced with a similar policy with the same retroactive date, Tenant must secure an extended reporting period for such retroactive-date-advanced, cancelled or non-renewed policy covering the Facility(ies) to which such policy applies or applied of not less than the lesser of (i) the statute of limitations in the state in which such Facility is located or (ii) 2 years following the date such policy’s retroactive date was advanced or such policy was cancelled or not renewed which shall name Landlord Insured Parties as additional insureds; and (4) the obligations referenced in clauses (2) and (3) of this Section 5.1.3 shall survive the expiration or termination of this Lease.
5.1.4. Captive Insurance. Notwithstanding anything to the contrary set forth in the Lease, but subject to the following terms and conditions, Tenant may self-insure, in full or in part, with respect to all or a substantial portion of the risks commonly insured against under the various types of insurance as are required to be carried herein through its Captive, Senior Service Insurance Limited, a wholly owned captive of Tenant (“Insurance Captive”). Throughout the Agreement Term, Insurance Captive shall continue to be fully funded annually, based on an actuarial review process approved by the board of directors of Insurance Captive, external auditor and any applicable Governmental Authority. Insurance Captive shall certify every twelve (12) months from the Effective Date of this Lease that Tenant’s Captive Insurance program is materially true, accurate and correct by two members of the board of directors of the Insurance Captive, and that its financial position is sufficient from a claims-paying ability.
5.1.5. Business Continuity. Tenant has in place, and shall maintain at all times, a business continuity plan for dealing in a commercially reasonably manner with different types of disasters, acts of God, or other events that have the potential to materially disrupt Tenant’s business at any Facility. Tenant has previously provided a written description of such plan to Landlord. Tenant shall notify Landlord promptly following any material change to such plan, which notice shall contain a description of the revised plan with the same level of detail as such written description.
5.1.6. Requirements for Claims Made Policies. Should any contractor’s, service provider’s, or vendor’s (each, a “Service Provider”) commercial general liability insurance coverage be written on a claims-made policy form, Tenant shall cause Service Provider for a period of two (2) years after completion and acceptance of the Work (i) to maintain commercial general liability insurance, including, but not limited to, products and completed operations liability, at their sole cost and expense, including any policy deductibles or self-insured retentions, satisfying the foregoing, or (ii) secure “tail” or extended reporting coverage if the commercial general liability policy, including, but not limited to, products and completed operations liability, is not renewed..
5.2. Permitted Use. Tenant shall use each Facility during the Term (a) as a Facility operated for the Primary Intended Use as shown on Schedule 1, and licensed as shown on such Schedule 1, if applicable, (b) for Ancillary Services, and (c) for no other purpose.

Subject to the foregoing and the other provisions of this Lease, Tenant shall have the right from time to time to (i) increase the applicable number of licensed or unlicensed Units at a Facility, (ii) reduce the number of licensed Units or unlicensed Units at a Facility provided that (1) such Unit is removed in order to combine it with another Unit to create a larger resident Unit or convert it to create space to provide another use (whether Primary Intended Use of such Facility or any for permitted Ancillary Services), (2) the aggregate number of Units so removed from any Facility does not exceed the lesser of (A) [***] percent ([***]%) of the total number of licensed Units for such Facility and (B) [***] ([***]), and (3) a future application for the licensing of Units of the same type and number as the removed Units would not (under the Legal Requirement in effect at the time of such removal) require a certificate of need or any similar requirement. In addition and not in limitation of the foregoing, Tenant may seek Landlord’s consent to convert all or a portion of any Facility from one licensed category to another category (e.g. convert IL to AL) and Landlord agrees to not unreasonably withhold, condition or delay such consent. Landlord acknowledges and agrees that the number of licensed Units set forth on Schedule 1 represent the number of such Units as reflected on Tenant’s healthcare Authorizations for such Facilities (if such Facilities are licensed), but that Tenant may not have as many Units physically constructed or in use at any Facility on the Effective Date and thereafter from time to time. If, as a result of any Alteration or otherwise, the number of licensed Units at any Facility is increased or decreased in accordance with the terms of this Lease, or any of changes specified above shall occur, Schedule 1 shall, without further action of the parties, be correspondingly amended.
5.3. Tenant Property. Tenant shall obtain and install all items of furniture, fixtures, supplies and equipment not included as Landlord Personal Property as are reasonably necessary to operate each Facility in compliance with this Lease and all applicable Legal Requirements (all such Property as Tenant has obtained, “Tenant Personal Property”) and shall, at its expense, replace Landlord Personal Property as reasonably necessary for the aforesaid operation. Any fixtures installed at the Premises shall be the property of Landlord, whenever such fixtures are installed. Notwithstanding anything to the contrary contained herein, Landlord and Tenant acknowledge that (i) the Excluded Property is Tenant’s Property and will not be surrendered to Landlord upon the expiration or earlier termination of the Term, such Excluded Property being defined and more particularly described on Schedule 5.3(a) and (ii) Tenant’s Property includes any vehicles now or hereafter located at certain of the Facilities, such Facilities being more particularly described on Schedule 5.3(b) (the “Excluded Vehicles”) and such vehicles will not be surrendered to Landlord upon the expiration or earlier termination of the Term, subject however to the provisions of Section 9.1.
5.4. Authorizations. The Authorizations for any Facility shall, to the maximum extent permitted by Legal Requirements, relate and apply exclusively to such Facility, and Tenant acknowledges and agrees that, subject to all applicable Legal Requirements, the Authorizations are appurtenant to the Facility(ies) to which they apply, both during and following the termination or expiration of the Term; provided, however, that the foregoing shall not be deemed to permit Landlord or any successor operator to operate under any such Authorizations. In jurisdictions where the Authorizations are issued to a Tenant or its permitted subtenant and/or permitted manager, as the Facility operator, Tenant agrees that, to the extent permitted by Legal Requirements, and except as limited by Section 8 below, (a) such Authorizations shall nevertheless remain the property of Landlord and be held by Tenant or such subtenant or manager, in trust for the benefit of Landlord pursuant to a revocable, temporary Authorization that may be revoked by Landlord at any time and (b) as required by Landlord, Tenant shall reasonably cooperate with Landlord to turn over all of Tenant’s or any such subtenant’s or manager’s rights in connection with such Authorizations to Landlord or a successor operator, as applicable. All inspection fees, costs and charges associated with owning or holding the Authorizations or with any modification to the Authorizations shall be borne solely by Tenant, except as provided pursuant to Section 8. This Section 5.4 shall survive the expiration or earlier termination of this Lease.
5.5. Compliance with Requirements, Third Party Payor Programs and Permitted Encumbrances.
5.5.1. Tenant’s use of the Premises and Tenant’s operation of the Business shall at all times comply in all material respects with all Legal Requirements and Authorizations, all material Insurance Requirements and all CC&R’s (and Landlord shall have no responsibility for such compliance).
5.5.2. Tenant shall keep all Authorizations material to the operation of the Business in full force and effect and Tenant shall keep in full force and effect and comply with, in all material respects, the Facility Provider Agreements for any period that Tenant elects in its sole discretion to participate in any such Governmental Programs or Third Party Payor Programs to which such Facility Provider Agreements relate.
5.5.3. Tenant and the Premises shall comply in all material respects with all applicable certification requirements of any Third Party Payor Program required to permit Tenant to receive payment or reimbursement under such Third Party Payor Program. Further, if any applicable Legal Requirement requires that the Premises be licensed for the Primary Intended Use under Section 5.2. Tenant shall ensure that the Premises are licensed in Tenant’s name (or any permitted manager’s name) throughout the Term to permit Tenant to serve its resident population, fully certified for participation in Medicare and Medicaid (or any successor program) and any other applicable Third Party Payor Program which Tenant in its sole discretion from time to time has elected to participate in at any applicable Facility, throughout the Term. Tenant shall not violate, in any material respect, any certificate of occupancy affecting the Premises. During the Term, all inspection fees, costs and charges associated with a change of any licensure or certification shall be borne solely by Tenant, but, for avoidance of doubt, (i) excluding any such costs or expenses to the extent they arise out of any application process or otherwise in connection with a healthcare license or other Authorization applied for by Landlord, its nominee or manager upon or in connection with the expiration or earlier termination of this Lease, but (ii) including any non-compliance with the covenants under the Lease. As an example of the foregoing, if any Governmental Authority requires, as part of such application process, that the physical plant of any Facility be modified or altered but no such modification or alteration was required of Tenant because Tenant was legally “grandfathered” with respect to such requirement, the cost and expense of such modification or alteration shall be borne by Landlord or its designee, whereas if any Governmental Authority conducting an inspection of the Facility as a part of such application discovers that the Facility is not compliant under Tenant’s then-existing Authorizations, the cost of any modification or alteration shall be borne by Tenant.
5.5.4. Tenant shall, (and shall cause its subtenants and contractors), at Tenant’s own cost, observe, perform and comply in all material respects with all Permitted Encumbrances as the same apply or relate to the Premises.
5.5.5. Each Ground Lease Facility Tenant shall, at its own cost and expense, observe, perform and comply, in all material respects, with all of the obligations of the applicable Ground Lease Facility Landlord, as lessee, under the applicable Ground Lease, including, without limitation, all obligations relating to use of such Facilities, payment of ground rents, taxes, assessments and utility charges, maintenance and alterations of such Facilities and assignment and subletting. Tenant shall not cause, or permit its respective agents, employees, contractors, invitees, subtenants, licensees, concessionaires or assigns (whether or not permitted hereunder) to cause, whether by act or omission, any material breach of or material default under, or termination of any Ground Lease. Notwithstanding anything to the contrary contained in this Lease, a Facility Default shall be deemed to have occurred under this Lease on account of a Ground Lease Facility Tenant’s breach of this Section 5.5.5, when, and only if, (i) Ground Lease Facility Tenant’s breach of this Section 5.5.5 also results in a material breach or default of an obligation under the applicable Ground Lease and the ground lessor delivers a notice of default to Landlord or Tenant, (ii) such Ground Lease breach or default is not cured by the Ground Lease Facility Tenant on or prior to the expiration of the cure period, if any, applicable to such breach or default by the terms of such Ground Lease (or such longer cure period as may be expressly authorized by an order of a court of competent jurisdiction), and (iii) if the Ground Lease breach or default referenced in subsection (i) above is a non-monetary breach or default of the Ground Lease, such Ground Lease is at material risk on account of such breach or default of being terminated or has been terminated. Each Ground Lease Facility Landlord agrees that, in the event such Ground Lease Facility Landlord receives any written notice of default from the ground lessor under any Ground Lease, such Ground Lease Facility Landlord shall promptly forward a copy thereof to the applicable Ground Lease Facility Tenant. Each Ground Lease Facility Landlord further agrees that such Ground Lease Facility Landlord shall timely exercise any options to renew or extend contained in the applicable Ground Leases, as and to the extent necessary from time to time so that each Ground Lease shall not expire prior to the expiration or termination of this Lease as it applies to the Facility affected by such Ground Lease (including any Extended Terms applicable to such Facility) and each Ground Lease Facility Landlord further agrees comply in all material respects with the terms of such Ground Lease, if any, that can only be satisfied by such Ground Lease Landlord (e.g. the Ground Lease obligates such Ground Lease Facility Landlord to maintain its corporate existence in good standing). Each Ground Lease Facility Tenant agrees that, if the applicable Ground Lease Facility Landlord, at its option, elects to cure a Facility Default under this Section 5.5.5, such cure shall not excuse such Ground Lease Facility Tenant from, or be deemed a cure of, such Facility Default, nor shall such Ground Lease Facility Tenant’s reimbursement to the applicable Ground Lease Facility Landlord of any costs and expenses incurred by such Ground Lease Facility Landlord in affecting any such cure be deemed a cure of any such Facility Default. Nothing contained in this Section 5.5.5 shall limit or impair Landlord’s indemnification rights under Section 13 below.
5.5.6. If a Ground Lease breach or default of the nature described in Section 5.5.5(i) above occurs or if the condition in Section 5.5.5(iii) is, or is likely to be, satisfied, each Ground Lease Facility Tenant agrees that, notwithstanding anything to the contrary contained in this Lease, the applicable Ground Lease Facility Landlord may, but shall not be obligated to, in its discretion and regardless of whether such Ground Lease Facility Tenant is proceeding to cure, or attempting to cure, the Ground Lease breach or default, take such actions as it deems necessary or appropriate to attempt to cure such Ground Lease breach or default. If a Ground Lease Facility Landlord so proceeds to attempt to cure any such Ground Lease breach or default, the applicable Ground Lease Facility Tenant agrees, within fifteen (15) days following receipt of a written demand therefor and reasonable supporting documentation, to reimburse such Ground Lease Facility Landlord for the reasonable amount of all costs and expenses incurred by such Ground Lease Facility Landlord in curing, or attempting to cure, any such Ground Lease breach or default.
5.6. Preservation of Business. Tenant acknowledges that a fair return to Landlord on, and protection of, its investment in, the Premises is dependent on Tenant’s dedication to the Business, without impairment of its value due to similar businesses of Tenant and its Affiliates in the geographical area of each Facility. Tenant further acknowledges that the provisions of healthcare items or services from any Facility to other facilities owned or operated by Tenant or its Affiliates will have a material adverse effect on the value and utility of such Facility. Therefore, Tenant shall, and shall cause all of its Affiliates and Guarantors to, comply with the restrictive covenants set forth on Exhibit G to this Lease (the “Restrictive Covenants”).
5.7. Hazardous Materials. Tenant’s use of the Premises shall comply with all applicable Hazardous Materials Laws.
5.7.1. Notification of Landlord. Tenant shall promptly, upon discovery, notify Landlord of any of the following: (a) any material violation of any Hazardous Materials Laws related to the use of the Premises; (b) Hazardous Materials Claims against Tenant or any portion of the Premises; (c) remedial action in response to any Hazardous Materials Claims or any Hazardous Materials on, under or about any portion of the Premises; and (d) Tenant’s discovery of any occurrence or condition on or in the vicinity of any portion of the Premises that materially increases the risk that any portion of the Premises or any occupant of the Premises will be exposed to Hazardous Materials in violation of Hazardous Materials Laws. Tenant shall promptly notify Landlord, and provide it with copies of, all communications to or from Tenant, any Governmental Authority or any other Person relating to any material violation of Hazardous Materials Laws or Hazardous Materials Claims with respect to any portion of the Premises.
5.7.2. Remediation. If any Environmental Activities occur causing the release of Hazardous Materials on the Premises in violation of Hazardous Material Laws, or if any violation of any Hazardous Materials Laws occurs on the Premises as a result of any act or omission of Tenant, Tenant shall promptly obtain all permits and approvals necessary to remedy any such release or violation through the removal of Hazardous Materials as required by any applicable Legal Requirement, and upon approval of the remediation plan by any applicable Governmental Authority and by Landlord (not to be unreasonably withheld, delayed or conditioned), remedy any such problem in accordance with the requirements of applicable Governmental Authorities and all Hazardous Materials Laws.
5.7.3. Extension of Term. Notwithstanding any other provision of this Lease to the contrary, if any Hazardous Materials are discovered on or under any portion of the Premises in violation of any Hazardous Materials Law as a result of any act by Tenant, at Landlord’s option, in its discretion, the Term shall be automatically extended and this Lease shall remain in full force and effect with respect to the Facility at which such Hazardous Materials are located, but not otherwise, until the earliest to occur of (i) the completion of all remedial action or monitoring as required by applicable Governmental Authorities and Hazardous Materials Laws, (ii) when finally approved or released from monitoring by any Governmental Authority with respect to such Hazardous Materials, in accordance with all Hazardous Materials Laws, or (iii) the date specified in a notice from Landlord to Tenant terminating this Lease as to such Facility (which date may be subsequent to the date upon which the Term was to have expired).
5.7.4. Landlord’s Participation. Landlord shall have the right, at Tenant’s sole cost and expense (including Landlord’s reasonable attorneys’ fees and costs) and with counsel chosen by Landlord in its discretion, to join and participate in, as a party if it so elects, any legal proceedings or actions initiated in connection with any Hazardous Materials Claims asserted against Tenant with respect to the Premises.
5.7.5. Limitation of Tenant’s Liability. Notwithstanding any other provision of this Lease to the contrary, Tenant’s liability and obligations with respect to any: (i) Environmental Activities that were not caused or undertaken by the Tenant or (ii) Hazardous Materials Claims that do not arise from Tenant’s use of the Premises shall, in each case, be limited to taking such actions as is necessary to protect the buildings on the Premises and the health and safety of Tenant’s occupants in such buildings and shall not include any remedial actions with respect to Hazardous Materials in the outdoor environments.
5.8. Financial, Management and Regulatory Reports. Tenant shall provide Landlord with the reports listed and other information or documentation set forth on Exhibit F within the time frames described therein, and such other information about and documentation that is readily available to Tenant and related to the Premises and/or the Business as Landlord may reasonably request from time to time within a reasonable time following such request. All financial information provided shall be prepared in accordance with GAAP (if applicable) and shall be submitted electronically by Tenant to Landlord.
5.9. Intentionally Deleted.
5.10. Negative Covenants.
5.10.1. Affiliate Transactions and Payments. No Tenant shall enter into, or be a party to, any transaction with an Affiliate of any Tenant or any of the partners, members or shareholders of any Tenant relating to the Premises except  on terms that are fully disclosed to Landlord in advance and are no less favorable to any Tenant or such Affiliate than would be obtained in a comparable arm’s-length transaction with an unrelated third party; provided, however, the foregoing requirements for advance notice and an arms’ length transaction shall be inapplicable to any arrangements or agreements in the ordinary course of business between Tenant and its  Affiliates to the extent such arrangements or agreements result in a pass through to Tenant of actual costs incurred by such Affiliate that are consistently allocated across Guarantor’s consolidated portfolio where such costs are incurred. Subject to the requirements of the immediately preceding sentence and subject to the restrictions set forth in Section 10.1.2, Tenant may (without Landlord approval) enter into management agreements with respect to any Facility with any Affiliate of such Tenant that is wholly-owned by Guarantor (an “Affiliate Manager”), which such management agreements may provide for a fee of up to [***]% of the gross revenues of the applicable Facility(ies), provided that any such Affiliate Manager, as manager (as well as any other property manager of a Facility) shall enter into a subordination agreement relative thereto and in favor of Landlord in form and substance reasonably satisfactory to Landlord. No property management agreement, whether with an Affiliate Manager or otherwise, shall be permitted or effective unless and until a subordination agreement relative thereto and in favor of Landlord in form and substance reasonably satisfactory to Landlord has been executed and delivered to Landlord. Landlord agrees that the form of subordination attached hereto as Exhibit K is acceptable to Landlord. Schedule 5.10.1 sets forth all management agreements relating to the Facilities with an Affiliate Manager as of the Effective Date. Tenant shall cause all such Management Agreements to comply with the requirements of this Section 5.10.1 within 60 days after the Effective Date, subject to such extension as may be reasonably required to obtain any necessary regulatory approval of such modifications.
5.10.2. Distributions after Default. After the occurrence of a Master Lease Event of Default under Section 7.1.1 and until such Master Lease Event of Default is cured, no Tenant shall make any payments or distributions (including salaries, bonuses, fees, principal, interest, dividends, liquidating distributions, management fees, cash flow distributions or lease payments) to any Affiliate of any Tenant or any Guarantor, or any shareholder, member, partner or other equity interest holder of any Tenant, any Guarantor or any Affiliate of any Tenant or any Guarantor; provided, however, that Tenant may make payments or distributions directly to Guarantor and Tenant and Tenant’s Affiliates shall have the right to pay Facility-level operating expenses in the ordinary course of their respective businesses consistent with past practice including salaries, bonuses, equipment, vehicle and service contracts, maintenance expenses, general and administrative costs and other similar expenses.
5.10.3. Use Specific Negative Covenants. No Tenant shall do any of the following:
5.10.3.1. Transfer any Authorizations to any third party, or any location other than the Facility operated by such Tenant or as otherwise required by the terms of this Lease nor pledge any Authorizations as collateral security for any loan or indebtedness;
5.10.3.2. Voluntarily rescind, withdraw, revoke, terminate, relinquish, amend, restate, supplement, allow to expire without renewal or otherwise alter the nature, tenor or scope of any Authorization for any Facility except as permitted hereunder in Section 5.2 and except for Tenant’s voluntary withdrawal from any Governmental Program or Third Party Payor Program; or
5.10.3.3. Except as otherwise expressly permitted in this Section 5, amend or otherwise change, by consent, acquiescence or otherwise, any Facility’s (A) Unit capacity, or the number or type of Units, authorized by the Authorizations applicable to such Facility, or (B) Authorization’s category or type, in each case as the same exist on the applicable Effective Date for each Facility, or apply for approval of any of the foregoing amendments or changes.
5.11 Furnish Information. Tenant shall promptly notify Landlord of any condition or event of which an officer of Tenant has actual knowledge that constitutes a material default under this Lease.
5.12 Further Assurances. Tenant and Landlord shall, upon request of the other party from time to time, execute, deliver, and furnish such documents as may be necessary or appropriate to consummate fully the transactions contemplated under this Lease.
5.13 No Impairment. The obligations of Landlord and Tenant under this Lease shall be separate and independent covenants and agreements, and the Rent and all other sums payable by Tenant under this Lease shall continue to be payable in all events unless and to the extent such sums have been fully paid by Tenant.
5.14 Permitted AR Financing. Tenant shall not obtain financing with respect to any Facility (or its operations) or otherwise that pledges or otherwise grants any third party a security or collateral interest in any Facility Accounts Receivables and/or Tenant Personal Property (“AR Financing”) unless (a) such AR Financing relates solely to any one or more of the Facilities, (b) Tenant obtains Landlord’s prior consent to the terms of such AR Financing, (c) Landlord and the lender for the AR Financing have entered into an intercreditor agreement reasonably satisfactory to Landlord, and (d) at the time of execution of such AR Financing, no Master Lease Event of Default exists under this Lease and no Facility Default exists relating to any Facility the assets connected to which are to serve as collateral for such AR Financing. Notwithstanding the immediately preceding sentence, Tenant (or its Affiliates) shall have the right, from time to time, to enter into (i) equipment leases in the ordinary course of business for equipment used or useful to the operation of the Business, such as copiers or dishwashers and (ii) leases (or similar arrangements) of vehicles for use at the Facilities, in each case in Tenant’s or its Affiliate’s reasonable discretion; provided that the security interest granted to Landlord with respect to Tenant’s Personal Property shall be subordinate to any security interest granted in connection with such leases only if and so long as the lessor or financier of such Tenant’s Personal Property agrees to give Landlord written notice of any default by Tenant under the terms of such lease, to give Landlord a reasonable time following such notice to cure any such default and consents to Landlord’s written assumption of such lease upon Landlord’s curing of any such defaults.
5.15. No Liens. Tenant shall not cause or permit any Liens to be placed or assessed against the Premises or the operation thereof for any reason, provided Tenant shall not be in default hereunder if a Lien exists and Tenant shall, in good faith and at its expense, contest the existence and validity of such Lien upon the Premises by appropriate proceedings sufficient to prevent the collection or other realization of the Lien so contested, as well as the sale, forfeiture or loss of any of the Premises or any rent to satisfy the same. Tenant shall provide Landlord with security satisfactory to Landlord in Landlord’s reasonable judgment to assure the foregoing (which shall include a bond). Each contest permitted by this Section 5.15 shall be promptly and diligently prosecuted to a final conclusion by Tenant.
6.Condition and Maintenance of the Premises.
6.1. Acceptance “AS IS”. Tenant acknowledges that it is presently engaged in the Business conducted at each Facility in the state where such Facility is located and has expertise in such industry and, in deciding to enter into this Lease, has not relied on any representations or warranties, express or implied, of any kind from Landlord. Tenant has examined the condition of title to and thoroughly investigated the Premises, has concluded that no improvements or modifications to them are required in order to conduct the Business and accepts them on an “AS IS” basis and assumes all responsibility and cost for the correction of any observed or unobserved deficiencies or violations. Tenant expressly understands and agrees that any inspection by or on behalf of Landlord of the business conducted at the Premises or of the Premises is for Landlord’s sole and exclusive benefit and is not directly or indirectly for the benefit of, nor should be relied in any manner upon by, Tenant, its residents, its patients or any other third party.
6.2. Tenant’s Maintenance Obligations.
6.2.1. Tenant shall (a) keep and maintain the Premises in good, safe, and operational condition, in all material respects (damages by casualty, Condemnation or acts of Landlord or its agent and ordinary wear and tear excepted), taking into consideration the age of the Facilities at the time Tenant’s compliance with the foregoing is measured (the foregoing, collectively “Condition Standard”), and maintain proper housekeeping, (b) except as provided in Sections 8, 11 and 12, promptly make all repairs (including without limitation, any interior and exterior, structural and nonstructural, ordinary and extraordinary, foreseen and unforeseen or arising by reason of a condition existing prior to or from and after the commencement of the Term (concealed or otherwise)) necessary to keep each Facility in not less than the Condition Standard and in substantial compliance with all applicable Legal Requirements, including, if applicable, if Tenant elects to participate in same from time to time, certification for participation in Third Party Payor Programs, and (c) keep and maintain (if necessary, by repair and replacement thereof) the Landlord Personal Property and Tenant Personal Property in not less than the Condition Standard.
6.2.2. Tenant hereby waives, to the extent permitted by law, the right to make repairs at the expense of Landlord pursuant to any law in effect at the time of the execution of this Lease or thereafter enacted.
6.3. Upgrade Expenditures.
6.3.1. Facility Upgrade Deposit Requirement. Commencing with the twenty-four month period ending December 31, 2021, and for the 24-month period ending on each December 31 thereafter during the Term (each such period, an “Upgrade Expenditures Test Period”), on or prior to the due date of the Upgrade Expenditures Report for the last calendar year of such Upgrade Expenditures Test Period, Tenant shall deposit with Landlord an amount equal to the amount, if any, by which the Facility Required Upgrade Expenditures Amount for each Facility described in clause (I) of the definition thereof or for all Facilities in the aggregate described in clause (II) of the definition thereof is greater than the sum of the Facility Actual Upgrade Expenditures Amount for such Facility or in the aggregate for all Facilities, as applicable, for such Upgrade Expenditures Test Period plus the aggregate amount of capital expenditure escrows, if any, deposited by Tenant and then held by Facility Mortgagee for any Facility and during such Upgrade Expenditures Test Period (each such deposit, a “Facility Upgrade Deposit”). If, with respect to a particular Upgrade Expenditures Test Period, the aggregate Facility Actual Upgrade Expenditures Amount for all Facilities is greater than the Facility Required Upgrade Expenditures Amount for all Facilities as described in clause (II) of the definition thereof, and if the Facility Actual Upgrade Expenditures Amount for each Facility for such Upgrade Expenditures Test Period is greater than the Facility Required Upgrade Expenditures Amount for each such Facility as described in clause (I) of the definition thereof, then, provided no Master Lease Event of Default by Tenant exists hereunder, within five (5) Business Days after Tenant’s presentation of its Upgrade Expenditures Report reflecting such greater expenditure, Landlord shall pay to Tenant the lesser of (i) the amount by which the Facility Actual Upgrade Expenditures Amount (on an aggregate basis for all Facilities) expended during the applicable Upgrade Expenditures Test Period exceeds the Facility Required Upgrade Expenditures Amount (on an aggregate basis for all Facilities) for such Upgrade Expenditures Test Period, (ii) the total Facility Actual Upgrade Expenditures (on an aggregate basis for all Facilities) expended during the second year of such Upgrade

Expenditures Test Period or (iii) the aggregate amount of the Facility Upgrade Deposits that have been made and not previously returned to Tenant pursuant to the terms of this Section 6.3.1 (such lesser amount, the “Facility Upgrade Reimbursement Amount”). Any Facility Upgrade Reimbursement Amount returned to Tenant shall be deemed to have been reimbursed in respect of amounts spent during the second year of the applicable Upgrade Expenditures Test Period and allocated to the Facilities in proportion to the Facility Actual Upgrade Expenditures of the Facilities during such year. As used herein, “Facility Actual Upgrade Expenditures Amount” means, (1) with respect to each Facility and a given Upgrade Expenditures Test Period, the aggregate amount of the Upgrade Expenditures made by Tenant with respect to such Facility during such Upgrade Expenditures Test Period and not previously reimbursed to Tenant pursuant to this Section 6.3.1 or a Facility Mortgagee, specifically excluding, however, any Landlord UE Funds paid or approved to be paid to Tenant with respect to such Facility and such Upgrade Expenditures Test Period pursuant to Section 6.3.5, and (2) with respect to all Facilities in the aggregate and a given Upgrade Expenditures Test Period, the aggregate amount of the Upgrade Expenditures made by Tenant with respect to all Facilities during such Upgrade Expenditures Test Period and not previously reimbursed to Tenant pursuant to this Section 6.3.1 or a Facility Mortgagee, specifically excluding, however, any Landlord UE Funds paid or approved to be paid to Tenant with respect to such Facility and such Upgrade Expenditures Test Period pursuant to Section 6.3.5. As used herein, “Facility Required Upgrade Expenditures Amount” means, (I) with respect to each Facility and a given Upgrade Expenditures Test Period, an amount equal to $1,500 per Unit multiplied by the number of units in such Facility, and (II) with respect to all of the Facilities in the aggregate and a given Upgrade Expenditures Test Period, an amount equal to $3,600 per Unit multiplied by the aggregate number of Units in all of the Facilities. The amount of the Facility Required Upgrade Expenditures Amount shall not increase during the Term. For purposes of determining the Facility Required Upgrade Expenditures Amount for a given Facility and Upgrade Expenditures Test Period, the Facility Required Upgrade Expenditures Amount shall be calculated (i) based upon the actual Unit capacity of such Facility as of the first day of such Upgrade Expenditures Test Period, and (ii) with respect to any Facility with respect to which this Lease is terminated prior to the end of a given Upgrade Expenditures Test Period, the Facility Required Upgrade Expenditures Amount and Facility Actual Upgrade Expenditures Amount for such Facility and such Upgrade Expenditures Test Period shall be equitably prorated.
6.3.2. Retention of Facility Upgrade Deposits. Landlord may commingle the Facility Upgrade Deposits with other assets of Landlord or its Affiliates, and Tenant shall not be entitled to any interest on such amounts. Upon the occurrence and during the continuance of any Master Lease Event of Default or a Facility Default with respect to any Facility for which Landlord is holding a Facility Upgrade Deposit, Landlord may apply any portion of the Facility Upgrade Deposits to the extent required for the payment of any sum then due and payable under this Lease or for any sum which Landlord may have expended or may be required to expend by reason of the occurrence of such Master Lease Event of Default or Facility Default respectively, including any damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. Upon any such application of Facility

Upgrade Deposits for a Master Lease Event of Default, Tenant shall, within two (2) Business Days of request by Landlord therefor, deposit with Landlord the amount of such applied Facility Upgrade Deposits In connection with any assignment of Landlord’s interest under this Lease, the assigning Landlord shall be obligated to transfer all Facility Upgrade Deposits related to the Facilities subject to this Lease or any portion hereof being so assigned then held by the assigning Landlord and not previously applied by Landlord as set forth in this Section 6.3.2 or returned to Tenant as provided in Section 6.3.1 above to such assignee, and, upon such transfer, the assigning Landlord transferring any such Facility Upgrade Deposits shall thereupon be completely released from all liability with respect to such amounts so transferred, and Tenant shall look solely to said assignee in reference thereto. The Facility Upgrade Deposits shall be the property of Landlord; provided, however, that in the event it is ever determined by a court of competent jurisdiction that the Facility Upgrade Deposits are the property of Tenant (or part of Tenant’s estate), then Tenant, as debtor, hereby grants to Landlord, as secured party, a security interest in, and an express contractual lien upon, all of Tenant’s right, title and interest in and to the Facility Upgrade Deposits and all products and proceeds thereof. For the avoidance of doubt, the Facility Upgrade Deposits held by Landlord as of the Effective Date pursuant to the terms of the Original Master Lease shall constitute Facility Upgrade Deposits for purposes of this Lease and be held, disbursed and applied pursuant to the terms hereof.
6.3.3. Disposition of Facility Upgrade Deposits. Within thirty (30) days following the expiration or termination of this Lease as to any one or more Facilities, Tenant shall deliver to Landlord an Upgrade Expenditures Report with respect to such Facility(ies) for the calendar year or partial calendar year immediately preceding such expiration or termination, calculated pro rata taking into consideration any partial Upgrade Expenditure Test Period and, if applicable deposit the required Facility Upgrade Deposit with Landlord; provided, however, Tenant’s obligation to make Facility Upgrade Deposits hereunder shall be limited solely to any termination or expiration whereby the Premises that are terminated are returned to Landlord or its Affiliates or third party designees and in no event shall Tenant have any obligation to make such Facility Upgrade Deposits when such Premises are acquired or transferred to Tenant or any Affiliate of Tenant or Guarantor or for any termination pursuant to Section 11 or Section 12. Upon the expiration or termination of this Lease as to any one or more Facilities, all Facility Upgrade Deposits for the applicable Facility(ies) (including any funds that are required to be deposited therein by Tenant with respect to the calendar year or partial calendar year immediately preceding such expiration or termination if and to extent required by the immediately preceding sentence) shall automatically and without further action of the parties become the property of Landlord, without any obligation on Landlord’s part to credit Tenant in any manner therefor. The obligations of Landlord and Tenant under this Section 6.3.3 shall survive the expiration or termination of this Lease.
6.3.4. Upgrade Expenditures Report. For each Lease Year during the Term, Tenant shall deliver to Landlord, together with the fourth quarter Quarterly Reports required by Exhibit F, a report of Upgrade Expenditures by Facility for the applicable Upgrade Expenditures Test Period (each, an “Upgrade Expenditures Report”), including a reasonably detailed description thereof; provided that, notwithstanding the requirements of Exhibit F,

Tenant may extend the required delivery timeframe as reasonably required to perform the applicable calculations, not to exceed an additional 30 days.
6.3.5. Request for Landlord Funding. From and after the Effective Date, Tenant shall have the right to request (subject to Landlord’s approval in its sole and absolute discretion) that Landlord reimburse Tenant for all or any portion of the Upgrade Expenditures for any given Facility (any such project, a “Subject Project ”) for a particular Lease Year (such Upgrade Expenditures that Landlord agrees to fund, “Landlord Funded Upgrade Expenditures”, and such Landlord funds, “Landlord UE Funds”).
6.3.5.1. Tenant shall submit each request for disbursement of the Landlord UE Funds by delivery to Landlord of written notice of such request on the form attached hereto as Exhibit I (the “Request Form”). Tenant may request disbursement of Landlord UE Funds no more than one time per calendar month and in amounts of not less than $50,000.
6.3.5.2. Landlord shall promptly (and in any event within 15 Business Days after receipt of the complete Request Form) fund to Tenant the Landlord UE Funds in the amounts indicated in the Request Form, provided that (i) at the time of delivery of the Request Form, no Master Lease Event of Default or Facility Default relating to the Facility that is the subject of the request has occurred and is continuing and (ii) Tenant delivers to Landlord invoices, proof of payment, and, for any work in excess of $10,000, lien waivers, in each case relating to the applicable Upgrade Expenditures. Tenant shall promptly provide such additional information as Landlord may reasonably request in connection with any such request for disbursement, but provision of such information shall not be a condition to disbursement. Notwithstanding anything to the contrary contained in this Lease, the parties hereby agree and acknowledge that Tenant previously requested that Landlord provide up to an aggregate maximum of $37,800,000 of Landlord UE Funds (the “Requested Landlord UE Funds”), of which an aggregate maximum of $34,774,119.36 remains available as of the Effective Date, for those certain Upgrade Expenditures described on Schedule 6.3.5.2 attached hereto (each of the Subject Projects listed on such Schedule 6.3.5.2, an “Approved Project ”), and Landlord has approved the same and agreed to provide the Requested Landlord UE Funds to Tenant following delivery of a Request Form and accompanying deliverables for such Requested Landlord UE Funds pursuant to this Section 6.3.5.2 without any further Landlord approval required pursuant to the terms of this Section 6.3.5 (other than as expressly required pursuant to Section 6.3.5.3 and/or Section 6.3.5.4 below), provided (x) Tenant shall make any requests for disbursement of Requested Landlord UE Funds on or prior to September 30, 2021 and Landlord shall have no obligation to disburse Required Landlord UE Funds requested after such date, and (y) the parties hereto agree that all Requested Landlord UE Funds funded with respect to the Approved Projects prior to the Effective Date have been included in the calculation of Minimum Rent as set forth in Section 4.1.1 and that Landlord UE Funds funded from and after the Effective Date, with respect to the Approved Projects or other Subject Projects, shall cause an adjustment in Minimum Rent pursuant to the provisions of Section 6.5.

6.3.5.3. This Section 6.3.5.3 shall apply solely for the purposes of determining whether Landlord will make Requested Landlord UE Funds available for the Approved Projects and shall not give rise to, or result in, any default, Master Lease Event of Default, or Facility Default. Tenant shall promptly notify Landlord of any proposed change in the scope or nature of any Approved Project from the description of such Approved Project set forth on Schedule 6.3.5.2, as applicable, and Tenant acknowledges and agrees that no Material Change shall be permitted without Landlord’s consent (regardless of whether Tenant is required to obtain Landlord’s consent to such change pursuant to the terms of this Lease), and Material Changes will only be considered by Landlord if Tenant has demonstrated to Landlord’s reasonable satisfaction actual Cost Savings with respect to other Approved Projects that, in the aggregate, would offset any increased cost associated with such Material Change. Any right of Landlord to withhold consent to a Material Change pursuant to the terms of this Lease for reasons other than an increase in the cost of the Approved Project shall not be deemed to have been modified by the terms of this Section 6.3.5.3. “Material Change” shall mean a change in the scope or nature of a proposed project that is expected to result in (i) cost increases that exceed the amount shown on Schedule 6.3.5.2, as applicable, for an Approved Project by $250,000 or more or (ii) any change in the nature of the Approved Project such that the description of the Approved Project materially deviates from the description provided in Schedule 6.3.5.2. “Cost Savings” shall mean a reduction in the actual cost of an Approved Project below the amount shown on Schedule 6.3.5.2, for such Approved Project by way of efficiencies or reductions in scope of such Approved Project.
6.3.5.4. Included with each draw request and in any event no later than 30 days after the end of each calendar quarter, Tenant shall deliver, on a quarterly and year-to-date basis, the following:
6.3.5.4.1. A report of the Subject Projects detailing actual amounts invoiced and paid versus the budgeted amounts for such Subject Projects and the quarterly expectations for future amounts to be incurred and the current status of the Subject Projects. Such reporting shall include a total of estimated Cost Savings for each Subject Project (if any), and the total and estimated amount of Landlord UE Funds expended to date and through completion of such Subject Project.
6.3.5.4.2. Facility-by-Facility and project-by-project report of actual amounts invoiced and paid for Upgrade Expenditures that are not related to Subject Projects.
6.3.6. Certain Definitions. “Upgrade Expenditures” means, with respect to a Facility, expenditures in commercially reasonable amounts paid by Tenant to Persons that are not Affiliates of Tenant or any Guarantor for upgrades or improvements to such Facility that are “capital expenditures” (as defined under GAAP) that have the effect of maintaining or improving the real property improvements or fixtures or equipment at the Facility; provided however, that Upgrade Expenditures shall not include expenditures related to: (A) routine repairs and maintenance for Unit turnovers with an aggregate cost of $[***] or less per Unit, (B) projects with an aggregate cost of $[***] or less  (but expressly excluding Unit turnovers with an aggregate cost in excess of $[***], which shall be treated as Upgrade Expenditures) , or (C) purchases of supplies.
6.4. Alterations.
6.4.1. Permitted Alterations. Tenant may alter, improve, exchange, replace, modify or expand (collectively, “Alterations”) the Facilities and equipment or appliances in the Premises from time to time as it may determine is desirable for the continuing and proper use and maintenance of the Premises; provided, however, that any Alterations that (a) are structural in nature, (b) will change the existing footprint of any Facility located on the Premises, (c) adversely modify any legal right of access to the Premises, (d) reduce in any material respect any available parking at the Premises, or (e) are expected to cost in excess of $500,000 with respect to any individual Facility in any rolling 12-month period shall require Landlord’s prior consent, which consent shall not be unreasonably withheld, conditioned or denied; provided further, that any Alterations to the Premises must satisfy the requirements set forth in Sections 4.04 (2) and (3) of Revenue Procedure 2001-28 (Internal Revenue Bulletin No. 2001-19).
6.4.2. Ownership. All Alterations funded by Tenant (and whether or not reimbursed by Landlord UE Funds (as defined in Section 6.3.5)) shall immediately become a part of the Premises and the property of Landlord upon the Termination/Dispossession Date. Except to the extent that Landlord in its discretion agrees to fund any Alterations following Tenant’s request therefor (in which case, such Alterations funded by Landlord shall immediately become a part of the Premises and the property of Landlord subject to this Lease, although during the Term, Tenant shall be deemed the tax owner of such Alterations), the cost of all Alterations or other purchases, whether undertaken pursuant to a Legal Requirement or otherwise, shall be borne solely by Tenant.
6.4.3. Requirements for All Alterations. For each Alteration, Landlord and Tenant shall work together in good faith to agree upon reasonable insurance requirements for any Service Provider to perform any part of any Alterations, and such requirements shall be included within the definition of “Insurance Requirements” for such Alterations and Service Providers. All work done in connection with Alterations shall be done in a good and workmanlike manner and in material compliance with applicable Legal Requirements pertaining to the Premises and applicable Insurance Requirements. Prior to commencing construction of any Alteration requiring Landlord’s consent pursuant to the express terms of this Lease, Tenant shall submit to Landlord, in writing, a proposal setting forth, in reasonable detail, any proposed Alteration and shall provide to Landlord such plans and specifications, permits, licenses, contracts and other information concerning the proposed Alteration as Landlord may reasonably request. Landlord shall have 15 days to review all materials submitted to Landlord in connection with any such proposal. Failure of Landlord to respond to Tenant’s proposal within 15 days after receipt of all information and materials reasonably requested by Landlord in connection with the proposed Alteration shall be deemed to constitute approval of such proposed Alteration, subject in all events, however, to Tenant’s compliance with the other requirements of this Lease.
6.5. Minimum Rent Increases .
6.5.1. Annual Minimum Rent shall increase each month that Landlord makes a disbursement to Tenant under Section 6.3.5, effective on the date of each such disbursement, by an annual amount equal to the product of the amount of the disbursement multiplied by the Landlord Funds Rate as of the date of such disbursement (each, a “Landlord Funds Rent Increase”).
6.5.2. If Landlord makes a disbursement to Tenant on a day other than the first day of a calendar month, then the Landlord Funds Rent Increase associated with that disbursement shall, for the month in which such disbursement occurs, be prorated based on the number of days in the month falling on and after the date of disbursement over the total number of days in the month and shall be due with the next scheduled installment of Minimum Rent. Upon each Landlord Funds Rent Increase, and without further action of the parties, Schedule 1 to this Lease shall be revised as follows: (a) the annual amount of the Landlord Funds Rent Increase shall be allocated to the applicable Eligible Facility (or, if applicable, the Facility with respect to which Landlord UE Funds have been disbursed) and (b) following that allocation, the Proportionate Share percentage for each Facility shall be revised to equal the percentage obtained by dividing the annual Minimum Rent allocated to that Facility (as adjusted under this Section 6.5.2, if applicable) by the aggregate annual Minimum Rent for the Premises (as adjusted under this Section 6.5.2).
6.5.3. For purposes of determining the annual increase in Minimum Rent under Section 4.1.2 for a particular Lease Year immediately following a Lease Year in which a Landlord Funds Rent Increase occurs, the full annual amount of each such Landlord Funds Rent Increase shall be included for purposes of calculating the annual Minimum Rent for such particular Lease Year; except that the percentage by which each such annual amount of Landlord Funds Rent Increase shall increase under Section 4.1.2 shall be prorated by the number of days in the Lease Year in which the Landlord Funds Rent Increase occurred that fall on and after the date of that increase over the total number of days in that Lease Year (and shall be subject to the full increase under Section 4.1.2 in subsequent Lease Years) (and, if, as a result of the provisions of this sentence, a portion of the annual Minimum Rent that is allocable to a particular Facility increases at a prorated percentage rate, rather than the full percentage rate described in Section 4.1.2, Schedule 1 to this Lease, and the Proportionate Shares for the Facilities, shall be revised accordingly to reflect such difference in the rate of percentage increase).
6.5.4. As an example only and without limiting the terms of this Lease, assume that (a) at the commencement of the Lease Year ending on December 31, 2022, annual Minimum Rent is equal to $[***], (b) during such Lease Year, Landlord makes one disbursement of Landlord UE Funds to Tenant, on March 15, 2022, in the amount of $[***],

(c) on the date of disbursement, the Landlord Funds Rate is [***]%, and (d) during such Lease Year and subsequent Lease Years, Landlord makes no further disbursement of Landlord UE Funds. Annual Minimum Rent will increase by $[***] ($[***] multiplied by [***]%) effective on March 15, 2022, to equal $[***], and Tenant must pay Landlord the prorated amount of that Landlord Funds Rent Increase (in the amount of $[***] (17 days over 31 days multiplied by $[***] divided by 12) on April 21, 2022 (along with the monthly Minimum Rent installment that is due on such date (which monthly Minimum Rent installment shall include the monthly amount of the Landlord Funds Rent Increase arising due to the above described Landlord UE Funds disbursement)). On January 1, 2023, annual Minimum Rent will be increased under Section 4.1.2 to equal $[***] ($[***] of the annual Minimum Rent that was in effect as of December 31, 2022 shall increase by [***]%, and the remaining annual Minimum Rent that was in effect as of December 31, 2022 (i.e., the Landlord Funds Rent Increase in the amount of $[***] that commenced on March 15, 2022) shall increase by a prorated amount of such [***]% increase equal to [***]% (291 days over 365 days multiplied by [***]%)). Assuming that no additional disbursement of Landlord UE Funds is made to Tenant after March 15, 2022, annual Minimum Rent will be increased by [***]% to equal $[***] effective on January 1, 2024.”
6.6. Granting of Easements and Licenses. Landlord may, from time to time, with respect to all or any part of the Premises: (1) grant easements, covenants, restrictions, and/or CC&R’s, and other rights in the nature of easements, covenants, restrictions and/or CC&R’s, (2) release existing easements, covenants, restrictions, and/or CC&R’s, or other rights in the nature of easements, covenants, restrictions, and/or CC&R’s, that are for the benefit of any part of the Premises, (3) dedicate or transfer unimproved portions of the Premises for road, highway or other public purposes, (4) execute petitions to have any part of the Premises annexed to any municipal corporation or utility district, (5) execute amendments to any easements, covenants and restrictions affecting any part of the Premises, and (6) execute and deliver to any Person any instrument appropriate to confirm or effect such grants, releases, dedications and transfers (to the extent of its interests in the Premises) without the necessity of obtaining Tenant’s consent, provided that such easement or other instrument or action contemplated by this Section 6.6 would not, and could not reasonably be expected to, unreasonably interfere with the conduct of, or unreasonably adversely affect, the Business at the affected Facility(ies). If any easement or other instrument or action described in this Section 6.6 unreasonably interferes with, or unreasonably adversely affects, the conduct of Business by the applicable Tenant at the affected Facility(ies), Landlord shall obtain Tenant’s prior consent to such proposed easement, instrument or action, which consent may be granted or withheld by Tenant in its sole discretion, which consent shall be deemed given if not expressly denied by Tenant, in writing, within 30 days after Landlord’s delivery of such request; provided that if a Governmental Authority or utility company is the counterparty to, or a beneficiary of, such easement or other instrument or requesting such action, then Tenant consent shall not be required, but Landlord shall reasonably consult with Tenant with respect thereto.

7.Events of Default; Remedies. “Event of Default” shall mean any Master Lease Event of Default or Facility Default:
7.1. Master Lease Events of Default. The occurrence of any of the following events shall constitute a “Master Lease Event of Default” on the part of Tenant, and there shall be no cure period therefor except as otherwise expressly provided:
7.1.1. Tenant fails to pay when due any Rent, Taxes, Other Charges or other required payments or deposits (including any deposit required pursuant to Section 6.3.1 or Section 4) and the same is not cured within 5 days after notice from Landlord of nonpayment thereof;
7.1.2. Intentionally Deleted;
7.1.3. The entry of any final, non-appealable judgment against Guarantor in excess of $[***] that remains unsatisfied or not stayed or superseded for more than [***] days, or the recording of any final, non-appealable judgment against Guarantor or the service of a notice of levy or of a writ of attachment or execution, or other like process with respect to any final, non-appealable obligation, against the assets of Guarantor in each case in excess of $[***] that remains unsatisfied or not stayed or superseded for more than [***] days;
7.1.4. If at any time of determination, Facility Defaults (expressly excluding any Facility Default pursuant to Section 7.2.11) under this Lease, and/or Events of Default under any Other Lease that would constitute Facility Defaults hereunder if the facilities leased pursuant to such Other Leases were subject to this Lease (expressly excluding any Event of Default similar to the Facility Default pursuant to Section 7.2.11), remain uncured and are continuing with respect to [***]% or more of the aggregate number of Facilities subject to this Lease plus the number of facilities subject to the Other Leases in existence as of such time (but in any event not less than ten (10) Facilities).
7.1.5. (1) Guarantor generally fails to pay its debts as they become due, or admits in writing (other than a writing solely to Landlord or any of its Affiliates) its inability to pay its debts generally, or makes an assignment of all or substantially all of its property for the benefit of creditors, (2) a receiver, trustee or liquidator is appointed for Guarantor or any of its property (unless, within three Business Days following such appointment, Guarantor notifies Landlord in writing that it intends to cause such appointment to be discharged and such discharge is diligently prosecuted to completion within 60 days after the date of such appointment), (3) the filing by Guarantor of a voluntary petition under any federal bankruptcy or state Legal Requirements to be adjudicated as bankrupt or for any arrangement or other debtor’s relief, (4) the involuntary filing of such a petition against Guarantor by any other party other than Landlord (unless, within three Business Days after such filing, Guarantor notifies Landlord in writing that it intends to cause such petition to be dismissed, such dismissal is diligently prosecuted and such petition is dismissed within 90 days after filing), or (5) any of the matters described in (1) through (4) above occur with respect to Tenant under this Lease and/or the tenants or borrowers under the Other Leases;
7.1.6. A default by Tenant or any Affiliate of Tenant that is classified as a “Master Lease Event of Default” under any Crossed Agreement pursuant to, and in accordance with, the terms of the Omnibus Agreement (the parties agreeing that if any “Event of Default” under any Crossed Agreement is classified as a Facility Default pursuant to the terms of the Omnibus Agreement, then such “Event of Default” shall not constitute a Master Lease Event of Default or Facility Default under this Lease, but such “Event of Default” may nevertheless count for purposes of the test described in Section 7.1.4 above);
7.1.7. Intentionally Deleted;
7.1.8. Intentionally Deleted;
7.1.9. Any Governmental Authority or Governmental Payor assesses a final, non-appealable fine or penalty against Tenant or Guarantor in excess of $[***], and such fine or penalty is not paid, satisfied or stayed within [***] ([***]) days;
7.1.10. Tenant’s failure to perform or comply with the provisions of Section 5.1[Insurance], Section 5.10.1[Affiliate Transactions] or Section 10 [Assignment and Subletting] if not remedied within ten (10) Business Days after Tenant’s receipt of notice from Landlord of such failure;
7.1.11. Any intentional and material misrepresentation by Tenant under this Lease or intentional and material misstatement or intentional and material omission of fact in any written report required (and/or the Officer’s Certificate relating thereto) under Sections 3.1, 3.2, and 3.3 of Exhibit F from Tenant;
7.1.12. Any Master Lease Event of Default arising pursuant to the terms of Section 7.2.6 or Section 7.2.7 below; or
7.1.13. Tenant fails to perform any of the material terms, covenants or conditions contained in this Lease, such failure is with respect to all or substantially all of the Facilities and such failure is not otherwise specifically addressed in this Section 7.1 above, in each case if not remedied within [***] ([***]) days after receipt of notice from Landlord of such failure to perform, or, if such failure to perform cannot reasonably be remedied within such period, Tenant does not within [***] ([***]) days after such notice thereof commence such act or acts as shall be necessary to remedy such failure and shall not thereafter diligently complete such act or acts within a reasonable time, provided, however, in no event shall such cure period extend beyond [***] ([***]) days after notice from Landlord thereof.
7.1.14. Tenant fails to deliver any of the reports listed in Sections 2.1, 2.2, 3.1, 3.2, 3.3, 3.5, 5, 6.1 or 6.2 of Exhibit F or the officer’s certificate required by Section 3.6 of Exhibit F within 10 days after notice from Landlord of such failure.

7.2. Facility Defaults. The occurrence of any of the following events with respect to a particular Facility shall constitute a “Facility Default” on the part of Tenant with respect to such Facility:
7.2.1. (x) there is issued any (i) stop placement order against Tenant with respect to a Facility that (A) is in effect for more than [***] ([***]) consecutive days and (B) is or becomes final and non-appealable, or (ii) final non-appealable termination or revocation of a Facility’s healthcare Authorizations material to such Facility’s operation for its Primary Intended Use, or any termination or revocation of any Facility Provider Agreements (including, without limitation, its certification for participation in the Medicare or Medicaid reimbursement programs) that is not reinstated or replaced within [***] ([***]) days, or (y) there occurs any termination or revocation that is subject to appeal by Tenant, or any suspension of any such Authorizations that results in the subject Facility ceasing operation for a period of more than [***] ([***]) consecutive days at any time, except, as to any stop placement order, to the extent relating to or resulting from any industry-wide action, directive or requirement of any Governmental Authority in connection with COVID-19 or any other epidemic or pandemic;
7.2.2. subject to Section 15.17 regarding permitted contests, Tenant fails to cure or abate any material violation occurring during the Term that is claimed by any Governmental Authority, or any officer acting on behalf thereof, of any Legal Requirement pertaining to the operation of any Facility, and within the time permitted by such Governmental Authority for such cure or abatement;
7.2.3. If Tenant voluntarily ceases operation of the Business of a Facility for its Primary Intended Use, except (i) as a result of a casualty or a partial or complete Condemnation or (ii) for any temporary cessation of operations in any Premises (or any portion thereof), not to exceed [***] ([***]) days, in connection with COVID-19 or any other epidemic or pandemic, provided that Tenant shall reasonably consult with Landlord regarding any such cessation of operations prior to effecting it;
7.2.4. The sale or transfer of all or any portion of any certificate of need, bed or unit right or other similar Authorization relating to any material portion of the Business of a Facility or any material portion of a Facility;
7.2.5. Tenant's failure to perform any of the material terms, covenants or conditions contained in this Lease not otherwise specifically identified in this Section 7.2 with respect to a Facility, if not remedied or corrected within [***] ([***]) days after receipt of notice from Landlord thereof, or, if such failure to perform cannot reasonably be remedied within such period, Tenant does not within [***] ([***]) days after notice thereof commence such act or acts as shall be necessary to remedy the default and shall not thereafter diligently complete such act or acts within a reasonable time, provided, however, in no event shall such cure period extend beyond [***] ([***]) days after notice from Landlord thereof;

7.2.6. The entry of any final, non-appealable judgment against Tenant with respect to one or more Facilities but less than all of the Facilities leased by such Tenant in excess of $[***] that remains unsatisfied or not stayed or superseded for more than [***] days, or the recording of any judgment or abstract of judgment against Tenant or the service of a notice of levy or of a writ of attachment or execution, or other like process that is final and non-appealable, against the assets of Tenant in each case in excess of $[***] that remains unsatisfied or not stayed or superseded for more than [***] days; provided, however, that such event shall constitute a Master Lease Event of Default rather than a Facility Default if Guarantor fails to execute and deliver to Landlord a reaffirmation of the Guaranty in the form attached hereto as Schedule 7.2.7, within [***] days of written request from Landlord therefor;
7.2.7. If Tenant becomes bankrupt or insolvent, or files any debtor proceedings, or files pursuant to any statute a petition in bankruptcy or insolvency or for reorganization, or files a petition for the appointment of a receiver or trustee for all or substantially all of its assets, or (x) any of the foregoing are filed against Tenant and such petition or appointment shall not have been set aside within ninety (90) days after the date of such petition or appointment, or (y) Tenant makes an assignment for the benefit of creditors or shall admit in writing in a legal proceeding its inability to pay its debts generally as they become due, or if Tenant's interest in this Lease is attached, levied upon, seized or made subject to any other judicial seizure and such seizure or attachment is not discharged within ninety (90) days; provided, however, that such event shall constitute a Master Lease Event of Default rather than a Facility Default unless (a) Guarantor executes and delivers to Landlord a reaffirmation of the Guaranty in the form attached hereto as Schedule 7.2.7 within five days of written request from Landlord therefor, and (b) Guarantor promptly replaces such Tenant with an Affiliate of Guarantor that has the legal power and authority to perform such Tenant’s obligations under this Lease;
7.2.8. Tenant’s failure to perform or comply with the provisions of Section 5.10.3 [Use Specific Negative Covenants] with respect to a Facility if not remedied within [***] ([***]) Business Days after receipt of notice from Landlord thereof;
7.2.9. Tenant’s failure to perform or comply with the provisions of Section 5.5.5 if such failure would, pursuant to the terms of such Section, be an Event of Default;
7.2.10. Intentionally Deleted; or
7.2.11. Any breach by Tenant of an Executed OTA that is not remedied within [***] ([***]) business days after receipt of written notice from Landlord thereof.
7.3. Landlord Termination Right. During the continuance of the Landlord Termination Right Period (as defined in the Brookdale Guaranty), subject to the terms, conditions and restrictions of Section 16 of the Brookdale Guaranty, Landlord will have the right to terminate this Lease with respect to any or all of the Facilities, in which case the provisions of Section 7.4.12 shall pertain. Upon such termination, Minimum Rent shall be reduced by the then applicable Proportionate Share of such Minimum Rent applicable to the terminated Facilities.
7.4. Remedies. Landlord will have the following rights and remedies upon the occurrence and during the continuance a Master Lease Event of Default and, subject to Section 7.4.6, upon the occurrence and during the continuance of a Facility Default with respect to the applicable Facility:
7.4.1. General. Upon the occurrence and during the continuance of an Event of Default, Landlord may exercise all rights and remedies under this Lease and the Legal Requirements of the state or states in which the Premises are located that are available to a lessor or landlord of real and personal property following a default by its lessee or tenant, and as to the Tenant Property, all remedies granted under the Legal Requirements of such state(s) to a secured party under its Uniform Commercial Code. Except as required by applicable Legal Requirements, Landlord shall have no duty to mitigate damages unless required by applicable Legal Requirements and shall not be responsible or liable for any failure to relet any of the Premises or to collect any rent due upon any such reletting. Tenant shall pay Landlord, immediately upon demand, all expenses incurred by it in obtaining possession and reletting any of the Premises, including fees, commissions and costs of attorneys, architects, agents and brokers.
7.4.2. Termination Right. Upon the occurrence of and during the continuance of an Event of Default, Landlord, in its sole discretion, may terminate immediately (1) this Lease with respect to all of the Premises or (2) this Lease with respect to any Facility at or with respect to which the Event of Default exists, by delivery to Tenant of notice of Landlord’s intent to terminate (any termination under such clause (2), a “Limited Termination Election”). Upon delivery of any such notice of termination, all of Tenant’s rights under this Lease shall cease as to the particular portion of the Premises specified in such notice, and if less than all of the Premises are identified in the notice, the provisions of Section 7.4.12 shall apply. Without limiting the foregoing, if Landlord makes a Limited Termination Election, the deletion of the applicable Facility from this Lease shall be absolutely without limitation of each Tenant’s continuing obligation (on a joint and several basis) for the damages and other amounts owing on account of the Event of Default giving rise to the deletion from this Lease of such Facility or the termination of this Lease as to such Facility.
7.4.3. Other Remedies. Without limiting the foregoing, Landlord shall have the right (but not the obligation) to do any of the following upon the occurrence and during the continuance of an Event of Default: (1) sue for specific performance of any covenant of Tenant as to which it is in breach; (2) enter upon and dispossess Tenant from any portion of the Premises and sue for money damages by reason of Tenant’s breach, including the acceleration of all Rent that would have accrued after any termination of this Lease as it relates to all or any portion of the Premises or any such dispossession, and all obligations and liabilities of Tenant under this Lease that survive such termination or dispossession; (3) elect to leave this Lease in place and sue for Rent and other money damages as the same come due; and (4)

before or after repossession of any portion of the Premises pursuant to clause (2) above and whether or not this Lease has been terminated, relet any portion of the Premises to such tenant or tenants, for such terms (which may be greater or less than the remaining balance of the Term), rent, conditions (which may include concessions or free rent) and uses as Landlord may determine in its sole discretion and collect and receive any rents payable by reason of such reletting.
7.4.4. Receivership. Upon the occurrence and during the continuance of an Event of Default and to the extent permitted by applicable Legal Requirements, Landlord may petition any appropriate court for the appointment of a receiver to take possession of all or any part of the Premises, to manage the operation of all or any part of the Premises, to collect and disburse all rents, issues, profits and income generated thereby and to the extent applicable and possible, to preserve or replace any affected license or provider certification for all or any part of the Premises and/or otherwise to substitute the licensee or provider certificate holder (a “Receivership”). If Landlord commences a Receivership, the applicable receiver shall be paid a reasonable fee for its services and all such fees and other expenses of such Receivership shall be paid by Tenant in addition to the Rent otherwise due to Landlord hereunder. Tenant irrevocably consents to a Receivership upon an Event of Default and thus stipulates to and agrees not to contest the appointment of a receiver under such circumstances and for such purposes.
7.4.5. Remedies Cumulative; No Waiver. No right or remedy conferred upon or reserved to Landlord under this Lease is exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given under this Lease or now or hereafter existing at law or in equity. Any notice or cure period under this Lease shall run concurrently with any notice or cure period required under applicable Legal Requirements. No failure of Landlord to insist at any time upon the strict performance of any provision of this Lease or to exercise any option, right, power or remedy contained in this Lease shall be construed as a waiver, modification or relinquishment of any similar or different breach (future or otherwise) by Tenant or of any option, right, power or remedy of Landlord. Landlord’s receipt of any Rent or other sum due under this Lease (including any late charge) with knowledge of any breach shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be effective unless expressed in a writing signed by it. Notwithstanding anything in this Lease to the contrary, the sale of the Premises (or any part thereof) by Landlord during the continuance of an Event of Default shall not constitute Landlord’s acceptance of Tenant’s abandonment of the Premises (or any part thereof) or rejection of the Lease or in any way impair Landlord’s rights upon Tenant’s default, including Landlord’s right to damages.
7.4.6. Restriction on Remedies for Facility Defaults. Notwithstanding anything contained in this Lease which may be construed to the contrary, to the extent that (A) any Facility Default is continuing and (B) no Master Lease Event of Default is then continuing, Landlord’s remedies under this Lease shall be limited, and may apply solely, to the Facility that is the subject of such Facility Default, including (i) termination of this Lease solely with respect to such Facility(ies) pursuant to Section 7.4.2, (ii) repossessing solely such Facility(ies) pursuant to Section 7.4.3, (iii) accelerating Rent (based on such Facility’s Proportionate Share) solely with respect to such Facility(ies) pursuant to Section 7.4.3, (iv) causing a receiver to be appointed solely with respect to such Facility(ies) pursuant to Section 7.4.4, or (v) applying Escrow Deposits solely attributable to such Facility(ies). The foregoing shall not limit or impair Landlord from thereafter exercising any remedy under this Lease upon the occurrence and during the continuance of a Master Lease Event of Default, including but not limited to receiving any portion of the Security Deposit (as defined in the Brookdale Guaranty) and applying such Security Deposit to the amounts then owed to Landlord resulting from any Master Lease Event of Default under this Lease, or limit Landlord’s ability to maintain an action against Tenant, on a joint and several basis, for damages or specific performance as to any Master Lease Event of Default.
7.4.7. [Reserved.]
7.4.8. Performance of Tenant’s Obligations. If Tenant at any time fails to make any payment or perform any act on its part required to be made or performed under this Lease, then Landlord, without waiving or releasing Tenant from any obligations or default under this Lease, may make such payment or perform such act for the account and at the expense of Tenant, and enter upon any portion of the Premises for the purpose of taking all such action as Landlord may deem to be reasonably necessary or appropriate. No such entry shall be deemed an eviction of Tenant. All sums so paid by Landlord and all necessary and incidental costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with the performance of any such act by Landlord or its representatives, together with interest at the Agreed Rate from the date of the making of such payment or the incurring of such costs and expenses, shall be payable by Tenant to Landlord upon Landlord’s demand.
7.4.9. Application of Funds. Notwithstanding anything in this Lease to the contrary, (except and as otherwise as set forth in Section 7.4.6), any payments, deposits, escrows, Property Loss Insurance Proceeds or Awards received or held by Landlord under any of the provisions of this Lease may, during the continuance of any Event of Default and at Landlord’s option, in its sole discretion, be applied to Tenant’s obligations in the order that Landlord in its sole discretion may determine.
7.4.10. Tenant’s Waiver; Mitigation. In connection with the exercise by Landlord of any of its remedies under this Section 7.4, including the termination of this Lease, in whole or in part, Tenant waives, to the maximum extent permitted by applicable Legal Requirements, (1) any right of redemption, re-entry or repossession, (2) the benefit of any moratorium laws or any laws now or hereafter in force exempting property from liability for rent or for debt, (3) any duty on the part of Landlord to mitigate the damages recoverable from Tenant on account of any Event of Default by Tenant, except that, notwithstanding the foregoing or anything in this Lease to the contrary, Landlord agrees to comply with any duty to mitigate damages where applicable Legal Requirements do not allow Tenant to waive such right, (4) the right to interpose any counterclaim (other than compulsory counterclaims) in any summary proceeding instituted by Landlord against Tenant in any court or in any action instituted by Landlord in any court for unpaid Rent under this Lease, and (5) any other right provided to Tenant under applicable Legal Requirements relating to a breach of or Event of Default under this Lease, including any rights to cure such breach or Event of Default.
7.4.11. Limitation on Certain of Tenant’s Remedies. If Tenant claims or asserts that Landlord has violated or failed to perform a covenant of Landlord not to unreasonably withhold, delay or condition Landlord’s consent or approval under this Lease, or in any case where Landlord’s reasonableness in exercising its judgment is in issue, Tenant’s sole remedy shall be an action for specific performance, declaratory judgment or injunction, and in no event shall Tenant be entitled to any monetary damages for a breach of any such covenant or unreasonable exercise of judgment, and Tenant hereby specifically waives the right to any monetary damages or other remedies in connection with any such breach or unreasonable exercise of judgment. Without limitation of the foregoing and notwithstanding anything in this Lease to the contrary, Tenant agrees that no breach or default by Landlord under this Lease shall excuse Tenant from performing, or constitute a defense to Tenant’s performance of, any duty, liability or obligation of Tenant under this Lease and in no event shall any breach or default by Landlord under this Lease entitle Tenant to terminate this Lease, or abate Rent, in whole or in part.
7.4.12. Deletion of Facility. If this Lease is terminated as to one or more Facilities (but not all of the Facilities) including but not limited to pursuant to Section 7.3 or Section 7.4.2 or in connection with a Property Loss or Condemnation or in connection with a sale of a Facility to Tenant or its Affiliate or a nominee of Tenant or its Affiliate or in connection with a sale of a Subject Facility (as defined in, and subject to the terms of, Exhibit L), the provisions of this Section 7.4.12 shall be applicable. Without necessity of any further action of the parties, this Lease shall terminate as to the Facility or Facilities (the “Deleted Facility” or the “Deleted Facility or Facilities”) being removed from this Lease, and the Deleted Facility or Facilities shall be separated and removed from this Lease, as of the applicable termination date (e.g., as of the date of Landlord’s delivery of a notice of termination (in the case of a partial termination of this Lease under Section 7.4.2) or as of the Date of Taking (in the case of a partial termination of this Lease under Section 12.2) or as of the closing date of the sale of any Subject Facility (in the case of such sale pursuant to the terms of Exhibit L)) (such date, the “Property Removal Date”). As of the applicable Property Removal Date, this Lease shall be amended automatically (and without any further action by the parties) to (1) remove the Deleted Facility or Facilities from this Lease, (2) exclude the Deleted Facility or Facilities from the definition of the Premises, and (3) reduce the Minimum Rent payable under this Lease by the amount of Minimum Rent previously allocated to the Deleted Facility or Facilities (based upon the Proportionate Share(s) of such Deleted Facility or Facilities and as described in Exhibit H); provided, however, that if the Deleted Facility is a Subject Facility being terminated on account of a sale of such Subject Facility, then Minimum Rent shall be reduced in accordance with the provisions of Exhibit L. Promptly (and in any event within 10 days after delivery of Landlord’s request therefor), Tenant shall execute and deliver to Landlord such instruments as Landlord may from time to time request reflecting the elimination of any

Deleted Facility or Facilities from this Lease on the terms described above and such other amendments reasonably necessary to effect the deletion of the Deleted Facility or Facilities from this Lease. With respect to any Deleted Facility(ies), the terms of items (1) through (3) above shall not limit the liability of Tenant (joint and several) for any Minimum Rent or Additional Rent allocated to the Deleted Facility(ies) which may remain due and owing, and (i) in case of any termination of this Lease as to one or more Facilities as a result of any Event of Default, for any damages resulting from the Event of Default that resulted in the deletion of such Facility(ies) herefrom and (ii) in case of any termination of this Lease pursuant to Section 11 or Section 12 hereof, for any obligations owed by Tenant to Landlord on account of such termination under Section 11 or Section 12 hereof.
8.Obligations of Tenant on Expiration or Early Termination of the Lease.
8.1. Surrender of Possession. On the expiration of the Term, or earlier termination of this Lease, as it relates to the Premises or a portion thereof, or on the dispossession of Tenant from the Premises or a portion thereof (the Premises or portion thereof as to which this Lease has so expired or terminated, or as to which Tenant has been so dispossessed, is herein referred to as the “Terminated/Dispossessed Premises”, and the scheduled date of any such expiration or termination, or dispossession, as to particular Terminated/Dispossessed Premises is herein referred to as the “Termination/Dispossession Date” for such Terminated/Dispossessed Premises), Tenant shall deliver to Landlord or its designee possession of such Terminated/Dispossessed Premises and associated Landlord Personal Property in a condition that is in compliance with the Condition Standard. For the avoidance of doubt, Tenant shall not be obligated to remove Alterations that were permitted by the terms of this Lease or otherwise approved by Landlord.
8.2. Transition of Operations. With respect to the termination and transition of any Terminated/Dispossessed Premises:
8.2.1. On the Termination/Dispossession Date, Tenant shall deliver to Landlord or its designee such Terminated/Dispossessed Premises in compliance with the Condition Standard and otherwise operational in all material respects, and immediately prior to such delivery, Tenant shall have been operating under Tenant’s applicable material Authorizations with no material restrictions or suspensions that adversely affect Landlord’s or its designee’s efforts to obtain the issuance of its own material Authorizations from any applicable Governmental Authority. Except for Tenant’s obligation to comply with the first sentence of this Section 8.2.1 and the other provisions of this Lease, in no event shall Tenant have any duty or obligation to make any Alterations, or incur any costs or expenses necessitated by, or imposed in connection with, any application for a change of ownership with respect to any Authorizations or any inspection or survey in connection therewith or related to the transfer of operation of such Terminated/Dispossessed Premises to Landlord or its designee; provided, however, that the foregoing shall not relieve Tenant of any obligation to comply with requirements imposed by any applicable Governmental Authority to keep or restore Tenant’s Authorizations to the extent required by any applicable Governmental Authority as required in connection with Tenant’s Authorizations (as opposed to requirements for obtaining new Authorizations for a successor operator).
8.2.2. Tenant shall not at any time as to any Terminated/Dispossessed Premises seek to transfer, surrender, allow to lapse or grant any security or other interest in and to any of the Authorizations relating to any portion of the Business or such Terminated/Dispossessed Premises, nor shall Tenant commit or omit any act that would jeopardize any portion of the Business or any Authorization relating to such Terminated/Dispossessed Premises.
8.2.3. Tenant shall not commence to wind up and terminate the operations of any Facility or relocate the patients or occupants of any Facility to any other health care facility (any such wind up, termination or relocation, a “Facility Termination”); provided, however, Tenant may commence such Facility Termination in a reasonable period of time preceding the expiration of the Reimbursement Period if Landlord or its designee has failed to obtain (or it is reasonably determined that such parties will be unable to obtain in a timely manner by the end of the Reimbursement Period) all required Authorizations for the operation of the Business at such Terminated/Dispossessed Premises within the time period specified in Section 8.2.6 below.
8.2.4. Tenant shall reasonably cooperate with Landlord or its designee upon reasonable request and at Landlord’s or its designee’s cost and expense (other than Tenant’s de minimus costs which shall be paid by Tenant) in connection with the application for all necessary Authorizations filed by Landlord or its designee, and Tenant shall act reasonably to accomplish an orderly transition of, subject to all Legal Requirements: (1) operations of the Terminated/Dispossessed Premises, (2) possession of such Terminated/Dispossessed Premises, and (3) Patient Information (including, without limitation all patient charts and resident records, along with appropriate resident consents if necessary) to the extent such Patient Information can lawfully be transferred in accordance with all Legal Requirements. Tenant agrees, upon reasonable advance notice from Landlord and with respect to each Facility that is part of such Terminated/Dispossessed Premises, to enter into an operations transfer agreement and to cause Guarantor to guaranty certain provisions in the OTA that are usual and customary for facilities comparable to such Facility with Landlord or its designee (it being acknowledged that (i) no monetary consideration shall be paid by Landlord or its designee for the transition of operations contemplated by such operations transfer agreement other than reconciliation of accounts receivable and accounts payable and other similar transitional costs and expenses and (ii) such operations transfer agreement will require Tenant to provide certain customary representations and warranties to the successor operator, provided that Tenant shall not be required to provide a scope of, or recourse for, representations and warranties that would increase Tenant’s ultimate liability for its obligations under this Lease other than to a de minimus extent). If the applicable successor operator with respect to any Facility that is part of a Terminated/Dispossessed Premises is an Affiliate of Landlord, then the operations transfer agreement to be executed by Tenant pursuant to Section 8.2.4 with respect to such Facility shall be in the form attached hereto as Exhibit E (the “Form OTA”), and Tenant shall execute

(and Landlord shall cause Landlord’s successor operator to execute) such operations transfer agreement (an “Executed OTA”) not more than ten (10) days after receipt of notice by Tenant from Landlord of the termination of this Lease as to such Facility in connection with a sale or transition of such Facility, provided that such notice shall be delivered not less than thirty (30) days prior to the Termination/Dispossession Date. If the applicable successor operator with respect to any Facility that is part of a Terminated/Dispossessed Premises is not an Affiliate of Landlord, then Tenant shall use commercially reasonable efforts to negotiate and execute with such third party successor operator an operations transfer agreement in form substantially similar to the Form OTA on a timeframe that is compatible with the timeframes contemplated by the applicable agreement between Landlord and such third party successor operator (or its affiliate).
8.2.5. In connection with the transfer of the operations of any Terminated/Dispossessed Premises to a new operator, upon notice from Landlord, Tenant shall operate such Terminated/Dispossessed Premises in accordance with the terms of this Lease until the earlier to occur of (1) the date on which such successor operator shall assume operation of such Terminated/Dispossessed Premises and (2) the date that is 360 days after the applicable Termination/Dispossession Date with respect to such Terminated/Dispossessed Premises.
8.2.6. If Tenant operates any Terminated/Dispossessed Premises at Landlord’s request after the Termination/Dispossession Date applicable to such Terminated/Dispossessed Premises, then, from and after the applicable Termination/Dispossession Date as to such Terminated/Dispossessed Premises and until the earlier to occur of the dates described in Section 8.2.5 relative to such Terminated/Dispossessed Premises (the “Reimbursement Period”), (1) Landlord or its designee shall provide Tenant with an operating budget, (2) Landlord shall include in the aforesaid operating budget, and Tenant shall continue to pay during the Reimbursement Period, all Rent that would have been owing under this Lease as to such Terminated/Dispossessed Premises if this Lease had not expired or terminated as to, and/or Tenant had not been dispossessed from, such Terminated/Dispossessed Premises (based upon the Proportionate Shares of such Terminated/Dispossessed Premises and as described in of Exhibit H), (3) Tenant shall be entitled to retain any profits resulting from Tenant’s operations during the Reimbursement Period and, if Tenant remains in possession of the Terminated/Dispossessed Premises at Landlord’s request after the expiration of the Term, Landlord shall pay to Tenant a management fee in an amount equal to 5% of the gross revenues of the applicable Terminated/Dispossessed Facilities (which amount may be deducted or offset against Rent payable from Tenant to Landlord during the Reimbursement Period at Tenant’s option) and (4) provided that this Lease was not terminated with respect to, and Tenant was not dispossessed from, such Terminated/Dispossessed Premises due to an Event of Default, Landlord shall reimburse Tenant for any operating deficits (including Rent) with respect to such Terminated/Dispossessed Premises that Tenant may be required to fund out-of-pocket on account of operating losses and expenses of such Terminated/Dispossessed Premises incurred by Tenant by reason of, or arising out of compliance with, such budget with respect to the Reimbursement Period applicable to such Terminated/Dispossessed Premises. Any such reimbursement shall be due from Landlord to Tenant within 30 days after request by Tenant, provided that (i) Tenant shall furnish such documentation of any operating deficits, losses and expenses as Landlord may reasonably request and (ii) Tenant may set-off any reimbursement amount against Rent payable in the following month. The terms of this Section 8.2 shall survive the expiration or earlier termination of this Lease and/or any dispossession of Tenant from any part of the Premises.
8.3. Facility Termination. Notwithstanding the provisions of Section 8.2 above or any other provisions to the contrary contained in this Lease, Landlord may, by written notice delivered to Tenant at any time or from time to time after (i) a Master Lease Event of Default (including after any transition of operations as provided in Section 8.2 has commenced with respect to any Section 8.3 Premises (as defined below)), and (ii) a Facility Default (including after any such transition has commenced with respect to the Facility that is the subject of such Facility Default), elect to require that Tenant implement a Facility Termination with respect to the Terminated/Dispossessed Premises or such portion thereof as is specified in Landlord’s notice (the Terminated/Dispossessed Premises or portion thereof, as applicable, specified in any such notice, the “Section 8.3 Premises”). In connection with any such Facility Termination for any Section 8.3 Premises, Tenant shall, at its sole cost and expense, in compliance with all applicable Legal Requirements, and except as otherwise directed in writing by Landlord:
8.3.1. promptly commence and diligently prosecute a Facility Termination with respect to each applicable Section 8.3 Premises;
8.3.2. (1) remove and relocate all patients/residents therefrom, (2) remove all Patient Information therefrom, (3) terminate all subleases, vendor and service contracts and other agreements that Tenant may have entered into with respect to such Section 8.3 Premises, (4) take all necessary steps to transfer all basic utility service into Landlord’s name, (5) fully vacate such Section 8.3 Premises, (6) observe and comply with the obligations set forth in this Lease relative to the physical condition of such Section 8.3 Premises upon vacation therefrom and surrender thereof, (7) take all necessary steps to transfer all Tenant Property to Landlord in accordance with Section 8.4 and (8) shut down, close and secure such Section 8.3 Premises; and
8.3.3. complete such Facility Termination(s) as soon as reasonably practicable in compliance with applicable Legal Requirements.
8.4. Tenant Property. Upon the expiration or earlier termination of this Lease with respect to, or the dispossession of Tenant from, any Terminated/Dispossessed Premises (unless such termination is the result of Tenant’s purchase of such Terminated/Dispossessed Premises), all Tenant Property (excluding the Excluded Property and the Excluded Vehicles) relating to such Terminated/Dispossessed Premises shall become the property of Landlord, free of any Lien, and Tenant shall, at its expense, take any actions reasonably necessary to discharge any applicable Lien. Subject to Section 9.1, Landlord acknowledges and agrees the Excluded Property and the Excluded Vehicles are not to be transferred to Landlord pursuant to this Section 8.4. Tenant shall execute and deliver such assignments, conveyance documents, bills of sale and other instruments as Landlord shall reasonably require to evidence the conveyances and transfers referenced in this Section 8.4 and otherwise reasonably assist Landlord with such conveyances and transfers.
8.5. Holding Over. This Section 8.5 shall not apply in the case of any Terminated/Dispossessed Premises as to which Tenant has been dispossessed without Landlord having terminated this Lease as it applies to such Terminated/Dispossessed Premises, and, in any such case, notwithstanding anything to the contrary in this Section 8.5 or elsewhere in this Section 8, Landlord shall retain all of its money damages and other rights and remedies on account of any such dispossession or any Event of Default allowing such dispossession. If Tenant shall for any reason remain in possession of any portion of the Terminated/Dispossessed Premises after the applicable Termination/Dispossession Date except where Tenant remains in possession under Section 8.2.5, such possession shall be a month-to-month tenancy during which time Tenant shall pay as rental on the first day of each month one and one-half times the total of the monthly Minimum Rent payable with respect to the Terminated/Dispossessed Premises as of the end of the last Lease Year (excluding any Renewal Terms for which Tenant has not exercised its option to renew) (determined on the basis of the Proportionate Share(s) of such Terminated/Dispossessed Premises, as described in Exhibit H) plus Additional Rent and all additional charges accruing during the month, and all other sums payable by Tenant pursuant to this Lease, with respect to such Terminated/Dispossessed Premises. Nothing contained herein shall constitute the consent, express or implied, of Landlord to the holding over of Tenant after any applicable Termination/Dispossession Date, nor shall anything contained herein be deemed to limit Landlord’s remedies.
8.6. Survival. All representations, warranties, covenants and other obligations of Tenant under this Lease shall survive any applicable Termination/Dispossession Date.
9.Certain Landlord Rights.
9.1. Landlord’s Security Interest and Financing Statements. Tenant, as debtor, hereby grants to Landlord, as security for Tenant’s obligations under this Lease and any related agreements, a security interest in, and an express contractual Lien upon, all of Tenant’s right, title and interest in and to the Tenant Property (excluding the Excluded Property) and all products and proceeds thereof, that Tenant now owns or leases or in which Tenant hereafter acquires an interest or right. This Lease constitutes a security agreement covering all such Tenant Property.
9.1.1. The security interest granted to Landlord in such Tenant Property is subordinate to any security interest granted in Tenant Property in connection with purchase money financing of such Tenant Property, as long as (a) Tenant provides Landlord with copies of the documentation evidencing such financing or leasing and (b) the lessor or financier agrees to give Landlord notice of any default by Tenant under the terms of such arrangement and a reasonable time following such notice to cure any such default and to consent to Landlord’s written assumption of such arrangement upon curing such default.
9.1.2. Tenant shall give Landlord at least five days’ prior written notice of any change in Tenant’s name, identity, jurisdiction of organization or form of entity. With respect to such change, Tenant will promptly execute and deliver such additional security agreements, financing statements, fixture filings and other documents as Landlord may reasonably require to perfect or to continue the perfection of its security interest.
9.1.3. This security interest and agreement shall survive the expiration or termination of this Lease.
9.2. Entry and Inspection . Landlord and its representative may enter the Premises at any reasonable time after reasonable notice to Tenant for the purpose of inspecting the Premises for any reason including, without limitation, Tenant’s default under this Lease, or to exhibit the Premises for sale, lease (but as to showing for lease, in the 12 months prior to the expiration of the Initial Term or any applicable Renewal Term, so long as there is no Event of Default under this Lease, only if Tenant has not exercised its option to renew pursuant to Section 3.2) or mortgage financing, or posting notices of default, or non-responsibility under any mechanic’s or materialman’s lien law or to otherwise inspect the Premises for compliance with the terms of this Lease. Any such entry shall not unreasonably interfere with residents, patients, patient care, Tenant’s operations in the ordinary course of the Business, shall be on not less than five (5) Business Days’ notice during normal business hours and only when accompanied by a representative of Tenant.
9.3. Estoppel Certificates. Tenant shall, at any time upon not less than ten (10) Business Days prior request by Landlord, have an authorized representative execute, acknowledge and deliver to Landlord or its designee a written statement certifying (a) that this Lease, together with any modifications, is in full force and effect, (b) the dates to which Rent and Additional Rent have been paid, (c) that no default by either party exists or specifying any such default, and (d) as to such other matters as Landlord may reasonably request.
9.4. Conveyance Release. If Landlord or any successor owner shall transfer any portion of the Premises in accordance with this Lease, it shall thereupon be released from all future liabilities and obligations under this Lease arising or accruing from and after the date of such conveyance or other transfer, which instead shall thereupon be binding upon the transferee.
9.5. Landlord’s Financing.
9.5.1. Cooperation; Other Agreements. Tenant agrees to reasonably cooperate in Landlord’s financing or refinancing of the Facilities as required under Guarantor’s Guaranty in favor of Landlord of even date herewith.
10.Assignment and Subletting.

10.1. Prohibition on Transfer. Tenant shall not do or permit any of the following without obtaining Landlord’s prior consent, which consent may be withheld or granted in Landlord’s sole discretion:
10.1.1. Transfer, directly or indirectly all or any part of any of the Premises, the Business, the Facilities or Tenant’s right, title, or interest in and to this Lease;
10.1.2. Engage the services of any Person (including without limitation any Affiliate) for the management of all or any part of any of the Premises, Business or the Facilities, provided that Tenant may enter into a management agreement with an Affiliate for the management of one or more Facilities subject to the terms of Section 5.10.1, it being acknowledged that, following the engagement of any Person in accordance with this Section 10.1.2, any subsequent Transfer of any stock, partnership, membership or other equity interests in such Person resulting in a Change of Control of such Person shall constitute a new engagement of such Person for purposes of this Section 10.1.2;
10.1.3. Transfer any stock, partnership, membership or other equity interests in any Tenant if such Transfer results in Guarantor no longer Controlling Tenant;
10.1.4. Dissolve any Tenant; or
10.1.5. Transfer all or substantially all of the assets of any Tenant.
10.2. Effect of any Unapproved Transfer. Any purported Transfer that is prohibited in Section 10.1 made without the prior consent of Landlord (“Unpermitted Transfer”) shall be absolutely null and void. If Landlord consents to any Transfer, such Transfer shall not be effective and valid unless and until the applicable transferee executes and delivers to Landlord any and all documentation reasonably required by Landlord. Any consent by Landlord to a particular Transfer shall not constitute consent or approval of any subsequent Transfer, and Landlord’s consent shall be required in all such instances. No consent by Landlord to any Transfer shall be deemed to release any Tenant or Guarantor from its obligations under or relating to this Lease or its Lease Guaranty, as applicable, and each Tenant and Guarantor shall remain fully liable for payment and performance of all obligations under this Lease or its Lease Guaranty, as the case may be.
10.3. Permitted Transfers. Notwithstanding anything in this Section 10 to the contrary, Tenant may, without the prior consent of Landlord, do any of the following (each a “Permitted Transfer”):
10.3.1. Provided that no Master Lease Event of Default has occurred and is continuing, Transfer its interest and rights under this Lease to any Guarantor or a Person wholly owned and Controlled by any Guarantor, provided and on the conditions that (1) Tenant and such assignee deliver to Landlord an assignment and assumption agreement in customary form to effect such transfer of Tenant’s interest in this Lease and pursuant to which such assignee assumes Tenant’s obligations under this Lease, (2) neither Tenant nor any Guarantor shall be released from any of their respective obligations under this Lease or any Lease Guaranty on account of such assignment, (3) all required Authorizations shall have been obtained for such Transfer, and (4) such Transfer shall not violate any Legal Requirements;
10.3.2 Enter into residency agreements or occupancy agreements with residents and patients of such Facility;
10.3.3. Pledge or encumber assets to the extent expressly permitted by the terms of this Lease;
10.3.4. Any Transfer expressly permitted by any Lease Guaranty;
10.3.5. Enter into subleases for portions of the Premises (not to exceed, in the aggregate, 5% of the square feet of the applicable Facility), whereby the sublessee (i) provides or administers Ancillary Services, (ii) provides services or products that are amenities to residents of such Facility, such as a beauty salon, or (iii) otherwise generates a rent stream without interference with the operations of the Business, such as a rooftop cell tower. Any such sublease shall in any case be subject to the requirements of Section 10.6 and any such sublease with an Affiliate shall be subject to the requirements of Section 5.10.1.
10.4. Rights of Landlord. If Tenant Transfers any interest in this Lease, in any of the Facilities, the Premises or the Business (including any sublet but excluding any Permitted Transfers), whether or not in violation of this Lease, Landlord may (without prejudice to or waiver of its rights) collect rent from the transferee, subtenant or occupant. Landlord may apply the net amount collected to the Rent in this Lease required to be paid by Tenant, but such application shall not be deemed a waiver of any of Landlord’s rights under this Section 10.
10.5. Transfer Defined. For purposes of this Lease, the term “Transfer” shall mean any direct or indirect sale, exchange, assignment, sublease, pledge, mortgage, hypothecation, encumbrance, attachment, lien, pledge, garnishment, execution, levy, seizure, gift, transfer upon death by will, trust or the laws of descent or intestacy, transfer in connection with bankruptcy, transfer at judicial order, transfer in connection with a divorce or other marital property settlement, transfer by operation of law, including a merger, consolidation or share exchange, and all other kinds of conveyances, dispositions or alienations, voluntary or involuntary, direct or indirect, to or for the benefit of any other Person.
10.6. Subleases. Without limitation of the prohibitions set forth in Section 10.1 hereof, each sublease of any portion of a Facility shall be subject and subordinate to the provisions of this Lease and shall provide that Landlord, at its option and without any obligation to do so, may require any sublessee to, at the request and option of Landlord, attorn to Landlord, in which event Landlord shall undertake the obligations of Tenant, as sublessor under such sublease from the time of the exercise of such option to the termination of such sublease, and in such case, Landlord shall not be (a) liable for any act, omission or default of Tenant under such sublease occurring prior to the attornment, (b) liable for, or subject to, any offset, abatement or reduction of rent or other consideration under such sublease because of any default of Tenant under such sublease occurring prior to the attornment, (c) bound by any previous modification or amendment to any such sublease or any previous prepayment of more than one month’s rent, unless such modification, amendment or prepayment shall have been approved in writing by Landlord or, in the case of such prepayment, such prepayment of rent has actually been delivered to Landlord, or (d) liable for any security deposit or other collateral deposited or delivered to Tenant pursuant to such sublease unless such security deposit or other collateral has actually been delivered to Landlord. In the event that Landlord shall not require such attornment with respect to any sublease, then such sublease shall automatically terminate upon the expiration or earlier termination of this Lease with respect to the subleased Facility, including any earlier termination by mutual consent of Landlord and Tenant. No sublease made as permitted by this Section 10 shall affect or reduce any of the obligations of Tenant hereunder, and all such obligations shall continue in full force and effect as if no sublease had been made. No sublease shall impose any additional obligations on Landlord under this Lease. Anything contained in this Lease to the contrary notwithstanding, Tenant shall not sublet any Facility on any basis that the rental to be paid by the subtenant thereunder would be based, in whole or in part, on either (i) the income or profits derived by the business activities of the subtenant, or (ii) any other formula such that any portion of the sublease rental, if received by Landlord, would fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto.
11.Damage and Destruction.
11.1. Notice of Property Loss. If any Facility is damaged in excess of $250,000 as the result of any Property Loss, (a) Tenant shall give prompt notice thereof to Landlord and any Facility Mortgagee, in no event more than five Business Days after the occurrence of such Property Loss and (b) within 15 days after the occurrence of such Property Loss, or as soon thereafter as such information is reasonably available to Tenant, Tenant shall provide Landlord the following information: (1) the date of the Property Loss and the identity of the Facility experiencing the Property Loss; (2) the nature of the Property Loss; (3) a description of the damage or destruction caused by the Property Loss, the area of such Facility damaged and the general extent of such damage; (4) a preliminary estimate of the cost to repair, rebuild, restore or replace such Facility; (5) a preliminary estimate of the schedule to complete the repair, rebuilding, restoration or replacement of such Facility; (6) a description of the anticipated property insurance claim, including the name of the insurer, the insurance coverage limits, the deductible amounts, the expected settlement amount and the expected settlement date; and (7) a description of the business interruption claim, including the name of the insurer, the insurance coverage limits, the deductible amounts, the expected settlement amount and the expected settlement date. Tenant shall provide Landlord with copies of any and all material correspondence to and from the insurance provider(s) within five Business Days after Tenant’s receipt or submission thereof and provide any other information reasonably requested by Landlord.

11.2. Substantial Destruction. Except as otherwise set forth in this Lease, if a Facility is Substantially Destroyed or rendered Unsuitable For Its Primary Intended Use by a Property Loss at any time during the Term, Landlord may elect to terminate this Lease with respect to such Facility by providing notice to Tenant within 90 days after the date upon which Tenant notifies Landlord of the Property Loss, which termination shall be effective as of the termination date specified by Landlord in its notice, which date shall be not later than 30 days after Landlord’s delivery of such notice of termination to Tenant. If Landlord elects to terminate this Lease with respect to such Facility, then (a) Landlord shall receive any and all insurance proceeds payable by reason of the Property Loss (the “Property Loss Insurance Proceeds”), (b) Tenant shall immediately pay to Landlord an amount equal to any uninsured deductible or other uninsured Losses in connection with the Property Loss, and (c) as of the date of such termination, the applicable Facility shall be deleted from this Lease and the provisions of Section 7.4.12 governing a deletion of a Facility after Property Loss shall be applicable. If Landlord does not elect to terminate this Lease with respect to such Facility, then, Tenant shall promptly rebuild and restore the Facility in accordance with Section 11.4 below, and Landlord shall make the Property Loss Insurance Proceeds available to Tenant for such restoration only pursuant to, and in accordance with, Section 11.5. The term “Substantially Destroyed” means any Property Loss resulting in the loss of use of 50% or more of the licensed Units at the affected Facility or that would cost more than 50% of the value of such Facility to restore.
11.3. Partial Destruction. If a Facility is damaged by a Property Loss but is not Substantially Destroyed or rendered Unsuitable For Its Primary Intended Use, then, Tenant shall restore such Facility in accordance with the requirements of Section 11.4, and Landlord shall make the Property Loss Insurance Proceeds available to Tenant for such restoration pursuant to Section 11.5. Notwithstanding anything in the immediately preceding sentence to the contrary, if such Property Loss shall occur during the final two Lease Years of the Term, then Landlord shall have the right to terminate this Lease with respect to such Facility and retain any Property Loss Insurance Proceeds by delivering notice of such election to Tenant within 90 days after delivery of notice from Tenant of such Property Loss, such termination shall be effective as of the termination date specified by Landlord in its notice, which date shall be not later than 30 days after Landlord’s delivery of such notice of termination to Tenant, whereupon Tenant shall immediately pay to Landlord the amount of any uninsured deductible or other uninsured Losses in connection with the Property Loss and the applicable Facility shall be deleted herefrom pursuant to Section 7.4.12 governing the deletion of a Facility in connection with a Property Loss.
11.4. Restoration.
11.4.1. Commencement of Restoration. Within 120 days (or 240 days if a Facility is Substantially Destroyed or rendered Unsuitable For Its Primary Intended Use) after the earliest to occur of (1) Landlord’s delivery of notice to Tenant directing Tenant to restore a Facility damaged or destroyed by a Property Loss, (2) in the case of a Property Loss that results in Landlord having the option to terminate this Lease as to the affected Facility pursuant to Section 11.2 or Section 11.3, the expiration of the period in which Landlord may exercise such option to terminate if Landlord fails to affirmatively elect to terminate this Lease with respect to such Facility, or (3) in the case of damage to a Facility by Property Loss that does not result in such Facility being Substantially Destroyed or rendered Unsuitable For Its Primary Intended Use and that does not result in a termination of this Lease with respect to the affected Facility as provided in Section 11.3, the date of the Property Loss, Tenant shall furnish to Landlord complete plans and specifications (the “Restoration Plans and Specifications”) describing the work Tenant intends to undertake to restore the applicable Facility (the “Work”) for Landlord’s approval, which approval shall not be unreasonably withheld. The Restoration Plans and Specifications shall be prepared in accordance with good and customary construction and design practices and bear the signed approval thereof by an architect licensed to do business in the state where the applicable Facility is located and shall be accompanied by a written estimate from Tenant’s architect containing the projected cost of completing the Work. The Restoration Plans and Specifications shall describe Work of such nature, quality and extent that, upon the completion thereof, the Facility shall be at least equal in value and general utility to its value and general utility prior to the Property Loss and shall be adequate to operate the applicable Facility for its Primary Intended Use. Tenant shall satisfy all of the terms and conditions relative to Alterations as to the Work and the Restoration Plans and Specifications.
11.4.2. Permits. Prior to the commencement of the Work, Tenant shall furnish to Landlord complete copies of all permits required by any and all applicable Legal Requirements or Insurance Requirements in connection with the commencement and conduct of the Work and all contracts between Tenant and its general contractor, architects, engineers and construction manager related to the Work.
11.4.3. Conduct of Work. Tenant shall perform the Work diligently and in a good, workmanlike and lien-free fashion, in accordance with the Restoration Plans and Specifications and all applicable Legal Requirements and Insurance Requirements and other requirements of this Lease.
11.5. Disbursement of Insurance Proceeds. All Property Loss Insurance Proceeds received under any policy of insurance required to be carried hereunder shall be paid to Landlord. Tenant shall use reasonable efforts to complete the Work on or prior to the estimated completion date set forth in its agreement with the general contractor. If Landlord is required or elects to apply any Property Loss Insurance Proceeds toward repair or restoration of the applicable Facility, provided Tenant is diligently performing the Work in accordance with this Lease, Landlord shall disburse such Property Loss Insurance Proceeds as and when required by Tenant in accordance with normal and customary practice for the payment of a general contractor in connection with construction projects similar in scope and nature to the Work, including, at Landlord’s option, the withholding of 10% of the value of the Work described in each Property Loss Insurance Proceeds disbursement request until the Work is completed (as evidenced by a certificate of occupancy or similar evidence issued upon an inspection by the applicable Governmental Authority) and proof has been furnished to Landlord that no Lien has attached or will attach to the applicable Facility or to Landlord in connection with the Work. Prior to any final disbursement of Property Loss Insurance Proceeds, Tenant shall satisfy all of the conditions relative to Alterations as to the Work, as well as provide evidence reasonably satisfactory to Landlord that any amounts required to be paid by Tenant in connection with such Work pursuant to Section 11.6 have been paid in full. Notwithstanding anything in this Lease to the contrary, any Facility Mortgagee may retain and disburse the Property Loss Insurance Proceeds, and Tenant shall comply with the requests and requirements of such Facility Mortgagee in connection with the Work and the disbursement of Property Loss Insurance Proceeds.
11.6. Insufficient Proceeds/Risk of Loss. If the Property Loss Insurance Proceeds are not sufficient to pay the costs of the Work in full, Tenant shall nevertheless remain responsible, at its sole cost and expense, to complete the Work. Tenant expressly assumes all risk of loss, including a decrease in the use, enjoyment or value of the Facility from any Property Loss whatsoever, whether or not insurable or insured against. Tenant shall pay any insurance deductible and any other uninsured Losses.
11.7. Landlord’s Inspection. While the Work is being performed, Landlord and Landlord’s representatives may, from time to time, inspect the Work and the Facility upon reasonable prior notice to Tenant, provided Tenant’s representative may accompany Landlord during such inspection.
11.8. Not Trust Funds. Notwithstanding anything in this Lease or at law or in equity to the contrary, none of the Property Loss Insurance Proceeds, or Award on account of any Condemnation, that may be paid to Landlord as provided by this Lease shall be deemed trust funds, and Landlord shall be entitled to dispose of such Property Loss Insurance Proceeds or Award as provided in this Section 11 or in Section 12, as applicable.
11.9. Waiver. Tenant waives all statutory or common law rights to vacate the Premises, abate Rent or terminate this Lease that may arise by reason of any Property Loss or other circumstance that affects the health and safety of Tenant or any of the occupants of the Facilities.
11.10. Facility Mortgagee. Notwithstanding anything in this Lease to the contrary, if any Facility Mortgagee elects to require that any Property Loss Insurance Proceeds in connection with any Property Loss, or the Award in connection with any Condemnation, be applied by Landlord to reduce the outstanding principal balance of any loan secured by any of the Premises, Landlord may elect, in its sole discretion and by notice to Tenant delivered promptly after the receipt by Landlord of notice of such election from Facility Mortgagee, to disburse its own funds in replacement for any Property Loss Insurance Proceeds or Award so applied by the Facility Mortgagee, and, in such event, Landlord’s own funds shall be disbursed to Tenant from time to time as, when and subject to the satisfaction of the same terms, conditions and requirements as would have governed the disbursement of the Property Loss Insurance Proceeds or Award that Landlord’s funds replace (e.g., the requirements of Section 11.5 shall continue to be required to be satisfied as a pre-condition to any disbursement of Landlord’s funds) and Tenant shall remain liable for any portion of any Property Loss or the cost of any restoration not covered by the amount of Landlord’s own funds. To the extent Landlord does not elect to fund such restoration, Tenant shall be released from all restoration obligations in connection with such Property Loss or Condemnation.
12.Condemnation.
12.1. Total Taking. If any Facility is totally taken by Condemnation, this Lease shall terminate as to such Facility on the Date of Taking, in which event the provisions of Section 7.4.12 governing the deletion of one or more Facilities from this Lease upon a Condemnation shall apply. Upon any total taking by Condemnation of any Facility, the Award shall be solely the property of Landlord, whether such damages shall be awarded as compensation for diminution in value of the leasehold or the fee estate of the affected Facility; provided, however, Tenant shall be entitled to any damages specifically attributable to reasonable removal and relocation costs included in the Award, the value of Tenant’s Property and damages resulting from Tenant’s loss of business income.
12.2. Partial Taking. If any portion of any Facility is taken by Condemnation, this Lease shall remain in effect as to such Facility if the Facility located thereon is not thereby rendered Unsuitable For Its Primary Intended Use as reasonably determined by Landlord, but if the Facility is thereby rendered Unsuitable For Its Primary Intended Use, this Lease shall terminate as to such Facility on the Date of Taking, in which event the provisions of Section 7.4.12 governing the deletion of one or more Facilities from this Lease upon a Condemnation shall apply. If, as a result of any such partial taking by Condemnation, this Lease is not terminated as provided above, Tenant’s obligation to make payments of Rent and to pay all other charges required under this Lease shall remain unabated during the Term notwithstanding such Condemnation. Upon any partial taking by Condemnation of any Facility, the entire Award shall belong to and be paid to Landlord, except that Tenant shall be entitled to receive from the Award, if and to the extent such Award specifically includes such items, amounts specifically attributable to the following: (a) Tenant Property; (b) the cost of restoring the Facility or Facilities in accordance with Section 12.3; and (c) the interruption of business operations, which sum, if and to the extent received by Landlord, shall be credited against payments of Rent and other charges due from Tenant to Landlord under this Lease.
12.3. Restoration. If there is a partial taking by Condemnation of any Facility and this Lease remains in full force and effect, Tenant, at its cost, shall complete all necessary restoration, which restoration activities shall be performed in accordance with the terms and conditions applicable to the Work under Section 11.
12.4. Temporary Taking. During any non-permanent or temporary taking, all the provisions of this Lease shall remain in full force and effect and Rent shall continue without abatement or reduction.

12.5. Waiver. Section 12 exclusively governs Landlord’s and Tenant’s rights and obligations in the event of any Condemnation, and Tenant waives any statutory rights of termination that may arise by reason of any Condemnation.
13.Indemnification by Tenant.
13.1. Indemnity. To the maximum extent permitted by applicable Legal Requirements, and without regard to the existence of any insurance provided for herein or the policy limits of any such insurance, Tenant shall protect, indemnify, defend and save harmless Landlord, its Affiliates, and each of their directors, officers, shareholders, members, agents and employees (collectively, the “Landlord Indemnified Parties”) for, from, against and regarding any and all foreseeable or unforeseeable liability, expense, loss, cost, deficiency, fine, penalty or damage (including consequential or punitive damages) of any kind or nature, (including reasonable attorneys’ fees, and including from any suits, claims or demands) on account of any matter or thing, action or failure to act arising out of or in connection with this Lease, the Premises or the operations of Tenant on any portion of the Premises, including the following:
13.1.1. any accident, injury to, or death of, persons or loss of, or damage to, property occurring on or about any Premises;
13.1.2. any negligence or misconduct on the part of Tenant or any of Tenant’s Affiliates or their respective directors, officers, shareholders, members, contractors, subcontractors, agents and employees;
13.1.3. the breach by Tenant of any of its representations, warranties, covenants or other obligations in this Lease;
13.1.4. any Protest brought by or at the request of Tenant;
13.1.5. subject to the limitations set forth in Section 5.7.5, all known and unknown Environmental Activities on, or related to Tenant’s use of, any portion of the Premises, Hazardous Materials Claims or violations by Tenant of any Hazardous Materials Law with respect to any portion of the Premises;
13.1.6. subject to the provisions on Schedule 2.3.5 related to Seasons of Glenview/Brookdale Northbrook, any matters arising or accruing during the period in which Tenant or its Affiliates (whether past, current, or future) owned, operated or managed any of the Premises; and
13.1.7. the violation of any Legal Requirement or the terms of any Authorization by Tenant or any of Tenant’s Affiliates or their respective directors, officers, shareholders, members, contractors, subcontractors, agents and employees.

Notwithstanding anything in this Lease to the contrary, Tenant’s indemnification obligations under this Lease shall include, and extend to, any and all Losses regardless of whether the possibility of any such Losses has been disclosed to Tenant in advance or whether the possibility of any such Losses could have been reasonably foreseen by Tenant.
13.2. Indemnity Claims Process. Tenant shall pay any amounts that become due to Landlord under this Section 13 within 10 days after Landlord’s demand, and if not timely paid, such amounts shall bear interest at the Agreed Rate from the date of such demand until paid. Tenant, at its expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against Landlord or any Landlord Indemnified Parties, with counsel acceptable to Landlord, in its sole discretion, and shall not, under any circumstances, compromise or otherwise dispose of any suit, action or proceeding without obtaining Landlord’s prior consent. Tenant shall have the right to control the defense or settlement of any claim provided that (a) Tenant shall first confirm in writing to Landlord that Tenant is obligated under this Section 13 to indemnify Landlord, (b) Tenant shall pay any and all amounts required to be paid in respect of such claim, and (c) any compromise or settlement shall require the prior approval of Landlord, which approval shall not be unreasonably withheld provided Landlord (or the applicable Landlord Indemnified Parties) are irrevocably released from all Losses in connection with such claim as part of such settlement or compromise. Landlord, at its election and sole cost and expense, shall have the right, but not the obligation, to participate in the defense of any claim. If Tenant does not act promptly and completely to satisfy its indemnification obligations hereunder, Landlord may resist and defend any such claims against Landlord or any Landlord Indemnified Party at Tenant’s sole cost.
13.3. Survival of Indemnity. The terms of this Section 13 shall survive the expiration or earlier termination of this Lease.
13.4. Waiver or Subrogation. Landlord and Tenant agree that with respect to any property loss which is covered by insurance then being carried by Landlord or Tenant, respectively, the party carrying such insurance and suffering said loss releases the other of and from any and all claims with respect to such loss; and they further agree that their respective insurance companies shall have no right of subrogation against the other on account thereof.
14.Combination of Leases and New Leases.
14.1. Combination of Leases. If Landlord or any Affiliate of Landlord is the landlord under any Other Lease, Landlord shall have the right, at any time during the Term, by notice to Tenant, to require that this Lease and such Other Lease (the “Combination Lease”) be combined into a single lease pursuant to the terms of Exhibit H. In such regard, Landlord and Tenant acknowledge and agree that, as provided, and on the terms set forth, in the Ventas/Brookdale Side Letter, certain additional landlords, tenants and properties, and certain other existing leases, are to be combined into this Lease upon the occurrence of certain events.
14.2. New Lease. Landlord shall have the right, at any time and from time to time during the Term, by notice to Tenant, to require that Tenant execute an amendment to this

Lease pursuant to which one or more Facilities (individually, a “Transferred Facility” or collectively, “Transferred Facilities”) are separated and removed from this Lease, and, in such event, simultaneously with the execution of such amendment, Landlord and Tenant shall execute a substitute lease with respect to such Transferred Facilities pursuant to the terms of Exhibit H (a “New Lease”).
15.Miscellaneous.
15.1. Attorneys’ Fees. If any party brings any action to interpret or enforce this Lease, or for damages for any alleged breach, the prevailing party shall be entitled to recover from the non-prevailing party on demand the prevailing party’s reasonable attorneys’ fees and costs as awarded by the court in addition to all other recovery, damages and costs.
15.2. Non-Recourse. Tenant specifically agrees to look solely to Landlord’s and any successor owner’s interest in the then applicable Facilities for recovery of any judgment from Landlord, it being specifically agreed that neither Landlord, any such successor owner, nor any officer, director, member, employee, lender, agent or Affiliate of Landlord or any such successor owner shall ever be personally liable for any such judgment or for the payment of any monetary obligation to Tenant. Tenant shall have no recourse against any other property or assets of Landlord or any successor owner, or against any property or assets of any officer, director, member, employee, lender, agent or Affiliate of Landlord or any successor owner. Furthermore, in no event shall Landlord (original or successor) ever be liable to Tenant for any punitive, special, indirect or consequential damages suffered by Tenant from whatever cause.
15.3. General REIT Provisions. Tenant understands that, in order for Landlord, or any Affiliate of Landlord that is a real estate investment trust, to qualify as a real estate investment trust, certain requirements must be satisfied, including the provisions of Section 856 of the Code. Accordingly, Tenant agrees, and agrees to cause its Affiliates, permitted subtenants, if any, and any other parties subject to its control by ownership or contract, to reasonably cooperate with Landlord to ensure that such requirements are satisfied, including providing Landlord or any of its Affiliates with information about the ownership of Tenant and its Affiliates. Tenant agrees, and agrees to cause its Affiliates, upon request by Landlord or any of its Affiliates, to take all action reasonably necessary to ensure compliance with such requirements. Notwithstanding anything to the contrary in this Agreement, nothing in this Section 15.3 or in Section 15.5 or 15.6 shall require Tenant to provide any cooperation or take any other action that would (i) adversely affect Tenant’s monetary rights or obligations (including by imposing on Tenant any unreimbursed cost or liability) or (ii) adversely affect (to a more than de minimis extent) Tenant’s non-monetary rights or obligations.
15.4. Prohibited Transactions. Notwithstanding anything to the contrary herein, Tenant shall not (a) sublet, assign or enter into a management arrangement for any Facility on any basis such that the rental or other amounts to be paid by the subtenant, assignee or manager thereunder would be based, in whole or in part, on either (x) the income or profits derived by the business activities of the subtenant, assignee or manager or (y) any other formula such that any portion of any amount received by Landlord would fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto; (b) sublet, assign or enter into a management arrangement for any Facility to any Person (other than a taxable REIT subsidiary of Landlord) in which Landlord, to Tenant’s actual knowledge, owns a 10% or greater interest, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Code); or (c) sublet, assign or enter into a management arrangement for any Facility in any other manner which could cause any portion of the amounts received by Landlord pursuant to this Lease to fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto, or which could cause any other income of Landlord to fail to qualify as income described in Section 856(c)(2) of the Code. The requirements of this Section 15.4 shall likewise apply to any further subleasing by any subtenant.
15.5. Personal Property REIT Requirements. Notwithstanding anything to the contrary herein, upon the reasonable written request of Landlord at Landlord’s expense, Tenant shall cooperate with Landlord in good faith and provide such documentation and/or information as may be in Tenant’s possession or under Tenant’s control and otherwise readily available to Tenant regarding the valuation of the Premises to assist Landlord in its determination that Rent allocable for purposes of Section 856 of the Code to the Landlord Personal Property at the beginning and end of a calendar year does not exceed 15% of the total Rent due hereunder (the “Personal Property REIT Requirement”). Tenant shall take such reasonable action as may be reasonably requested by Landlord in writing from time to time to ensure compliance with the Personal Property REIT Requirement. Accordingly, if reasonably requested by Landlord in writing and at Landlord’s expense, Tenant shall cooperate with Landlord as may be necessary from time to time to more specifically identify and/or value the Landlord Personal Property in connection with the compliance with the Personal Property REIT Requirement.
15.6. Impermissible Services REIT Requirements. Any services that Landlord is required to furnish pursuant to the provisions of this Lease may, at Landlord’s option, be furnished from time to time, in whole or in part, by employees of Landlord or Landlord’s Affiliates or by one or more third parties hired by Landlord or Landlord’s Affiliates. Tenant agrees that, upon reasonable Landlord’s written request it will enter into direct agreements with the parties designated by Landlord to provide such services, provided that no such contract shall result in Tenant having to pay, in the aggregate, more money for the occupancy of the Premises under the terms of this Lease, or Tenant’s receiving fewer services or services of a lesser quality than it is otherwise entitled to receive under this Lease.
15.7. Waiver of Jury Trial. Each party hereby waives any rights to trial by jury in any action, proceeding or counterclaim brought by either party against the other in connection with any matter whatsoever arising out of or in any way connected with this Lease, including the relationship of the parties, Tenant’s use and occupancy of any portion of the Premises or any claim of injury or damage relating to the foregoing or the enforcement of any remedy.

15.8. Notices. All notices and demands, consents, approvals, requests or other commitments required or permitted to be to be given under this Lease shall be in writing (and if not in writing shall not be deemed effective) and shall be given to Landlord and Tenant at the addresses set forth below, or at such other addresses as Landlord and Tenant may hereafter specify in writing:

If to Tenant: c/o Brookdale Senior Living Inc. 111 Westwood Place, Suite 400 Brentwood, Tennessee 37027 Attention: General Counsel	If to Landlord: c/o Ventas, Inc. 500 North Hurstbourne Parkway, Suite 200 Louisville, Kentucky 40222 Attention: Lease Administration Telephone: (502) 357-9000 Fax No.: (502) 357-9001

With a copy to: c/o Brookdale Senior Living Inc. 6737 W. Washington Street, Suite 2300 Milwaukee, WI 53214 Attention: Legal Department
With a copy to:
c/o Ventas, Inc.
353 N. Clark Street, Suite 3300
Chicago, Illinois 60654
Attention: Legal Department
Telephone: (312) 660-3800
Fax No.: (312) 660-3850

With a copy to:

Barack Ferrazzano Kirschbaum & Nagelberg LLP
200 W. Madison Street, Suite 3900
Chicago, Illinois 60606
Attention: Joseph D. Lambert
Telephone: (312) 984-3143
Fax No.: (312) 984-3150

A party may designate a different address by notice as provided above. Any notice or other instrument so delivered (whether accepted or refused) shall be deemed to have been delivered on the date of delivery established by U.S. Post Office return receipt or the carrier’s proof of delivery or, if not so delivered, upon its receipt. Delivery to any officer, general partner or principal of a party shall be deemed delivery to such party. Notice to any one co-Tenant shall be deemed notice to all co-Tenants.
15.9. Interpretation. Because each party has been represented by counsel and this Lease has been freely and fairly negotiated, all provisions shall be interpreted according to their fair meaning and shall not be strictly construed against any party. Whenever the words “including”, “include” or “includes” are used in this Lease, they shall be interpreted in a non-exclusive manner as though the words “without limitation” immediately followed. Whenever the words “day” or “days” are used in this Lease, they shall mean “calendar day” or “calendar days” unless expressly provided to the contrary. The titles and headings in this Lease are for convenience of reference only and shall not in any way affect the meaning or construction of any provision. Unless otherwise expressly provided, references to any “Section” mean a Section of this Lease (including all subsections) and to any “Exhibit” or “Schedule” mean an exhibit or schedule attached hereto.
15.10 Time of the Essence. Time is of the essence, and whenever action must be taken (including the giving of notice or the delivery of documents) hereunder during a certain period of time or by a particular date that ends or occurs on a Saturday, Sunday or federal holiday, then such period or date shall be extended until the immediately following Business Day.
15.11. Severability. If any part of this Lease shall be determined to be invalid or unenforceable, the remainder shall nevertheless continue in full force and effect, it being agreed by Landlord and Tenant, however, that nothing contained in this Section shall limit, or is intended to limit, the parties’ intention, as more fully set forth in Section 2.2 hereof, that Lease is and constitutes a single, indivisible lease of all of the Premises and a single and inseparable transaction. If more than one Person is included within the term “Tenant” hereunder, the liabilities and obligations of “Tenant” under this Lease (including, without limitation, the obligation to timely pay the entire Minimum Rent owing under this Lease) shall, for all purposes of this Lease, be the joint and several liabilities and obligations of each Person included within the term “Tenant” under this Lease.
15.12. General Terms. This Lease (a) contains the entire agreement of the parties as to the subject matter hereof and supersedes all prior written or oral agreements or understandings and contemporaneous oral agreements or understandings, (b) may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document, (c) may only be amended by a writing executed by all of the parties, (d) shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties, and I incorporates by this reference any Exhibits and Schedules attached to this Lease.
15.13. Governing Law. This Lease shall be governed by and construed and enforced in accordance with the internal Legal Requirements of the State of Illinois, without regard to the conflict of laws rules thereof, provided that the Legal Requirements of the State in which each Facility is located (each a “Situs State”) shall govern procedures for enforcing, in the respective Situs State, provisional and other remedies directly related to such Facility and related personal property as may be required pursuant to the Legal Requirements of such Situs State, including the appointment of a receiver; and further provided that the Legal Requirements of the Situs State also apply to the extent, but only to the extent, necessary to create, perfect and foreclose the security interests and liens created under this Lease.
15.14. Anti-Terrorism Representations. Tenant hereby represents and warrants that neither Tenant, nor any persons or entities holding any legal or beneficial interest whatsoever in Tenant, are (a) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”), (b) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes, or (c) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons” (collectively, “Prohibited Persons”). Tenant hereby represents and warrants to Landlord that no funds tendered to Landlord by Tenant under the terms of this Lease are or will be directly or indirectly derived from activities that may contravene U.S. federal, state or international Legal Requirements, including anti-money laundering laws. If the foregoing representations are untrue at any time during the Term, an Event of Default will be deemed to have occurred, without the necessity of notice to Tenant. Tenant will not during the Term of this Lease engage in any transactions or dealings, or be otherwise associated with, any Prohibited Persons in connection with the use or occupancy of the Premises. A breach of the representations contained in this Section 15.14 by Tenant shall constitute a material breach of this Lease and shall entitle Landlord to any and all remedies available hereunder, or at law or in equity.
15.15. Notice to the Department of Health. Notwithstanding anything in this Lease to the contrary, Landlord acknowledges that its right to re-enter any Facility(ies) located in the State of New York does not confer upon it the authority to operate an Adult Care Facility, as defined in the Social Services Law, on such Facilities and agrees that it will give the New York State Department of Health (the “NY DOH”), Division of Adult Care Facility & Assisted Living Surveillance, Bureau of Licensure and Certification, 875 Central Ave., Albany, NY 12206, notification by certified mail of its intent to re-enter such Facility(ies) or to initiate dispossess proceedings or that this Lease is due to expire relative to any such Facility(ies), at least 30 days prior to the date on which Landlord intends to exercise its right of re-entry or to initiate such proceedings or at least 60 days before any such expiration of this Lease. Upon receipt of any notice from Landlord of its intent to exercise its right of re‑entry or upon the service of process and dispossess proceedings and 60 days prior to the expiration of this Lease as it relates to any such Facility(ies), Tenant agrees to immediately notify the NY DOH by certified mail of the receipt of such notice or service of such notice or that this Lease is about to expire relative to any such Facility(ies), and shall further notify the NY DOH of its anticipated response to said notice. Each party further agrees to comply with all additional regulations of the NY DOH and any other agency having regulatory control over either party. A copy of all such notices shall also be sent to the NY DOH’s applicable regional offices.
15.16. Confidentiality. Each of Landlord and Tenant hereby acknowledges and agrees that any information provided by any party to the other pursuant to this Lease is confidential and shall not be shared by the receiving party with any other Person, except for disclosures: (a) to, so long as such Persons agree to maintain the confidential nature thereof, Landlord’s or Tenant’s, as applicable, actual or prospective (i) financing sources, (ii) purchasers or assignees, (iii) partners, (iv) investors and (v) replacement tenants (provided that Landlord shall not disclose any Proprietary Information to replacement tenants without Tenant’s prior written consent); (b) to legal counsel, accountants and other professional advisors to Landlord or Tenant, as applicable, so long as such Persons agree to maintain the confidential nature thereof; (c) pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding, to the extent necessary in support of motions, filings, or other proceedings in court as required to be undertaken pursuant to this Lease, or otherwise as required by applicable Legal Requirements, provided that any party is given a reasonable opportunity to obtain a protective order in connection with such disclosure; (d) in connection with reporting of Facility portfolio based performance and other Facility portfolio information in filings with the Securities and Exchange Commission by Landlord and its Affiliates; (e) of the type customarily publicly disclosed by publicly traded healthcare real estate investment trusts; (f) in compliance with any filing requirements, regulations or other requirements of, or upon the request or demand of, any stock exchange (or other similar entity) on which Landlord’s or Tenant’s (or any Person Controlling any of the foregoing, as applicable) shares (or other equity interests) are listed, or of any other Governmental Authority having jurisdiction over either Landlord or Tenant; and (g) in connection with reporting and/or filings with the Securities and Exchange Commission by Tenant and its Affiliates or Landlord and its Affiliates. For the avoidance of doubt and notwithstanding the foregoing, Landlord and Tenant acknowledge and agree that this Lease itself may be a publicly filed document. In connection with any disclosures made pursuant to item (a) above, Landlord shall use commercially reasonable efforts to obtain confidentiality agreements from any parties to whom it discloses financial information or other sensitive business information regarding Tenant.
15.17. Permitted Contests. Tenant, on its own or in Landlord’s name, at Tenant’s expense, may contest, by appropriate legal proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any licensure or certification decision, Legal Requirement, Insurance Requirement, lien, attachment, levy, encumbrance, charge or claim; subject, however, to the further requirement that (i) in the case of an unpaid Imposition, lien, attachment, levy, encumbrance, charge or claim, the commencement and continuation of such proceedings shall suspend the collection thereof from Landlord and from the Premises; (ii) neither the Premises, the Rent therefrom nor any part or interest in either thereof would be in any danger of being sold, forfeited, attached or lost pending the outcome of such proceedings; (iii) in the case of a Legal Requirement, neither Landlord nor Tenant would be in any danger of criminal liability for failure to comply therewith pending the outcome of such proceedings and Landlord would not be in danger of civil liability for any such failure; (iv) in the case of a Legal Requirement, Tax, lien, encumbrance or charge, Tenant shall give such reasonable security as may be required by Landlord to insure ultimate payment of the same and to prevent any sale or forfeiture of all or any portion of the Premises or the Rent by reason of such nonpayment or noncompliance; and (v) in the case of an Insurance Requirement, the coverage required by Section 5.1 shall be maintained; provided however, that Tenant shall provide Landlord with prior written notice of any such contest if such contest relates to (a) a material claim against real property, (b) any matter that could, if adversely determined, reasonably be expected to result in a denial, suspension, revocation or loss of license or certification for any Facility, or (c) in addition to (and not in limitation of) the foregoing (a) and (b), any matter that could reasonably be expected to have a material adverse effect on Tenant’s Primary Intended Use of the subject Facility. If any such contest is finally resolved against Landlord or Tenant, Tenant shall promptly pay the amount required to be paid, together with all interest and penalties accrued thereon, or comply with the applicable Legal Requirement or Insurance Requirement. Landlord, at Tenant’s expense, shall execute and deliver to Tenant such authorizations and other documents as may reasonably be required in any such contest, and, if reasonably requested by Tenant or if Landlord so desires, Landlord shall join as a party therein. The provisions of this Section 15.17 shall not be construed to permit Tenant to contest the payment of Rent or any other amount payable by Tenant to Landlord hereunder. Tenant shall indemnify, defend, protect and save Landlord and its Affiliates harmless from and against any liability, cost or expense of any kind that may be imposed upon Landlord or any of its Affiliates in connection with any such contest and any loss resulting therefrom.
15.18. Landlord Restructuring Right. Commencing on the earliest of (i) the first (1st) anniversary of the Effective Date, (ii) the occurrence of a Master Lease Event of Default, (iii) solely with respect to any Facility, the occurrence of a Facility Default relating to such Facility, and (iv) solely with respect to any Facility, the date on which Landlord (or its Affiliate) delivers a notice of Landlord’s intention to transition such Facility to a management arrangement pursuant to the terms of Section 16 of the Guaranty and/or Section 2.7 of the Omnibus Agreement, Landlord may elect in its sole discretion to restructure the ownership of the operating license(s) of the applicable Facility(ies) to be held by an Affiliate of Ventas, Inc. (in each instance, a “Restructuring”), subject to, and in accordance with, the terms of this Section 15.18. In the event that Landlord shall notify Tenant of Landlord’s intention to undertake any such Restructuring as permitted herein, Tenant agrees, and agrees to cause its Affiliates, to reasonably cooperate with Landlord in implementing any such Restructuring (including, without limitation, by entering into any amendment(s) to this Lease, entry into a sublease, management agreement and/or other documentation, in each case on terms reasonably satisfactory to Tenant, and reasonably cooperating with any related requests for lender consent to any such Restructuring), provided that in all instances any such Restructuring (a) shall be implemented in accordance with applicable law, (b) shall be accomplished at the sole expense of Landlord (and Landlord shall promptly pay all documented out-of-pocket costs and expenses of Tenant (including all reasonable attorneys’ fees and costs) incurred in connection with the Restructuring) whether or not the Restructuring is consummated), (b) shall not reduce the rights of Tenant and/or its Affiliates pursuant to this Lease and/or the Crossed Agreements or increase the liabilities, responsibilities and/or obligations of Tenant (including, without limitation, the economics of this Lease) pursuant to this Lease and/or the Crossed Agreements, and (c) shall not require (and Tenant’s cooperation shall not include) Tenant or its Affiliates making any material change or modification to Tenant’s internal systems, policies, practices or operating procedures or judgement determinations at any of the Facilities.
15.19. State Specific Provisions.
15.19.1. Arizona
15.19.1.1. With respect to any of the Premises located in the State of Arizona, Landlord and Tenant hereby agree as follows:
15.19.1.1.1. Tenant hereby waives the provisions of any statutes which relate to termination of leases when real property is destroyed, including, without limitation, A.R.S. §33-343, or any successor statute, and agrees that in such event its rights, obligations and duties shall be governed by the terms of this Lease.
15.19.2. California
15.19.2.1. With respect to any of the Premises located in the State of California, Landlord and Tenant hereby agree as follows:
15.19.2.1.1. Waiver of Statutory Rights Concerning Damage or Destruction. The provisions of this Lease, including, without limitation, Section 11 hereof, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, and any statute or regulation of the State in which such Premises is located, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, shall have no application to this Lease or any damage or destruction to all or any part of the Premises and Tenant hereby waives any and all rights it might otherwise have pursuant to any such statute or regulation, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code.
15.19.2.1.2. Waiver of Statutory Rights Concerning Condemnation. The provisions of this Lease, including, without limitation, Section 12 hereof, constitute an express agreement between Landlord and Tenant with respect to any taking by power of eminent domain or condemnation (or deed in lieu thereof) and any statute or regulation of the State in which the Premises is located, including, without limitation, Section 1265.130 of the California Code of Civil Procedure, with respect to any rights or obligations concerning any such taking or condemnation (or deed in lieu thereof) shall have no application to this Lease and Tenant hereby waives any and all rights it might otherwise have pursuant to any such statute or regulation, including, without limitation, Section 1265.130 of the California Code of Civil Procedure.

15.19.2.1.3. Waiver of Statutory Rights to Make Repairs. Tenant acknowledges that Landlord has no obligations under this Lease or otherwise to make any repairs, replacements, alterations, restorations or renewals of any nature to the Premises. Accordingly, Tenant hereby waives and releases its right to make repairs at Landlord’s expense under Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.
15.19.2.1.4. California Remedies. Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue Lease in effect after Tenant’s breach and abandonment and recover rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any Event of Default by Tenant as provided in Section 7 hereof, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.
15.19.2.1.5. California Civil Code Section 1938. Pursuant to California Civil Code Section 1938, Landlord hereby notifies Tenant that, to Landlord’s actual (as opposed to imputed) knowledge, without any duty of inquiry or investigation, none of the Facilities located in the State of California have undergone an inspection by a certified access specialist.
15.19.3. Connecticut
15.19.3.1. With respect to any of the Premises located in the State of Connecticut, Landlord and Tenant hereby agree as follows:
15.19.3.1.1. Commercial Transaction. TENANT, FOR ITSELF AND ALL PERSONS CLAIMING BY, THROUGH OR UNDER IT, HEREBY ACKNOWLEDGES THAT THIS LEASE CONSTITUTES A COMMERCIAL TRANSACTION, AS SUCH TERM IS USED AND DEFINED IN SECTION 52-278a(a) OF THE CONNECTICUT GENERAL STATUTES, AND HEREBY EXPRESSLY WAIVES ANY AND ALL RIGHTS TO ANY NOTICE OR HEARING PRIOR TO A PREJUDGMENT REMEDY WHICH RIGHTS ARE OR MAY BE CONFERRED UPON TENANT PURSUANT TO CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES.
15.19.3.1.2. Waiver of Notice to Quit. Tenant, for itself and all Persons claiming by, through, or under it, hereby expressly waives notice to quit possession in the event this Lease terminates by lapse of time.
15.19.4. Florida
15.19.4.1. With respect to any of the Premises located in the State of Florida, Landlord and Tenant hereby agree as follows:

15.19.4.1.1. Radon Gas Disclosure. Landlord hereby notifies Tenant as follows: “Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county health department.”
15.19.4.1.2. Construction-Related Liens. The interest of Landlord in the Premises shall not be subject to liens for improvements made by Tenant. Any lien filed by any contractor, materialman, laborer or supplier performing work for Tenant shall attach only to Tenant’s interest in the Premises. Tenant shall notify in writing any and all Persons contracting or otherwise dealing with Tenant relative to the Premises of the provisions of this paragraph prior to commencement of any work in the Premises. All persons and entities contracting or otherwise dealing with Tenant relative to the Premises are hereby placed on notice of the provisions of this Section 15.19.4.
15.19.5. Illinois
15.19.5.1. With respect to any of the Premises located in the State of Illinois, Landlord and Tenant hereby agree as follows:
15.19.5.1.1. Tenant expressly waives the service of any statutory demand or notice which is a prerequisite to Landlord’s commencement of eviction proceedings against Tenant, including, without limitation, the demands and notices specified in 735 ILCS §§ 5/9-209 and 5/9-210.
15.19.6. Massachusetts
15.19.6.1. With respect to any of the Premises located in the Commonwealth of Massachusetts, Landlord and Tenant agree as follows:
15.19.6.1.1. Mechanics Liens. Landlord’s consent and approval in connection with Tenant’s alterations and improvements are given solely for the benefit of Landlord and neither Tenant nor any third party shall have the right to rely upon such approval of Tenant’s plans for any purpose whatsoever. Without limiting the foregoing, in no event shall such consent or approval be deemed to be consent of the Landlord within the meaning of Section 2 of Chapter 254 of the General Laws of Massachusetts.
15.19.6.1.2. Independent Covenants. Landlord and Tenant each acknowledges and agrees that the independent nature of the obligations of Tenant hereunder represents fair, reasonable and accepted commercial practice with respect to the type of property subject to this Lease, and that this agreement is the product of free and informed negotiation during which both Landlord and Tenant were represented by counsel skilled in negotiating and drafting commercial leases in Massachusetts, and that the acknowledgements and agreements contained herein are made with full knowledge of the holding in Wesson v. Leone Enterprises, Inc., 437 Mass. 708 (2002). Such acknowledgements, agreements and waivers by Tenant are a material inducement to Landlord entering into this Lease.
15.19.6.1.3. Waiver of Subrogation. The following shall be added at the beginning of Section 13.4: “To the maximum extent permitted by law,”.
15.19.7. Minnesota
15.19.7.1 With respect to any of the Premises located in the State of Minnesota, Landlord and Tenant agree as follows:
15.19.7.1.1. Landlord and Tenant agree that this Lease is not a “residential” lease, that Tenant is not a “residential tenant” and that the Premises are not “residential premises” within the meaning of or for the purposes of Minnesota Statutes Chapter 504B. Landlord’s rights to access the Premises pursuant to this Lease, including pursuant to Section 9.2 and Section 11.7 hereof, may be limited by Minnesota Statutes Section 504B.211 as to the rights of Tenant’s tenants and residents.
15.19.7.1.2. Landlord and Tenant agree that, notwithstanding the possibility of Renewal Terms, this Lease is not considered to have a term in excess of twenty (20) years within the scope of Minnesota Statutes Section 504B.291, subdivision 2.
15.19.7.1.3. Prior to the commencement of any work of improvement which may be the subject of a lien under the provisions of Minnesota Statutes Chapter 514, Tenant shall (i) serve each person performing work or contributing to such improvements, within five (5) days after identification of each such person, written notice that such improvements are not being made at Landlord’s instance, and provide Landlord with proof of such service, and (ii) conspicuously post for the duration of the work on such improvements notice that such improvements are not being made at Landlord’s instance, and provide Landlord with proof of such continuous posting, in each case in accordance with Minnesota Statutes Section 514.06.
15.19.7.1.4. In addition to the requirements set forth in Section 5.15 hereof, in the event a mechanics’ lien is filed against any of the Premises located in the State of Minnesota, Tenant shall within thirty (30) days after such filing (if not sooner released of record), commence an action in the district court in which the Premises is located to determine adverse claims and apply to the court to have such mechanics lien released from such Premises upon the deposit of such funds as the court may require, in accordance with Minnesota Statutes Section 514.10.
15.19.7.1.5. Pursuant to Section 7.4 hereof, in addition to the other remedies described therein, Landlord may proceed with summary or eviction proceedings to remove Tenant and all other Persons and any and all property from any of the Premises located in the State of Minnesota, and the exercise of such rights will not require that the Lease be previously terminated with respect to such Premises.
15.19.8. New Jersey
1.a.i.1.    With respect to any of the Premises located in the State of New Jersey, Landlord and Tenant agree as follows:
15.19.8.1.1. Environmental Laws.

(i)
Notwithstanding anything contained in this Lease to the contrary, Hazardous Materials Laws, in addition to all specific laws referenced in Exhibit A hereof as Hazardous Materials Laws, shall include the New Jersey Spill Compensation and Control Act (N.J.S.A. 58:10-23.11 et seq.) (for purposes of this Section 15.19.8, the “Spill Act”) and the New Jersey Industrial Site Recovery Act (N.J.S.A. 13:1K-6 et seq.) (for purposes of this Section 15.19.8, “ISRA”), if and to the extent they apply to the Premises or the use thereof at any time during the Term. The term “Authority” as used in this Section 15.19.8 shall mean governmental and quasi-governmental authorities, bodies or boards having jurisdiction over the Premises and compliance with the Hazardous Materials Laws with respect thereto, including, but not limited to, the New Jersey Department of Environmental Protection. More than one Authority shall be collectively referred to as the “Authorities.” The term “Hazardous Substances,” as used in this Lease with respect to the Premises within the State of New Jersey and compliance with the Spill Act and/or ISRA, shall mean any and all “hazardous chemicals,” “hazardous substances” or similar material or substance, including, but not limited to, flammables, explosives, radioactive materials, asbestos, polychlorinated biphenyls (PCB’s), chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, petroleum and petroleum products, and substances declared to be hazardous or toxic under any Hazardous Materials Law now or hereafter enacted or promulgated by any Authority.

(ii)
If at any time during the Term of this Lease, the Premises shall be determined to be an industrial establishment under ISRA as a result of the North American Industrial Classification System code applicable to Tenant’s operations, Tenant, at Tenant’s sole cost and expense, shall comply with the provisions of ISRA, or other similar applicable laws, if Tenant takes any action which would be a “triggering event” under ISRA.

(iii)
Should any Authority or any third party demand that a clean-up plan be prepared and that a clean-up be undertaken at the Premises because of any deposit, spill, discharge, or other release of Hazardous Substances in violation of the Spill Act that occurs during the Term, at or from the Premises, or which arises at any time from Tenant’s use or occupancy of the Premises, then Tenant shall, at Tenant’s sole expense, prepare and submit the required plans and all related bonds and other financial assurances; and Tenant shall carry out all such clean-up plans.

(iv)
Tenant shall indemnify, defend, and hold harmless Landlord, the manager of the property, and their respective officers, directors, beneficiaries, shareholders, partners, agents, and employees from all fines, suits, procedures, claims and actions of every kind, and all costs associated therewith (including attorneys’ and consultants’ fees) arising out of or in any way connected with any deposit, spill, discharge, or other release of Hazardous Substances that occurs during the Term, at or from the Premises, or which arises at any time from Tenant’s use or occupancy of the Premises, or from Tenant’s failure to provide all information, make all submissions, and take all steps required by all Authorities under the Hazardous Materials Laws and all other environmental laws, including any lien assessed to the Premises.

(v)	Tenant’s obligations and liabilities under this Section 15.18.8 shall survive the termination or expiration of this Lease.
15.19.8.1.2. New Jersey Premises Not in Flood Zone. Landlord represents to Tenant that, to the best knowledge, information and belief of Landlord, the Premises located in the State of New Jersey has not been determined to be located in a special flood hazard area. If Landlord subsequently learns that such Premises has been determined to be located in a special flood hazard area, Landlord shall, to the extent required by applicable law, notify Tenant of such change in determination within a reasonable time after Landlord learns of such change in determination.
15.19.9. New Mexico
15.19.9.1. With respect to any of the Premises located in the State of New Mexico, Landlord and Tenant agree as follows:
15.19.9.1.1. Limitation on Indemnification. The parties reaffirm their intent that this Lease be governed by, and construed in accordance with, the law chosen in Section 15.13 above. Nevertheless, to the extent, if at all, that any provision contained in this Lease or in any related documents requiring one party to indemnify, hold harmless, insure, or defend another party (including such other party’s employees or agents) is found to be within the scope of NMSA 1978, § 56-7-1 (2005), as amended from time to time, or in any way subject to, or conditioned upon consistency with, the provisions of NMSA 1978, § 5-67-1 (2005), as amended from time to time, for its enforceability, then such provision, regardless of whether it makes reference to this or any other limitation provision, is intended to and shall: (a) not extend to liability, claims, damages, losses or expenses, including attorney fees, arising out of bodily injury to persons or damage to property caused by or resulting from, in whole or in part, the negligence, act or omission of the indemnitee or additional insured, as the case may be, its officers, employees or agents; (b) be enforced only to the extent that the liability, damages, losses or costs are caused by, or arise out of, the acts or omissions of the indemnitor or its officers, employees or agents; and (c) be further modified, if required, by the provisions of NMSA 1978, § 56-7-1(B) (2005), as amended from time to time, and Mew Mexico court decisions interpreting NMSA 1978, § 56-7-1 (2005), as amended from time to time. Further, notwithstanding any other term or condition of this Lease or any related document, to the extent, if at all, that any agreement, covenant, or promise to indemnify another party (including such party’s employees or agents) contained herein or in any related documents, is found to be within the scope of NMSA 1978, § 56-7-2 (2003), as amended from time to time, or in any way subject to, or conditioned upon consistency with, the provisions of NMSA 1978, § 56-7-2 (2003), as amended from time to time, for its enforceability, then, regardless of whether it makes reference to this or any other limitation provision, such agreement is not intended to, and it shall not and does not, indemnify such indemnitee against loss or liability for damages arising from: (i) the sole or concurrent negligence of such indemnitee or the agents or employees of such indemnitee; (ii) the sole or concurrent negligence of an independent contractor who is directly responsible to such indemnitee; or (iii) an accident that occurs in operations carried on at the direction or under the supervision of such indemnitee, an employee or representative of such indemnitee or in accordance with methods and means specified by such indemnitee or the employees or representatives of such indemnitee. The parties’ intent is for their indemnity agreements to be enforced pursuant to their terms and limited only to the extent necessary to conform with and survive New Mexico’s anti-indemnity statutes.
15.19.9.1.2. Permitted Contest under Article XII of Mechanic’s or Materialmen’s Lien in New Mexico. If, under Section 5.15 hereof, Tenant desires in good faith to contest the validity or correctness of any mechanic’s or materialmen’s lien on the Premises in New Mexico, it may do so with diligence pursuant to NMSA 1978, § 48-2-9 (2007), as amended from time to time, or any successor statute, by filing in the New Mexico state district court for the judicial district in which the Premises is located a petition to cancel lien, depositing such security with the court as may be ordered and thereafter obtaining and filing in the court action, as well as recording in the real property records of the county in which the Premises is located, the court’s order canceling the lien, and Landlord shall cooperate to whatever extent may be necessary, provided only that Tenant shall indemnify, defend and hold Landlord, its Affiliates, and the Premises harmless against any costs, loss, liability or damage on account thereof, including reasonable attorneys’ fees.
15.19.9.1.3. Notice of Non-Responsibility of Landlord for Construction on Premises by Tenant. To the maximum extent permitted by law, the interest of Landlord in the Premises shall not be subject to liens for improvements made by or for the account of Tenant, for and as to which Tenant shall provide due notice to all parties who provide any services or materials with respect to any work on the Premises.

Tenant’s written notice shall reference this Lease provision and Landlord’s rights to post a notice of non-responsibility hereunder and under applicable New Mexico law. Further, Tenant shall use commercially reasonable efforts to send to Landlord at least ten (10) days prior to the commencement of any construction on the Premises a written notice of the work to be done and the date of commencement of such construction work, and, in order to seek to avoid responsibility therefor, Landlord shall, within three (3) days after having obtained knowledge of the construction, alteration or repair, or the intended construction, alteration or repair, give notice that Landlord will not be responsible for the same, by posting a notice in writing to such effect, in some conspicuous place upon the Premises, or upon any building or other improvement situated thereon, consistent with the provisions of NMSA 1978, §48-2-11 (1953), as amended from time to time, and any other applicable provisions of New Mexico law relating to exempting the Landlord’s interest under the Lease from any claim of lien arising out of Tenant’s construction on such Premises. Tenant consents to Landlord’s entry upon the Premises, from the time Landlord learns of any planned or actual construction on, or planned or actual delivery of materials to, the Premises, and extending continuously throughout the duration of the construction, for purposes of posting the above-described notice of non-responsibility, inspecting to assure the continuation of the posting and/or reposting of the notice, as advisable, and for purposes of documenting the initial posting and its subsequent continued posting or reposting, for example, without limitation, by photography or digital or other imaging of the posted notice, in the context of identifiable background landmarks establishing the location of the posting, and including a reflection on each photograph, digital or other image of any kind, of the date and time of the photograph or other image.
15.19.9.1.4. Landlord’s Lien. Upon the occurrence of an Event of Default, Landlord’s remedies shall include, in addition to those provided for in the Lease, all other rights and remedies provided by law or equity, including, without limitation, a landlord’s lien under NMSA 1978, § 48-3-5 (1995), as amended, and under any other applicable law, to which Landlord may resort cumulatively or in the alternative.
15.19.9.1.5. Supplement to Provision for a Receiver in Section 7.4.4. Section 7.4.4 hereof is supplemented with the addition of this provision. Upon the occurrence and during the continuance of an Event of Default, subject to the provisions of NMSA 1978, §§44-8-1 through 44-8-10 (1995 & 1996), as amended from time to time, and Rule 1-066 NMRA, to the extent applicable, as well as any other applicable law, Landlord shall have the right to apply to a court of competent jurisdiction for and obtain appointment of a receiver of the Premises as a matter of strict right and without regard to the adequacy of the security for the repayment of Tenant’s obligations under the Lease, the issuance or declaration of a notice of default, and Tenant hereby consents to such appointment.
15.19.9.1.6. Grant of Security Interest in Rents Under Section 9.1. Subject to Assignment of Rents Act, Landlord shall have all the rights and powers provided for under the Uniform Assignment of Rents Act, NMSA 1978, §§56-15-1 through 56-15-19 (2012), as amended from time to time, and the provisions in this Lease including Tenant’s grant to Landlord of a security interest in rents and leases of the Premises are subject to the terms of such act (including those provisions of such act acknowledging the rights of the parties to bind themselves to their own agreements on certain matters covered by such act), to the extent applicable, as well as any other applicable law.
15.19.10. New York
15.19.10.1. With respect to any of the Premises located in the State of New York, Landlord and Tenant agree as follows:
15.19.10.1.1. The following sentence is hereby added as the final sentence of the definition of “Agreed Rate” in Exhibit A of the Lease: “The Agreed Rate shall apply on all amounts, including those owing after judgment.”
15.19.10.1.2. The following is hereby added as a new Section 12.6 to the Lease:

(vi)
Express Agreement. The parties acknowledge and agree that the provisions of this Section 12 constitute an express agreement pursuant to the New York Real Property Law, Section 227, as the same may be amended or re-codified or any similar or successor law.

15.19.10.1.3. Section 7.4.10 of the Lease is hereby replaced in its entirety with the following:

(vii)
Tenant’s Waiver; Mitigation. In connection with the exercise by Landlord of any of its remedies under this Section 7.4, including the termination of this Lease, in whole or in part, Tenant waives, to the maximum extent permitted by applicable Legal Requirements, (1) any right of redemption, re-entry or repossession under present or future laws, including without limitation, Section 761 of the New York Real Property Actions and Proceeding Law, (2) the benefit of any moratorium laws or any laws now or hereafter in force exempting property from liability for rent or for debt, (3) any duty on the part of Landlord to mitigate the damages recoverable from Tenant on account of any Default Event or Event of Default by Tenant, except that, notwithstanding the foregoing or anything in this Lease to the contrary, Landlord agrees to comply with any duty to mitigate damages where applicable Legal Requirements do not allow Tenant to waive such right, (4) the right to interpose any counterclaim (other than compulsory counterclaims) in any summary proceeding instituted by Landlord against Tenant in any court or in any action instituted by Landlord in any court for unpaid Rent under this Lease, and (5) any other right provided to Tenant under applicable Legal Requirements relating to a breach of or Event of Default under this Lease, including any rights to cure such breach or Event of Default. Tenant waives for itself and all those claim under Tenant: (a) any and all rights to restore the operation of this Lease; (b) any rights under Article 63 of the New York Civil Practice Law and Rules, including, without limitation, the right to obtain a so-called “Yellowstone” injunction in connection with any financial Default; (c) any right now or hereafter existing to petition a court to issue a stay in connection with any holdover proceeding or other summary proceeding instituted by Landlord under this Lease, including, without limitation, a stay under the provisions of New York Civil Practice Law and Rules Section 2201.

15.19.11. Ohio
2.a.i.2.    With respect to any of the Premises located in the State of Ohio, Landlord and Tenant agree as follows:
15.19.11.1. The following sentence is hereby added as the final sentence of the definition of “Agreed Rate” in Exhibit A of the Lease: “Taxes shall include any commercial activity tax.”
15.19.12. South Carolina
15.19.12.1.1. “Tenant will not allow anything to be stored that will violate any rules or regulations of the South Carolina Department of Health and Environmental Control (“SCDHEC Rules”). If Tenant does store goods that violate any SCDHEC Rules, Tenant will clean the Demised Premises to the reasonable satisfaction of an environmental engineer so that a clean letter can be issued by said engineer.”

15.19.13. Texas
15.19.13. With respect to any of the Premises located in the State of Texas, Landlord and Tenant agree as follows:
15.19.13.1.1. Waiver of Texas Consumer Rights Statute. The Texas Deceptive Trade Practices Consumer Protection Act, subchapter E of Chapter 17 of the Texas Business and Commerce Code (for purposes of this Section 15.19.13, “DTPA”), as amended, is not applicable to this Lease. Accordingly, the rights and remedies of Landlord and Tenant with respect to all acts or practices of the other, past, present, or future, in connection with this Lease shall be governed by legal principles other than the DTPA. Landlord and Tenant each hereby waives its rights under the DTPA, a law that gives consumers special rights and protections. After consultation with an attorney of its own selection, each of Landlord and Tenant voluntarily consents to this waiver.
15.19.13.1.2. Waiver of Tenant Lien. Tenant waives any right which it may have to a lien against any portion of the interest of Landlord in the Premises pursuant to Section 91.004 of the Texas Property Code.
15.19.13.1.3. Tenant acknowledges and agrees that the provisions of this Lease for determining charges and amounts payable by Tenant are commercially reasonable and constitute satisfactory methods for determining such charges and amounts as required by Section 93.012 of the Texas Property Code. Tenant waives (to the fullest extent permitted by applicable law) all rights and benefits of Tenant under such section, as it now exists or as it may be hereafter amended or succeeded.
15.19.13.1.4. Tenant has not relied on any warranties, representations or promises made by Landlord or Landlord’s agents (express or implied) with respect to the Premises (including, without limitation, the condition, use or suitability of the Premises) that are not expressly set forth in this Lease.
15.19.13.1.5. Subject to Tenant’s rights under Section 4.2.1 regarding permitted contests, Tenant waives all rights pursuant to applicable law (including without limitation Section 41.413 of the Texas Tax Code) to protest appraised values or receive notice of reappraisal regarding any of the Premises, irrespective of whether Landlord contests same.
15.19.13.1.6. The parties reaffirm their intent that this Lease be governed by, and construed in accordance with, the law chosen in Section 15.13 herein. Nevertheless, to the extent that any provision contained in this Lease requiring Tenant to protect, indemnify, hold harmless or defend Landlord or its Affiliates is found to be governed by, or construed in accordance with, the laws of the State of Texas, TENANT IS HEREBY NOTIFIED AS FOLLOWS: TENANT’S INDEMNITY OBLIGATIONS UNDER THIS LEASE MAY APPLY TO INDEMNIFIED LIABILITIES CAUSED BY OR ARISING OUT OF THE NEGLIGENCE OF LANDLORD OR ITS AFFILIATES.

15.19.14. Virginia
15.19.14.1. With respect to any of the Premises located in the State of Virginia, the parties agree that this Lease shall be deemed a “deed of lease” for the purposes of Section 55.2 of the Code of Virginia (1950), as amended.
15.19.15. Washington
15.19.15.1. With respect to any of the Premises located in the State of Washington, Landlord and Tenant agree as follows:
15.19.15.1.1. Indemnification Modifications. The parties reaffirm their intent that this Lease be governed by, and construed in accordance with, the law chosen in Section 15.13 above. Nevertheless, in compliance with RCW 4.24.115 as in effect on the date of this Lease, to the extent, if at all, that any provisions of this Lease pursuant to which Landlord or Tenant (for purposes of this Section, the “Indemnitor”) agrees to indemnify (including any provision, or payment of costs, of any defense of) the other (for purposes of this, the “Indemnitee”) against liability for damages arising out of bodily injury to persons or damage to property relative to the construction, alteration or repair of, addition to, subtraction from, improvement to, or maintenance of, any building, road, or other structure, project, development or improvement attached to real estate, including the Premises, is found to be within the scope of RCW 4.24.115, or in any way subject to, or conditioned upon consistency with, the provisions of RCW 4.24.115 for its enforceability, then such provision (regardless of whether it makes reference to this or any other limitation provision): (i) shall not apply to damages caused by or resulting from the sole negligence of the Indemnitee, its agents or employees and (ii) to the extent caused by or resulting from the concurrent negligence of (x) the Indemnitee or the Indemnitee’s agents or employees, and (y) the Indemnitor or the Indemnitor’s agents or employees, shall apply only to the extent of the Indemnitor’s negligence; provided, however, the limitations on indemnity set forth in this Section shall automatically and without further act by either Landlord or Tenant be deemed amended so as to remove any of the restrictions contained in this Section no longer required by then applicable law.
15.19.15.1.2. Waiver of Worker’s Compensation Immunity. Solely for the purpose of effectuating Tenant’s indemnification obligations under this Lease, and not for the benefit of any third parties (including but not limited to employees of Tenant), Tenant specifically and expressly waives any immunity that may be granted it under the Washington State Industrial Insurance Act, Title 51 RCW, if applicable. Furthermore, the indemnification obligations under this Lease shall not be limited in any way by any applicable limitation on the amount or type of damages, compensation or benefits payable to or for any third party under worker compensation acts, disability benefit acts or other employee benefit acts now or hereafter in effect in the State of Washington. The parties acknowledge that the foregoing provisions of this paragraph have been specifically and mutually negotiated between the parties.

15.19.15.1.3. Reentry of Premises. Should Landlord reenter any Facility under any provisions of this Lease relating to an Event of Default by Tenant hereunder, Landlord shall not be deemed to have terminated this Lease, or the liability of Tenant to pay the Rent thereafter accruing, or to have terminated Tenant’s liability for damages under any of the provisions of this Lease, by any such reentry or by any action, in unlawful detainer or otherwise, to obtain possession of such Facility, unless Landlord shall have notified Tenant in writing that Landlord had elected to terminate this Lease. Tenant further covenants that the service by Landlord of any notice pursuant to the unlawful detainer statutes of the State of Washington and/or the surrender of possession pursuant to such notice shall not (unless Landlord elects to the contrary at the time of or at any time subsequent to the serving of such notices and such election is evidenced by a written notice to Tenant) be deemed to be a termination of this Lease.
15.19.15.1.4. No Authority to Cause Liens. Notwithstanding anything to the contrary contained elsewhere in this Lease, Tenant shall have no right or authority to cause or allow any of the Premises or the Landlord’s estate or interest therein or in and to this Lease to be subjected to any such lien.
15.19.16. Wisconsin
15.19.16.1. With respect to any of the Premises located in the State of Wisconsin, Landlord hereby notifies Tenant, pursuant to Wisconsin Statutes Section 704.05(5)(bf), that Landlord does not intend to store personal property left behind by Tenant when Tenant removes from the Premises for any reason.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Lease has been executed by Landlord and Tenant as of the date first written above.

TENANT:
BLC-THE HALLMARK, LLC, a Delaware limited liability company By: /s/ George T. Hicks Name: George T. Hicks Title: Executive Vice President – Finance and Treasurer

BLC-KENWOOD OF LAKE VIEW, LLC, a Delaware limited liability company By: /s/ George T. Hicks Name: George T. Hicks Title: Executive Vice President – Finance and Treasurer

[Signature Page to Amended and Restated Master Lease and Security Agreement]

BROOKDALE SENIOR LIVING COMMUNITIES, INC. a Delaware corporation (f/k/a Alterra Healthcare Corporation and Alternative Living Services, Inc.)
By: /s/ George T. Hicks
Name: George T. Hicks
Title: Executive Vice President – Finance and
            Treasurer

ACKNOWLEDGEMENT

STATE OF TENNESSEE        )
) :ss.:
COUNTY OF WILLIAMSON    )

Before me, the undersigned, a Notary Public in and for said County and State, personally appeared Brookdale Senior Living Communities, Inc., a Delaware corporation (“Company”), by George T. Hicks, its Executive Vice President – Finance and Treasurer, which Company executed the foregoing instrument, who acknowledged that she/he did sign the foregoing instrument for and on behalf of the Company, being thereunto duly authorized and that the same is her/his free act and deed individually and in said capacity and the free and deed of the Company.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Brentwood, Tennessee, this 25th day of July, 2020.

(SEAL)	/s/ Linda B. DeVault Notary Public

Print Name: Linda B. DeVault
My commission expires: October 23, 2023
Acting in the County of: Williamson

BLC-GABLES AT FARMINGTON, LLC, a Delaware limited liability company

By: /s/ George T. Hicks
Name: George T. Hicks
Title: Executive Vice President - Finance and Treasurer

[Signature Page to Amended and Restated Master Lease and Security Agreement]

BLC-DEVONSHIRE OF HOFFMAN ESTATES, LLC, a Delaware limited liability company By: /s/ George T. Hicks Name: George T. Hicks Title: Executive Vice President – Finance and Treasurer
BLC-SPRINGS AT EAST MESA, LLC, a Delaware limited liability company By: /s/ George T. Hicks Name: George T. Hicks Title: Executive Vice President – Finance and Treasurer
BLC-RIVER BAY CLUB, LLC, a Delaware limited liability company By: /s/ George T. Hicks Name: George T. Hicks Title: Executive Vice President – Finance and Treasurer
BLC-WOODSIDE TERRACE, L.P., a Delaware limited partnership
By: BLC-Woodside Terrace, LLC, a Delaware limited liability company, its general partner
By: /s/ George T. Hicks
Name: George T. Hicks
Title: Executive Vice President – Finance and
            Treasurer

[Signature Page to Amended and Restated Master Lease and Security Agreement]

BLC-ATRIUM AT SAN JOSE, L.P., a Delaware limited partnership
By: BLC-Atrium at San Jose, LLC, a Delaware limited liability company, its general partner
By: /s/ George T. Hicks
Name: George T. Hicks
Title: Executive Vice President – Finance and
            Treasurer

BLC-BROOKDALE PLACE OF SAN MARCOS, L.P., a Delaware limited partnership
By: BLC-Brookdale Place of San Marcos, LLC, a Delaware limited liability company, its general partner
By: /s/ George T. Hicks
Name: George T. Hicks
Title: Executive Vice President – Finance and
            Treasurer

BLC-PONCE DE LEON, LLC, a Delaware limited liability company By: /s/ George T. Hicks Name: George T. Hicks Title: Executive Vice President – Finance and Treasurer
BLC-PARK PLACE, LLC, a Delaware limited liability company By: /s/ George T. Hicks Name: George T. Hicks Title: Executive Vice President – Finance and Treasurer

[Signature Page to Amended and Restated Master Lease and Security Agreement]

BLC-HAWTHORNE LAKES, LLC, a Delaware limited liability company By: /s/ George T. Hicks Name: George T. Hicks Title: Executive Vice President – Finance and Treasurer
BLC-THE WILLOWS, LLC, a Delaware limited liability company By: /s/ George T. Hicks Name: George T. Hicks Title: Executive Vice President – Finance and Treasurer
BLC-BRENDENWOOD, LLC, a Delaware limited liability company By: /s/ George T. Hicks Name: George T. Hicks Title: Executive Vice President – Finance and Treasurer

[Signature Page to Amended and Restated Master Lease and Security Agreement]

BLC- CHATFIELD, LLC, a Delaware limited liability company By: /s/ George T. Hicks Name: George T. Hicks Title: Executive Vice President – Finance and Treasurer
BROOKDALE LIVING COMMUNITIES OF FLORIDA, INC. a Delaware corporation By: /s/ George T. Hicks Name: George T. Hicks Title: Executive Vice President – Finance and Treasurer

[Signature Page to Amended and Restated Master Lease and Security Agreement]

BROOKDALE LIVING COMMUNITIES OF ILLINOIS-GV, LLC, a Delaware limited liability company By: /s/ George T. Hicks Name: George T. Hicks Title: Executive Vice President – Finance and Treasurer

BROOKDALE LIVING COMMUNITIES OF ILLINOIS-DNC, LLC, a Delaware limited liability company By: /s/ George T. Hicks Name: George T. Hicks Title: Executive Vice President – Finance and Treasurer
SW ASSISTED LIVING, LLC, a Delaware limited liability company By: /s/ George T. Hicks Name: George T. Hicks Title: Executive Vice President – Finance and Treasurer
SUMMERVILLE AT FAIRWOOD MANOR, LLC, a Delaware limited liability company By: /s/ George T. Hicks Name: George T. Hicks Title: Executive Vice President – Finance and Treasurer

[Signature Page to Amended and Restated Master Lease and Security Agreement]

SUMMERVILLE AT HERITAGE PLACE, LLC, a Delaware limited liability company By: /s/ George T. Hicks Name: George T. Hicks Title: Executive Vice President – Finance and Treasurer
SUMMERVILLE 5 LLC, a Delaware limited liability company By: /s/ George T. Hicks Name: George T. Hicks Title: Executive Vice President – Finance and Treasurer
SUMMERVILLE 4 LLC, a Delaware limited liability company By: /s/ George T. Hicks Name: George T. Hicks Title: Executive Vice President – Finance and Treasurer

[Signature Page to Amended and Restated Master Lease and Security Agreement]

SUMMERVILLE 14 LLC, a Delaware limited liability company

By: /s/ George T. Hicks
Name: George T. Hicks
Title: Executive Vice President – Finance and Treasurer

SUMMERVILLE 15 LLC, a Delaware limited liability company

By: /s/ George T. Hicks
Name: George T. Hicks
Title: Executive Vice President – Finance and Treasurer

SUMMERVILLE 16 LLC, a Delaware limited liability company

By: /s/ George T. Hicks
Name: George T. Hicks
Title: Executive Vice President – Finance and Treasurer

SUMMERVILLE 17 LLC, a Delaware limited liability company
By: /s/ George T. Hicks
Name: George T. Hicks
Title: Executive Vice President – Finance and Treasurer

SUMMERVILLE AT RIDGEWOOD GARDENS LLC, a Delaware limited liability company

By: /s/ George T. Hicks
Name: George T. Hicks
Title: Executive Vice President – Finance and Treasurer

[Signature Page to Amended and Restated Master Lease and Security Agreement]

ALS PROPERTIES TENNANT I, LLC, a Delaware limited liability company By: /s/ George T. Hicks Name: George T. Hicks Title: Executive Vice President – Finance and Treasurer

ACKNOWLEDGEMENT

STATE OF TENNESSEE        )
) :ss.:
COUNTY OF WILLIAMSON    )

Before me, the undersigned, a Notary Public in and for said County and State, personally appeared ALS Properties Tenant I, LLC, a Delaware limited liability company (“Company”), by George T. Hicks, its Executive Vice President – Finance and Treasurer, which Company executed the foregoing instrument, who acknowledged that she/he did sign the foregoing instrument for and on behalf of the Company, being thereunto duly authorized and that the same is her/his free act and deed individually and in said capacity and the free and deed of the Company.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Brentwood, Tennessee, this 25th day of July, 2020.

(SEAL)     /s/ Linda B. DeVault
Notary Public

Print Name: Linda B. DeVault
My commission expires: October 23, 2023
Acting in the County of: Williamson

[Signature Page to Amended and Restated Master Lease and Security Agreement]

ALS PROPERTIES TENANT II, LLC, a Delaware limited liability company By: /s/ George T. Hicks Name: George T. Hicks Title: Executive Vice President – Finance and Treasurer
ALS LEASING, Inc., a Delaware corporation By: /s/ George T. Hicks Name: George T. Hicks Title: Executive Vice President – Finance and Treasurer

ACKNOWLEDGEMENT

STATE OF TENNESSEE        )
) :ss.:
COUNTY OF WILLIAMSON    )

Before me, the undersigned, a Notary Public in and for said County and State, personally appeared ALS Leasing, Inc., a Delaware corporation (“Company”), by George T. Hicks, its Executive Vice President – Finance and Treasurer, which Company executed the foregoing instrument, who acknowledged that she/he did sign the foregoing instrument for and on behalf of the Company, being thereunto duly authorized and that the same is her/his free act and deed individually and in said capacity and the free and deed of the Company.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Brentwood, Tennessee, this 25th day of July, 2020.

(SEAL)	/s/ Linda B. DeVault
Notary Public

Print Name: Linda B. DeVault
My commission expires: October 23, 2023
Acting in the County of: Williamson

[Signature Page to Amended and Restated Master Lease and Security Agreement]

ASSISTED LIVING PROPERTIES, INC., a Kansas corporation By: /s/ George T. Hicks Name: George T. Hicks Title: Executive Vice President – Finance and Treasurer
BLC-THE HERITAGE OF DES PLAINES, LLC, a Delaware limited liability company By: /s/ George T. Hicks Name: George T. Hicks Title: Executive Vice President – Finance and Treasurer

[Signature Page to Amended and Restated Master Lease and Security Agreement]

LANDLORD:
VENTAS REALTY, LIMITED PARTNERSHIP, a Delaware limited partnership
By: Ventas, Inc., a Delaware corporation, its general partner

By: /s/ J. Justin Hutchens
Name: J. Justin Hutchens
Title: Executive Vice President

Signature Page to Master Lease and Security Agreement

PSLT-ALS PROPERTIES I, LLC, a Delaware limited liability company

By: PSLT-ALS Properties Holdings, LLC, its sole member

By: PSLT OP, L.P., its sole member

By: PSLT GP, LLC, its general partner

By: Ventas Provident, LLC, its sole member

By: /s/ J. Justin Hutchens
Name: J. Justin Hutchens
Title: Authorized Signatory

ACKNOWLEDGEMENT

STATE OF ILLINOIS            )
) :ss.:
COUNTY OF COOK            )

Before me, the undersigned, a Notary Public in and for said County and State, personally appeared Ventas Provident, LLC, a Delaware limited liability company (“Company”), the sole member of PSLT GP, LLC, the general partner of PSLT OP, L.P., the sole member of PSLT-ALS Properties Holdings, LLC, the sole member of PSLT-ALS Properties I, LLC, by J. Justin Hutchens, its Authorized Signatory, which Company executed the foregoing instrument, who acknowledged that she/he did sign the foregoing instrument for and on behalf of the Company, being thereunto duly authorized and that the same is her/his free act and deed individually and in said capacity and the free and deed of the Company.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Chicago, Illinois, this 24th day of July, 2020.

(SEAL)                    /s/ Theresa M. Kwasinski
Notary Public

Print Name: Theresa M. Kwasinski
My commission expires: August 5, 2022
Acting in the County of: Cook

PSLT-ALS PROPERTIES II, LLC, a Delaware limited liability company
By: PSLT-ALS Properties Holdings, LLC, its sole member
By: PSLT OP, L.P., its sole member
By: PSLT GP, LLC, its general partner
By: Ventas Provident, LLC, its sole member

By: /s/ J. Justin Hutchens
Name: J. Justin Hutchens
Title: Authorized Signatory

PSLT-ALS PROPERTIES IV, LLC, a Delaware limited liability company By: /s/ J. Justin Hutchens Name: J. Justin Hutchens Title: Authorized Signatory

PSLT-ALS PROPERTIES III, LLC, a Delaware limited liability company By: /s/ J. Justin Hutchens Name: J. Justin Hutchens Title: Authorized Signatory
ACKNOWLEDGEMENT

STATE OF ILLINOIS )
                                            ) :ss.:
COUNTY OF COOK )

   Before me, the undersigned, a Notary Public in and for said County and State, personally appeared PSLT-ALS PROPERTIES III, LLC, a Delaware limited liability company (“Company”), which Company executed the foregoing instrument, who acknowledged that she/he did sign the foregoing instrument for and on behalf of the Company, being thereunto duly authorized and that the same is her/his free act and deed individually and in said capacity and the free and deed of the Company.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Chicago, Illinois, this 24th day of July, 2020.

(SEAL) /s/ Theresa M. Kwasinski
                                                                                        Notary Public

                                                                                       Print Name: Theresa M. Kwasinski
                                                                                           My commission expires: August 5, 2022
                                                                                       Acting in the County of: Cook

BROOKDALE LIVING COMMUNITIES OF ILLINOIS-2960, LLC, a Delaware limited liability company
By: PSLT-BLC Properties Holdings, LLC, its sole member
By: PSLT OP, L.P., its sole member
By: PSLT GP, LLC, its general partner
By: Ventas Provident, LLC, its sole member

By: /s/ J. Justin Hutchens
Name: J. Justin Hutchens
Title: Authorized Signatory

BROOKDALE LIVING COMMUNITIES OF ILLINOIS-HV, LLC, a Delaware limited liability company By: /s/ J. Justin Hutchens Name: J. Justin Hutchens Title: Authorized Signatory

RIVER OAKS PARTNERS, an Illinois general partnership
By: Brookdale Holdings, LLC, its managing partner
By: PSLT-BLC Properties Holdings, LLC, its sole member
By: PSLT OP, L.P., its sole member
By: PSLT GP, LLC, its general partner
By: Ventas Provident, LLC, its sole member

By: /s/ J. Justin Hutchens
Name: J. Justin Hutchens
Title: Authorized Signatory

BROOKDALE LIVING COMMUNITIES OF MINNESOTA, LLC, a Delaware limited liability company
By: PSLT-BLC Properties Holdings, LLC, its sole member
By: PSLT OP, L.P., its sole member
By: PSLT GP, LLC, its general partner
By: Ventas Provident, LLC, its sole member

By: /s/ J. Justin Hutchens
Name: J. Justin Hutchens
Title: Authorized Signatory

BROOKDALE LIVING COMMUNITIES OF CONNECTICUT, LLC, a Delaware limited liability company By: /s/ J. Justin Hutchens Name: J. Justin Hutchens Title: Authorized Signatory
PSLT-BLC PROPERTIES HOLDINGS, LLC, a Delaware limited liability company
By: PSLT OP, L.P., its sole member
By: PSLT GP, LLC, its general partner
By: Ventas Provident, LLC, its sole member

By: /s/ J. Justin Hutchens
Name: J. Justin Hutchens
Title: Authorized Signatory

THE PONDS OF PEMBROKE LIMITED PARTNERSHIP, an Illinois general partnership
By: Brookdale Holdings, LLC, its general partner
By: PSLT-BLC Properties Holdings, LLC, its sole member
By: PSLT OP, L.P., its sole member
By: PSLT GP, LLC, its general partner
By: Ventas Provident, LLC, its sole member

By: /s/ J. Justin Hutchens
Name: J. Justin Hutchens
Title: Authorized Signatory

BROOKDALE LIVING COMMUNITIES OF ARIZONA-EM, LLC, a Delaware limited liability company
By: PSLT-BLC Properties Holdings, LLC, its sole member
By: PSLT OP, L.P., its sole member
By: PSLT GP, LLC, its general partner
By: Ventas Provident, LLC, its sole member

By: /s/ J. Justin Hutchens
Name: J. Justin Hutchens
Title: Authorized Signatory

BROOKDALE LIVING COMMUNITIES OF MASSACHUSETTS-RB, LLC, a Delaware limited liability company
By: PSLT-BLC Properties Holdings, LLC, its sole member
By: PSLT OP, L.P., its sole member
By: PSLT GP, LLC, its general partner
By: Ventas Provident, LLC, its sole member

By: /s/ J. Justin Hutchens
Name: J. Justin Hutchens
Title: Authorized Signatory

BROOKDALE LIVING COMMUNITIES OF CALIFORNIA-RC, LLC, a Delaware limited liability company
By: PSLT-BLC Properties Holdings, LLC, its sole member
By: PSLT OP, L.P., its sole member
By: PSLT GP, LLC, its general partner
By: Ventas Provident, LLC, its sole member

By: /s/ J. Justin Hutchens
Name: J. Justin Hutchens
Title: Authorized Signatory

BROOKDALE LIVING COMMUNITIES OF CALIFORNIA, LLC, a Delaware limited liability company
By: PSLT-BLC Properties Holdings, LLC, its sole member
By: PSLT OP, L.P., its sole member
By: PSLT GP, LLC, its general partner
By: Ventas Provident, LLC, its sole member

By: /s/ J. Justin Hutchens
Name: J. Justin Hutchens
Title: Authorized Signatory

BLC OF CALIFORNIA-SAN MARCOS, L.P., a Delaware limited partnership
By: Brookdale Living Communities of California-San Marcos, LLC, its general partner
By: PSLT-BLC Properties Holdings, LLC, its sole member
By: PSLT OP, L.P., its sole member
By: PSLT GP, LLC, its general partner
By: Ventas Provident, LLC, its sole member

By: /s/ J. Justin Hutchens
Name: J. Justin Hutchens
Title: Authorized Signatory

BROOKDALE LIVING COMMUNITIES OF WASHINGTON-PP, LLC, a Delaware limited liability company
By: PSLT-BLC Properties Holdings, LLC, its sole member
By: PSLT OP, L.P., its sole member
By: PSLT GP, LLC, its general partner
By: Ventas Provident, LLC, its sole member

By: /s/ J. Justin Hutchens
Name: J. Justin Hutchens
Title: Authorized Signatory

BROOKDALE LIVING COMMUNITIES OF ILLINOIS-II, LLC, a Delaware limited liability company
By: PSLT-BLC Properties Holdings, LLC, its sole member
By: PSLT OP, L.P., its sole member
By: PSLT GP, LLC, its general partner
By: Ventas Provident, LLC, its sole member

By: /s/ J. Justin Hutchens
Name: J. Justin Hutchens
Title: Authorized Signatory

BROOKDALE LIVING COMMUNITIES OF NEW JERSEY, LLC, a Delaware limited liability company
By: PSLT-BLC Properties Holdings, LLC, its sole member
By: PSLT OP, L.P., its sole member
By: PSLT GP, LLC, its general partner
Ventas Provident, LLC, its sole member

By: /s/ J. Justin Hutchens
Name: J. Justin Hutchens
Title: Authorized Signatory

BROOKDALE LIVING COMMUNITIES OF FLORIDA-CL, LLC, a Delaware limited liability company
By: PSLT-BLC Properties Holdings, LLC, its sole member
By: PSLT OP, L.P., its sole member
By: PSLT GP, LLC, its general partner
Ventas Provident, LLC, its sole member

By: /s/ J. Justin Hutchens
Name: J. Justin Hutchens
Title: Authorized Signatory

NATIONWIDE HEALTH PROPERTIES, LLC, a Delaware limited liability company By: /s/ J. Justin Hutchens Name: J. Justin Hutchens Title: Authorized Signatory
ACKNOWLEDGEMENT

STATE OF ILLINOIS            )
) :ss.:
COUNTY OF COOK            )

Before me, the undersigned, a Notary Public in and for said County and State, personally appeared Nationwide Health Properties, LLC, a Delaware limited liability company corporation (“Company”), by J. Justin Hutchens, its Authorized Signatory, which Company executed the foregoing instrument, who acknowledged that she/he did sign the foregoing instrument for and on behalf of the Company, being thereunto duly authorized and that the same is her/his free act and deed individually and in said capacity and the free and deed of the Company.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Chicago, Illinois, this 24th day of July, 2020.

(SEAL)                    /s/ Theresa M. Kwasinski
Notary Public

Print Name: Theresa M. Kwasinski
My commission expires: August 5, 2022
Acting in the County of: Cook

2010 UNION LIMITED PARTNERSHIP, a Washington limited partnership By: Nationwide Health Properties, LLC, its general partner By: /s/ J. Justin Hutchens Name: J. Justin Hutchens Title: Authorized Signatory
NH TEXAS PROPERTIES LIMITED PARTNERSHIP, a Texas limited partnership By: MLD Texas Corporation, its general partner By: /s/ J. Justin Hutchens Name: J. Justin Hutchens Title: Authorized Signatory
MLD PROPERTIES, INC., a Delaware corporation By: /s/ J. Justin Hutchens Name: J. Justin Hutchens Title: Authorized Signatory

JER/NHP SENIOR LIVING ACQUISITION, LLC, a Delaware limited liability company By: /s/ J. Justin Hutchens Name: J. Justin Hutchens Title: Authorized Signatory
ACKNOWLEDGEMENT

STATE OF ILLINOIS            )
) :ss.:
COUNTY OF COOK            )

Before me, the undersigned, a Notary Public in and for said County and State, personally appeared JER/NHP Senior Living Acquisition, LLC, a Delaware limited liability company (“Company”), by J. Justin Hutchens, its Authorized Signatory, which Company executed the foregoing instrument, who acknowledged that she/he did sign the foregoing instrument for and on behalf of the Company, being thereunto duly authorized and that the same is her/his free act and deed individually and in said capacity and the free and deed of the Company.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Chicago, Illinois, this 24th day of July, 2020.

(SEAL)                    /s/ Theresa M. Kwasinski
Notary Public

Print Name: Theresa M. Kwasinski
My commission expires: August 5, 2022
Acting in the County of: Cook

JER/NHP SENIOR LIVING KANSAS, INC., a Kansas corporation By: /s/ J. Justin Hutchens Name: J. Justin Hutchens Title: Authorized Signatory
JER/NHP SENIOR LIVING TEXAS, L.P., a Texas limited partnership By: JER/NHP Management Texas, LLC, its general partner By: /s/ J. Justin Hutchens Name: J. Justin Hutchens Title: Authorized Signatory
MLD PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership By: MLD Properties II, Inc., its general partner By: /s/ J. Justin Hutchens Name: J. Justin Hutchens Title: Authorized Signatory

NHP MCCLAIN, LLC, a Delaware limited liability company By: /s/ J. Justin Hutchens Name: J. Justin Hutchens Title: Authorized Signatory
ACKNOWLEDGEMENT

STATE OF ILLINOIS )
                                            ) :ss.:
COUNTY OF COOK )

   Before me, the undersigned, a Notary Public in and for said County and State, personally appeared NHP MCCLAIN, LLC, a Delaware limited liability company (“Company”), by J. Justin Hutchens, its Authorized Signatory, which Company executed the foregoing instrument, who acknowledged that she/he did sign the foregoing instrument for and on behalf of the Company, being thereunto duly authorized and that the same is her/his free act and deed individually and in said capacity and the free and deed of the Company.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Chicago, Illinois, this 24th day of July, 2020.

(SEAL) /s/ Theresa M. Kwasinski
                                                                       Notary Public

                                                                      Print Name: Theresa M. Kwasinski
                                                                      My commission expires: August 5, 2022
                                                                      Acting in the County of: Cook

VENTAS FAIRWOOD, LLC, a Delaware limited liability company By: /s/ J. Justin Hutchens Name: J. Justin Hutchens Title: Authorized Signatory
VENTAS FRAMINGHAM, LLC, a Delaware limited liability company By: /s/ J. Justin Hutchens Name: J. Justin Hutchens Title: Authorized Signatory
VENTAS WHITEHALL ESTATES, LLC, a Delaware limited liability company By: /s/ J. Justin Hutchens Name: J. Justin Hutchens Title: Authorized Signatory

VTR-EMRTS HOLDINGS, LLC, a Delaware limited liability company By: /s/ J. Justin Hutchens Name: J. Justin Hutchens Title: Authorized Signatory

EXHIBIT A
DEFINED TERMS
“Affiliate” shall mean, with respect to any Person, any other Person which Controls, is Controlled by or is under common Control with the first Person.
“Agreed Rate” shall mean, for any month, a rate per annum equal to 4% per annum plus the highest prime rate reported in the Money Rates column or section of The Wall Street Journal published on the first Business Day of that month, as having been the prime rate in effect for corporate loans at large U.S. money center commercial banks (whether or not such rate has actually been charged by any such bank) as of the first Business Day of such month. If The Wall Street Journal ceases publication of the prime rate, the “Agreed Rate” shall mean the prime rate (or base rate) announced by JP Morgan Chase Bank, N.A., New York, New York, or its successors (whether or not such rate has actually been charged by such bank). If such bank discontinues the practice of announcing the prime rate, the “Agreed Rate” shall mean 4% per annum plus the highest rate charged by such bank on short-term, unsecured loans to its more creditworthy large corporate borrowers.
“Ancillary Services” shall mean services provided by Tenant, any Affiliate of Tenant or Guarantor, or a third party at or from a Facility that are complementary or supplemental to services provided at such Facility.
“Authorizations” shall mean, with respect to any Facility or Facilities, any and all licenses, permits, certifications, registrations, accreditations, Facility Provider Agreements certificates of need, certificates of exemption, approvals, waivers, variances and other authorizations issued by any Governmental Authority necessary for the use of such Facility(ies) for its Business. Schedule 1A attached hereto lists the primary healthcare operating licenses for each Facility having such Authorizations and the number of Units (or beds, as applicable) permitted under each such license(s) as of the Effective Date.
“Award” shall mean all compensation, sums or anything of value awarded, paid or received in respect of a total or partial Condemnation.
“Brookdale Guaranty” shall mean that certain Amended and Restated Guaranty dated as of the Effective Date by and among the BKD Parties and the Ventas Parties party thereto (each as defined therein), as such guaranty may at any time be amended, amended and restated, replaced, extended or joined in from time to time.
“Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which national banks in Chicago, Illinois and New York, New York are authorized, or obligated, by Legal Requirements or executive order, to close.
“CC&R’s” shall mean covenants, conditions and restrictions or similar use, maintenance or ownership obligations encumbering or binding upon the real property underlying any Facility that are Permitted Encumbrances.

“Condemnation” shall mean, as to any Facility, (a) the exercise of any governmental power on such Facility, whether by legal proceedings or otherwise, by a Condemnor, (b) a voluntary sale or transfer by Landlord to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending, and (c) a taking or voluntary conveyance of all or part of such Facility, or any interest therein, or right accruing thereto or use thereof, as the result or in settlement of any condemnation or other eminent domain proceeding affecting such Facility, whether or not the same shall have been actually commenced.
“Condemnor” shall mean any public or quasi-public authority, or private corporation or individual, having the power of condemnation.
“Control” shall mean, as applied to any Person, the possession, directly or indirectly, of the power to direct the management and policies of that Person, whether through ownership, voting control, by contract or otherwise.
“Controlling” shall mean, as applied to any Person, having Control over that Person.
“CPI” shall mean the United States Department of Labor, Bureau of Labor Statistics Consumer Price Index for All Urban Wage Earners and Clerical Workers, United States Average, Subgroup “All Items” (1982 – 1984 = 100). If the foregoing index is discontinued or revised during the Term, the governmental index or computation with which it is replaced shall be used to obtain substantially the same result as if such index had not been discontinued or revised.
“CPI Increase” shall mean, for a particular Lease Year, the percentage increase (rounded to two decimal places), if any, in (a) the CPI published for the month two months prior to the month containing the day immediately preceding the commencement of such Lease Year over (b) the CPI published for the month that is two months prior to the month containing the day immediately preceding the commencement of the Lease Year immediately preceding such particular Lease Year. In the case of any Lease Year as to which the CPI referenced in subsection (b) above is greater than the CPI referenced in subsection (a) above, the “CPI Increase” for such Lease Year shall be deemed to equal zero.
“Date of Taking” shall mean, as to the applicable Facility, the date the Condemnor has the right to possession of such Facility, or any portion thereof, in connection with a Condemnation.
“Environmental Activities” shall mean the use, generation, transportation, handling, discharge, production, treatment, storage, release, investigation, monitoring, remediation, or disposal of any Hazardous Materials at any time to or from any portion of the Premises or located on or present on or under any portion of the Premises.
“Facility Accounts Receivable” shall mean all accounts receivable, notes receivable, trade accounts receivables and other rights to receive rents from, and payments for services rendered to, customers, residents or patients of any Facility.

“Facility Mortgage” shall mean any mortgage, deed of trust or other security agreement or lien encumbering the Premises or any portion thereof and securing an indebtedness of Landlord to which the Premises or any portion thereof is subject from time to time.
“Facility Mortgagee” shall mean the holder or beneficiary of a Facility Mortgage and any other rights of the lender or credit party under the applicable Facility Mortgage Documents.
“Facility Mortgage Documents” shall mean, with respect to each Facility Mortgage and Facility Mortgagee, the applicable Facility Mortgage, loan or credit agreement, lease, note, collateral assignment instruments, guarantees, indemnity agreements and other documents or instruments evidencing, securing or otherwise relating to the loan made, credit extended or lease or other financing vehicle relating to such Facility Mortgage.
“Facility Provider Agreements” shall mean provider agreements issued to or held by Tenant pursuant to which any Facility(ies) are licensed, certified, approved or eligible to receive reimbursement under any Third Party Payor Program.
“GAAP” shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession, consistently applied.
“Governmental Authority” shall mean any court, board, agency, licensing agency, certifying entity, commission, office or authority of any governmental unit (federal, state, county, district, municipal, city or otherwise) and any regulatory, administrative or other subdivision, department or branch of the foregoing, whether now or hereafter in existence, including any state licensing or certifying agency, accreditation agency or any other quasi-governmental authority.
“Governmental Payor” shall mean any state or federal health care program providing medical assistance, health care insurance of other coverage of health care items or services for eligible individuals, including the Medicare program more fully described in Title XVIII of the Social Security Act (42 U.S.C. §§ 1395 et seq.) and the Medicaid program more fully described in Title XIX of the Social Security Act (42 U.S.C. §§ 1396 et seq.) and the regulations promulgated thereunder.
“Ground Leases” shall mean (a) that certain Ground Lease dated March 6, 1989, relating to the Facility commonly known as Brookdale Mt. Hood, between Crossings International Corporation, predecessor-in-interest to Nationwide Health Properties, LLC, and Legacy Health System, formerly known as Healthlink, as the same may have been or may hereafter be amended or modified in writing, (b) that certain Lease Agreement dated as of December 2, 1985 relating to the Facility commonly known as Brookdale Allenmore (AL), between Wild West Post No. 91 Veterans of Foreign Wars of the United States and 2010 Union Limited Partnership as the same may have been or may hereafter be amended or modified in writing, and (c) that certain Lease

Agreement dated as of November 1, 1985 relating to the Facility commonly known as Brookdale Santa Fe between the Board of Education of the Santa Fe Public Schools and Ponce de Leon Limited Partnership, predecessor-in-interest to PSLT-BLC Properties Holdings, LLC, as the same may have been or may hereafter be amended or modified in writing. If any Facility to which any such Ground Lease relates ceases to be a Facility under this Lease, then such Ground Lease shall correspondingly cease to be a “Ground Lease” under this Lease; provided that removal of any such Ground Lease from this definition shall not limit Tenant’s obligations under this Lease with respect to such Ground Lease that accrued prior to such removal or that survive the removal of the affected Facility from this Lease.
“Guarantor” shall mean, individually and collectively, Brookdale Senior Living Inc. and any other guarantor which hereafter delivers a Lease Guaranty.
“Hazardous Materials” shall mean any of the following: (a) petroleum products and/or by-products (including any fraction thereof), flammable substances, explosives, radioactive materials, hazardous or toxic wastes, substances or materials, known carcinogens or any other materials, contaminants or pollutants which could pose a hazard to any portion of the Premises or to Persons on or about any portion of the Premises or cause any portion of the Premises to be in violation of any Hazardous Materials Laws; (b) asbestos in any form which is friable; (c) urea formaldehyde in foam insulation or any other form; (d) transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million or any other more restrictive standard then prevailing; I medical wastes and biohazards; (f) radon gas; (g) mold and (h) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or could pose a hazard to the health and safety of the occupants of any portion of the Premises or the owners and/or occupants of property adjacent to or surrounding any portion of the Premises, including any materials or substances that are listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101), as amended from time to time; provided, however, “Hazardous Materials” do not include cleaning solvents, copier or other equipment supplies or materials or medical supplies customarily used in the operation of the Facilities and held, stored and disposed in accordance with applicable Legal Requirements.
“Hazardous Materials Claims” shall mean any and all enforcement, investigation, monitoring, clean-up, removal or other actions or orders threatened, instituted or completed pursuant to any Hazardous Material Laws by any Governmental Authority, together with all claims made or threatened by any third party related to the use of any portion of the Premises, Landlord or Tenant relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials.
“Hazardous Materials Laws” shall mean any Legal Requirements, guidelines or policies relating to the environment, health and safety, Environmental Activities, Hazardous Materials, air and water quality, waste disposal and other environmental matters.

“Insurance Premium Impound Account Trigger Event” shall mean any failure by any Tenant to pay insurance premiums as and when required by Section 5.1 of this Lese more than two (2) times during any 24 month period. Any Insurance Premium Impound Account Trigger Event shall continue for a period of 24 months (provided that, if any additional failure to pay any such insurance premiums occurs in such 24 month period, such period will restart upon the occurrence of such additional failure to pay such insurance premiums).
“Insurance Requirements” shall mean all material terms of any insurance policy required by this Lease with respect to any portion of the Premises and all material requirements of the issuer of any such policy.
“Key Provisions Event of Default” shall mean (i) subject to the terms of clause (ii) of this definition, (A) any Master Lease Event of Default described in Section 7.1.1, (B) any Facility Default described in Section 7.2.1, or (C) any Facility Default resulting from a failure of Tenant to comply with any Facility Loan Documents encumbering the applicable Facility with which Tenant is obligated to comply, (ii) solely with respect to any failure by any Tenant to pay insurance premiums as and when required by Section 5.1 of this Lease, any Insurance Premium Impound Account Trigger Event, and (iii) any “Event of Default” under any Other Leases pursuant to comparable terms set forth in such Other Leases; provided, however, following any Key Provision Event of Default described in clause (i)(B), clause (i)(C) and clause (iii), Tenant shall be required to post Escrow Deposits in accordance with Section 4.4 only with respect to the Facility that is the subject of such Key Provision Event of Default .
“Landlord Funds Rate” means, as of any given time, (i) with respect to any Approved Project, a per annum rate equal to the product of (a) the sum of (1) the then current rate on Ten-Year United States Treasury Notes plus (2) 4.5%, multiplied by (b) fifty percent (50%), and (ii) [***].
“Lease Guaranty” shall mean, individually and collectively, the Brookdale Guaranty, and any other guaranty of any or all of the obligations of Tenant under this Lease delivered after the Effective Date, as any of such guaranties may at any time be amended, amended and restated, replaced, extended or joined in from time to time.
“Lease Year” shall mean the period from January 1, 2018 through December 31, 2018 and each 12 consecutive month period thereafter.
“Legal Requirements” shall mean all statutes, laws, rules, orders, regulations, constitutions, guidelines, ordinances, principles of common law, judgments, decrees, injunctions and other restrictions or requirements of any Governmental Authority applicable to Tenant, the Premises or the Business, whether now or hereafter enacted and in force, including, but not limited to, (a) healthcare facility, hospital, pharmaceutical, laboratory, professional and practitioner and related Authorizations, licensure, certification and accreditation, (b) building codes and zoning regulations, (c) restrictions or requirements relating to required repairs, modifications or alterations in or to the Premises, (d) restrictions or requirements relating to the use of Premises, I restrictions or requirements relating to the transport, handling, use, storage or disposal, or the cleanup or other treatment, of any Hazardous Materials, (f) all laws, regulations and rules related to the provision of healthcare items and services, (g) restrictions or requirements relating to false claims, false representations, physician self-referrals, fee-splitting, kickbacks or payment of remuneration to induce business or referrals, and (h) the applicable privacy, security, transaction standards, breach notification and other provisions and requirements of the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. §§ 1320d-1329d-8), the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. §§ 3000 et seq.; Pub. Law 111-5, Division A Title XIII and Division B, Title IV), (i) all professional, ethical and conflict of interest related laws, regulations and rules, and (j) all applicable standards of care, including the Emergency Medical Treatment and Labor Act (42 U.S.C. § 1395dd).
“Lien” shall mean any charge, claim, deed of trust, lien, mortgage or security interest.
“Losses” shall mean all expenses, judgments, damages, penalties, fines, liabilities, losses of every kind and nature and related costs and fees, including reasonable attorneys’ and reasonable consultants’ fees and expenses, and environmental costs.
“Omnibus Agreement” shall mean that certain Second Amended and Restated Omnibus Agreement dated as of the Effective Date by and among Ventas, Inc., for itself and on behalf of its Affiliates, and Brookdale Senior Living Inc., for itself and on behalf of its Affiliates, as such agreement may at any time hereafter be amended, amended and restated, replaced, extended or joined in from time to time.
“Other Charges” shall mean any utilities and other costs and expenses of the Business or any portion of the Premises and all other charges, obligations or deposits assessed against any portion of the Premises during the Term.
“Other Lease” shall mean any lease or mortgage loan (other than this Lease), between Tenant, Guarantor, or any Affiliate of Tenant or any Guarantor, on the one hand, and Landlord or any of its Affiliates, on the other hand, that is in existence from time to time, including without limitation, (a) any lease that is derivative from this Lease, (b) any New Lease entered into pursuant to Section 14.2 and Exhibit H of this Lease or (c) any lease derived from a previously entered into New Lease, but “Other Lease” shall specifically exclude any and all leases or agreements between NHPMS, LLC, on the one hand, and Tenant or any of its Affiliates, on the other hand for so long as Ventas, Inc. or its Affiliate does not have the exclusive power to control and direct the Landlord under such lease.
“Permitted Encumbrances” shall mean all of the following: (a) all easements, covenants, conditions, restrictions, agreements and other matters with respect to the Premises that are of record in the deed records of the jurisdiction in which the portion of the Premises are located as of the Effective Date; (b) all easements, covenants, conditions, restrictions, agreements and other matters with respect to the Premises, whether or not of record, that are executed by Tenant or approved or consented to by Tenant; (c) any easements, covenants, conditions, restrictions or utility agreements entered into by Landlord with respect to the Premises after the Effective Date in accordance with the terms of this Agreement so long as a copy of such instrument is promptly provided to Tenant;

(d) any agreement required pursuant to any Legal Requirement entered into by Landlord with respect to the Premises after the Effective Date in accordance with the terms of this Agreement so long as a copy of such instrument is promptly provided to Tenant; I any real estate taxes, assessments and other governmental levies, fees or charges imposed with respect to the Premises that are not yet due and payable; (f) any zoning or building codes and other land use laws regulating the use or occupancy of the Premises; (g) occupancy rights of residents and patients of the Facilities; and (h) any other matters affecting title to the Premises or any portion thereof caused by Tenant or its assignees or sublessees or their respective agents or employees.
“Person” shall mean any individual, partnership, association, corporation, limited liability company, business trust, trust or other entity.
“Primary Intended Use” shall mean, as to each Facility, the type of health care facility corresponding to such Facility on Schedule 1, as the same may be modified or amended pursuant to the provisions of this Lease.
“Property Loss” shall mean damage to the Premises by fire, flood, windstorm, earthquake, act of God or other natural or manmade occurrence that results in damage to the Premises.
“Proprietary Information” shall mean (i) all proprietary information or intellectual property of Tenant or any of its Affiliates, except for (x) the specific information and property that pertain exclusively to a Facility or those served at such Facility and (y) the books and records which relate exclusively to such Facility, (ii) all computer software and accompanying documentation (including all future upgrades, enhancements, additions, substitutions and modifications thereof), other than that which is commercially available, which are used by Tenant or any of its Affiliates in connection with the property management system and all future electronic systems developed by Tenant or any of its Affiliates for use with respect to a Facility or Tenant and its Affiliates, (iii) all manuals, brochures and directives used by Tenant or any of its Affiliates with respect to the procedures and techniques to be used in operating a Facility, and (iv) employee records which must remain confidential either under applicable legal requirements or under reasonable corporate policies of Tenant and its Affiliates.
“Rent” shall mean any and all payments due to Landlord under this Lease including without limitation, Minimum Rent and Additional Rent.
“Taxes” shall mean any property (real and personal) and other taxes and assessments levied or assessed with respect to this Lease, any portion of the Premises or Landlord, that are attributable, on an accrual basis, to the Term. “Taxes” shall include (a) any federal, state or county occupation tax, transaction privilege tax, franchise tax, margin taxes (including any taxes imposed on Landlord on taxable margin pursuant to Chapter 171 of the Texas Tax Code, as the same may be hereafter modified, amended or superseded), gross receipts tax, business privilege tax, rental tax or other excise taxes, and any other assessments levied or assessed against any portion of the Premises, Tenant’s interest therein or Landlord, and (b) the amount of any costs and expenses incurred by Landlord in prosecuting any Protest relating to any Taxes (but, in the event of a Protest initiated at the sole request of Landlord, not to exceed the amount of any tax reduction obtained by Landlord as a result of such Protest). Notwithstanding the foregoing, “Taxes” shall exclude any local, state or federal income tax based upon the net income of Landlord (or other similar basis of measurement), any transfer tax, documentary tax, stamp tax, recording tax or other tax or assessment arising out of Landlord’s transfer of any interest in any portion of the Premises to any Person other than Tenant or any of its Affiliates, and any mortgage tax, intangible tax, recording tax or other tax or assessment arising out of any sale/leaseback, ground lease, Facility Mortgage, Facility Mortgage Documents or other financing or indebtedness of Landlord or its Affiliates.
“Tenant Intangible Property” shall mean all of the following at any time owned by Tenant in connection with its use of any portion of the Premises: (a) accounts receivable and proceeds therefrom; (b) rents, profits, income or revenue of Tenant derived from the operation or use of the Premises; (c) all documents, chattel paper, instruments and contract rights (including contracts with residents, employees and Third Party Payors); (d) deposit accounts, general intangibles and choses in action; I refunds of any Taxes or Other Charges applicable to periods of time during the Term (until such time as such refunds are delivered to Landlord in accordance with Section 4.2.1, at which time such refunds; and (f) Authorizations necessary or desirable for Tenant’s use of any portion of the Premises, including Governmental Payor’s certifications, any applicable certificate of need or other similar certificate and the exclusive right to transfer, move or apply for the foregoing and manage the Business conducted at any portion of the Premises (including the right to make any change of any nature to the Authorizations); provided, however, “Tenant Intangible Property” shall not include the Excluded Property.
“Tenant Organizational Documents” shall mean the documents, certificates and agreements pursuant to which each Tenant was established and is organized to do business, as amended or restated from time to time.
“Tenant Property” shall mean Tenant Personal Property and Tenant Intangible Property, but expressly excluding the Excluded Property.
“Third Party Payor Programs” shall mean any third party payor programs pursuant to which healthcare facilities qualify for payment or reimbursement for medical or therapeutic care or other goods or services rendered, supplied or administered to any admittee, occupant, resident or patient by or from any Governmental Authority, Governmental Payor, bureau, corporation, agency, commercial insurer, non-public entity, “HMO,” “PPO” or other comparable party.
“Units” means a unit in a Facility, or “beds” for any Facility that has “beds”.
“Unsuitable For Its Primary Intended Use” shall mean a state or condition of a Facility such that, by reason of Property Loss or Condemnation, in the reasonable judgment of Landlord, such Facility cannot be operated for its Primary Intended Use taking into account, among other relevant factors, the number of usable Units affected by such Property Loss or Condemnation; provided, however that a Facility shall not be deemed to be “Unsuitable For Its Primary Intended Use” if such Facility can, within 18 months after the occurrence of such Property Loss or Condemnation, be restored to substantially the same state and condition as existed immediately prior to such Property Loss or Condemnation and insurance proceeds and awards are made available to Tenant for such restoration.
“Ventas/Brookdale Side Letter” shall mean that certain amended and restated side letter agreement dated as of the Effective Date between Brookdale Senior Living Inc., for itself and on behalf of its Affiliates, and Ventas, Inc., for itself and on behalf of its Affiliates, as such letter agreement may at any time be amended, amended and restated, replaced, extended or joined in from time to time.

INDEX OF ADDITIONAL DEFINED TERMS

Additional Properties......................................................................................................	Exhibit H-1

Additional Rent	................................................................................................................................5

Additional Sale Facility	...................................................................................................Exhibit L-1

Affiliate Manager	...........................................................................................................................19

Alterations	......................................................................................................................................26

Approved Project	...........................................................................................................................25

AR Financing	.................................................................................................................................20

Business	..........................................................................................................................................2

Cash Sale Proceeds	..........................................................................................................Exhibit L-2

Code	.................................................................................................................................................5

Combination Lease	.......................................................................................................................51

Condition Standard	........................................................................................................................22

Deleted Facility	.............................................................................................................................36

Deleted Facility or Facilities	.........................................................................................................36

Effective Date	..................................................................................................................................1

Escrow Deposits	...............................................................................................................................7

Event of Default	.............................................................................................................................29

Excluded Property	........................................................................................................Schedule 5.3

Excluded Vehicles	..........................................................................................................................15

Executed OTA	................................................................................................................................38

Facilities	...........................................................................................................................................1

Facility	.............................................................................................................................................1

Facility Actual Upgrade Expenditures Amount	.............................................................................23

Facility Default	..............................................................................................................................31

Facility Proprietary Marks	............................................................................................Schedule 5.3

Facility Required Upgrade Expenditures Amount	.........................................................................23

Facility Termination	.......................................................................................................................38

Facility Upgrade Deposit	...............................................................................................................22

Facility Upgrade Reimbursement Amount	....................................................................................23

Fair Market Rental	..........................................................................................................Exhibit D-1

Form OTA	......................................................................................................................................38

Individually Identifiable Health Information	..................................................................Exhibit C-1

Initial Term	.......................................................................................................................................3

Insurance Captive	...........................................................................................................................13

Landlord	...........................................................................................................................................1

Landlord Funded Upgrade Expenditures	.......................................................................................25

Landlord Funds Rent Increase	.......................................................................................................27

Landlord Indemnified Parties	........................................................................................................49

Landlord Insured Parties	............................................................................................................10

Landlord Personal Property	.............................................................................................................1

Landlord Seller	................................................................................................................Exhibit L-1

Landlord UE Funds	........................................................................................................................25

Lease	................................................................................................................................................1

Limited Termination Election	........................................................................................................33

Listed Sale Facility	..........................................................................................................Exhibit L-1

MAI Appraiser	................................................................................................................Exhibit D-2

Marketing End Date	........................................................................................................Exhibit L-1

Marketing Notice	.............................................................................................................Exhibit L-1

Master Lease Event of Default	......................................................................................................29

Minimum Rent	.................................................................................................................................4

New Guaranty	.................................................................................................................Exhibit H-4

New Lease	......................................................................................................................................51

NY DOH	........................................................................................................................................56

OFAC	.............................................................................................................................................55

OTA	.................................................................................................................................Exhibit L-1

Other Landlord Expenses	.................................................................................................................6

Patient Information	..........................................................................................................Exhibit C-1

Penalty	..............................................................................................................................................5

Permitted Transfer	..........................................................................................................................43

Personal Property REIT Requirement	...........................................................................................53

Premises	...........................................................................................................................................1

Prohibited Persons	.........................................................................................................................55

Property Loss Insurance Proceeds	.................................................................................................45

Property Removal Date	..................................................................................................................36

Property Transfer Date	....................................................................................................Exhibit H-3

Proportionate Share	..........................................................................................................................4

Protest	..............................................................................................................................................5

Real Property Taxes	.........................................................................................................................7

Receivership	...................................................................................................................................34

Reimbursement Period	...................................................................................................................39

Renewal Notice	................................................................................................................................4

Renewal Term	..................................................................................................................................3

Renewal Terms	.................................................................................................................................3

Requested Landlord UE Funds	......................................................................................................25

Required Escrow Deficiency Payment	............................................................................................8

Restoration Plans and Specifications	.............................................................................................46

Restrictive Covenants	....................................................................................................................17

Restructuring	..................................................................................................................................58

Sale Facility	.....................................................................................................................Exhibit L-1

Sale Facility Rent Reduction	.......................................................................Exhibit L-2, Exhibit L-3

Sale Notice	.......................................................................................................................................2

Section 8.3 Premises	......................................................................................................................40

Service Provider	.............................................................................................................................14

SF Purchase Contract	......................................................................................................Exhibit L-1

Situs State	......................................................................................................................................55

Subject Facility	................................................................................................................Exhibit L-1

Subject Project	...............................................................................................................................25

Substantially Destroyed	.................................................................................................................45

Surviving Lease	..............................................................................................................Exhibit H-1

Surviving Lease Date	......................................................................................................Exhibit H-1

Tenant	...............................................................................................................................................1

Tenant Personal Property	...............................................................................................................14

Tenant Seller	....................................................................................................................Exhibit L-1

Tenant’s Proportionate Share	..........................................................................................Exhibit H-4

Term	.................................................................................................................................................4

Terminated/Dispossessed Premises	...............................................................................................37

Termination/Dispossession Date	....................................................................................................37

Third Party	......................................................................................................................Exhibit H-4

Transfer	..........................................................................................................................................44

Transferred Facilities	.....................................................................................................................51

Transferred Facility	........................................................................................................................51

Unpermitted Transfer	.....................................................................................................................43

Upgrade Expenditures	....................................................................................................................26

Upgrade Expenditures Report	........................................................................................................24

Upgrade Expenditures Test Period	.................................................................................................22

Work	...............................................................................................................................................46